Exhibit 4(b)

                           AGREEMENT


                  DATED 17th  December, 1996


                     1,250,000,000 Pounds


                        CREDIT FACILITY


                              FOR


                     ENTERGY POWER UK PLC


                          ARRANGED BY


                      ABN AMRO BANK N.V.
             BANK OF AMERICA INTERNATIONAL LIMITED
                   UNION BANK OF SWITZERLAND

THIS AGREEMENT is dated 17th December, 1996 between:-

(1)  ENTERGY  POWER  UK  PLC  (Registered  No.  3261188)  (the
     "Company");

(2) ABN AMRO BANK N.V., BANK OF AMERICA INTERNATIONAL LIMITED and UNION BANK OF SWITZERLAND as arrangers (in this capacity the "Arrangers");

(3) ABN AMRO BANK N.V. as issuing bank (in this capacity the "Issuing Bank");

(4)  THE  FINANCIAL INSTITUTIONS listed in Schedule 1 as banks
     (the "Banks"); and

(5)  ABN  AMRO  BANK  N.V.  as  agent (in  this  capacity  the
     "Agent").

IT IS AGREED as follows:-

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:-

     "Accounting Date"

     means the last day of each financial quarter of the Company.

     "Accounting Period"

     means  any  period of approximately three months  or  one
     year ending on an Accounting Date for which accounts  are
     required  to  be  prepared  for  the  purposes  of   this
     Agreement.

     "Acquisition"

     means the acquisition by the Company of any Shares pursuant to the Offer and/or pursuant to open market purchases.

     "Act"

     means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant to it.

     "Adjusted Capital and Reserves"

     has the meaning given to it in Clause 19.28 (Financial covenants).

     "Affiliate"

     means a Subsidiary or a Holding Company of a person and any other Subsidiary of that Holding Company.

     "Applicable Accounting Principles"

     means accounting principles and practices, which at the date of this Agreement are generally accepted in the United Kingdom and approved by the Institute of Chartered Accountants of England and Wales and which are consistent with the accounting principles and practices applied in the preparation of the Base Financial Statements.

     "Auditors"

     means Coopers and Lybrand or any other "Big Six" firm of accountants or any other firm (approved by the Agent) of independent public accountants of international standing recognised and authorised by the Institute of Chartered Accountants of England and Wales which is appointed by the Company to audit the consolidated annual accounts of the Company.

     "Available Surplus Cashflow"

     means that part of any Surplus Cashflow which has, pursuant to Clause 19.15(b) (Distributions), been paid
     (whether by way of dividend, loan repayment, interest or loan) to the Company by the Target.

     "Base Financial Statements"

     means the audited annual consolidated accounts of the Target for and as at the end of the financial year of the Target ended 31st March, 1996.

     "Beneficiary"

     means a holder of a Loan Note.


     "Bond Issues"

     means:

     (a)  the pounds 100,000,000 8 per cent. bonds due 2003; and

     (b)  the pounds 100,000,000 8-5/8 per cent. bonds due 2005,

     issued by the Target.

     "Borrower"

     means the Company or, upon its becoming a Borrower in accordance with Clause 28.4 (Target as Borrower), the Target.

     "Borrower Accession Agreement"

     means  a letter substantially in the form of Part  II  of
     Schedule 5 with such amendments as the Agent may approve.

     "Borrowing"

     means Financial Indebtedness (without double counting) adjusted as follows:

     (a) any interest, dividends, commission, fees or other like financing charges, and any item falling within paragraph (g) of the definition of Financial Indebtedness, shall be excluded, save in each case to the extent capitalised or more than 15 days overdue for payment;

     (b) in respect of any bonds, notes, debentures, loan stocks and/or other debt securities issued at a discount or redeemable at a premium and constituting a Borrowing, the issue price thereof, together with any applicable discount or premium recognised or required by the Applicable Accounting Principles to be recognised at the time of calculation (other than amounts required by the Applicable Accounting Principles to be accounted for as interest) in the accounts of the relevant person (were any then to be prepared), shall be included;

     (c)  in   respect  of  paragraphs  (d)  and  (e)  of  the
          definition of Financial Indebtedness (but in the case of paragraph (d), only where no interest or similar charge is charged), only the principal amount thereof as determined by the Applicable Accounting Principles or (in the case of paragraph
          (e)) the capitalised value (as so determined) of any items falling thereunder shall be included;

     (d)  any   item  falling  within  paragraph  (f)  of  the
          definition of Financial Indebtedness which is in respect of any sum excluded by paragraph (a) or (c) above shall be excluded; and

     (e) any item falling within paragraph (f)(ii) of the definition of Financial Indebtedness shall be included only to the extent that the same has been or (in accordance with the Applicable Accounting Principles) ought to be given a value in the latest or next Accounts, or in any notes to those Accounts.

     "Business Day"

     means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

     "Cancellation Date"

     means the date of withdrawal or lapse of the Offer in accordance with its terms.

     "Capitalisation Ratio"

     has the meaning given to it in Clause 19.28 (Financial covenants).

     "Cashflow"

     means, for any period for which it is being tested, Consolidated EBITDA for that period, but adjusted so as to:

     (a)  add back any taxes refunded during that period;

     (b) deduct any increase or add any reduction in working capital which occurs during that period;

     (c)  deduct  any taxes accrued or paid during that period
          (adjusted in the case of VAT for any VAT input);

     (d) deduct outflows and add inflows of cash effect resulting from any Extraordinary Items;

     (e) deduct any capital expenditure or costs or expenses of a capital nature paid during that period and any other expenditure not already taken into account which is required to be paid under the Licence, any Licence Undertaking or any applicable law or regulation during the following financial quarter; and

     (f) take no account of any book profits or losses arising from the disposal of any assets.

     "Certain Funds Period"

     means the period beginning on the date of issue of the Press Release and ending on the earlier of:

     (a) the date which falls three months after the Unconditional Acceptances Date;

     (b) the date which falls seven months after the date of issue of the Press Release; and

     (c)    the   date  which  falls  seven  days  after   the
     Cancellation Date;

     or, if prior to that date the Company has given notice under section 429 of the Companies Act 1985 to shareholders who have not accepted the Offer, any longer period as may be required to enable the Company to acquire shares within the period it is permitted to do so under Section 428 to 430 of the Companies Act 1985 following the announcement of the Offer.

     "Clean-Up Date"

     means the date falling 180 days after the Target becomes a Subsidiary of the Company.

     "Code"

     means the City Code on Takeovers and Mergers.

     "Commitment"

     means, in respect of a Bank, its Facility A Commitment, Facility B Commitment or Facility C Commitment, and "Commitments" means the aggregate of its Facility A Commitment, Facility B Commitment and Facility C Commitment.

     "Consolidated EBITDA"

     has the meaning given to it in Clause 19.28 (Financial covenants).

     "Consolidated Net Interest Payable"

     has the meaning given to it in Clause 19.28 (Financial covenants).

     "Consolidated Net Total Borrowings"

     has the meaning given to it in Clause 19.28 (Financial covenants).

     "Consolidated Total Interest Payable"

     has the meaning given to it in Clause 19.28 (Financial covenants).

     "Dangerous Substance"

     means any radioactive emissions, noise, any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste, gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare.

     "Debenture"

     means a debenture executed by the Company in favour of the Agent substantially in the form of Schedule 7.

     "Default"

     means an Event of Default or an event which, with the giving of notice, expiry of any applicable grace period, determination of materiality or fulfilment of any other applicable condition specified (in any such case) in Clause 20 (Default) (or any combination of the foregoing), would constitute an Event of Default.

     "Director General"

     means the person appointed from time to time by the Secretary of State to hold office as the Director General of Electricity Supply for the purpose of the Act.

     "Double Taxation Treaty"

     means any convention between the government of the United
     Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

     "Drawdown Date"

     means the date of the advance of a Loan.

     "Environment"

     means any of the following media, the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

     "Environmental Claim"

     means any claim by any person:

     (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law;
          or

     (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings, including, without limitation, any such claim arising from injury to persons, property or natural resources.

     "Environmental Contamination"

     means each of the following and their consequences:

     (a) any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any member of the Group into any part of the Environment; or

     (b) any accident, fire, explosion or sudden event at any site owned, occupied or used by any member of the Group which is directly or indirectly caused by or attributable to any Dangerous Substance; or

     (c)  any other pollution of the Environment.

     "Environmental Law"

     means all applicable laws (including, without limitation, common law), regulations, directing codes of practice, circulars, guidance notices and the like having legal effect (whether in the United Kingdom or elsewhere) concerning pollution or the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

     "Environmental Licence"

     means  any  authorisation required by  any  Environmental
     Law.

     "Event of Default"

     means an event specified as such in Clause 20.1 (Events of Default).

     "Exceptional Items"

     has  the  meaning given to it in Clause 19.28  (Financial
     Covenants).

     "Expiry Date"

     means the expiry date of the Guarantee, as specified in the Guarantee.

     "Extraordinary Items"

     has  the  meaning given to it in Clause 19.28  (Financial
     Covenants).

     "Facility"

     means Facility A, Facility B or Facility C.

     "Facility A"

     means  the facility referred to as such in Clause  2.1(a)
     (Facilities).

     "Facility A Commitment"

     means:

     (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Sterling set out in the Syndication Letter; and

     (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of a Facility A
          Commitment acquired by it under Clause 28 (Changes to the Parties),

     to the extent not transferred, cancelled or reduced under this Agreement.

     "Facility A Final Repayment Date"

     means the date which falls five years after the date of this Agreement.

     "Facility A Loan"

     means a loan made by the Banks under Facility A or the principal amount outstanding of that loan.

     "Facility A Outstandings"

     means,  at  any  time,  the aggregate  of  the  Guarantee
     Outstandings and the Facility A Loans at that time.

     "Facility B"

     means  the facility referred to as such in Clause  2.1(b)
     (Facilities).

     "Facility B Commitment"

     means:

     (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Sterling set out in the Syndication Letter; and

     (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of a Facility B
          Commitment acquired by it under Clause 28 (Changes to the Parties),

     to the extent not transferred, cancelled or reduced under this Agreement.

     "Facility B Final Repayment Date"

     means the date falling two years after the date of this Agreement.

     "Facility B Loan"

     means, subject to Clause 10 (Interest Periods), a loan made by the Banks under Facility B or the principal amount outstanding of that loan.

     "Facility B Repayment Date"

     means each date for the payment of a Facility B Repayment
     Instalment.

     "Facility B Repayment Instalment"

     means  each  instalment for the repayment of  Facility  B
     Loans referred to in Clause 8 (Repayment).

     "Facility B Term Date"

     means the last day of the Certain Funds Period.

     "Facility C"

     means  the facility referred to as such in Clause  2.1(c)
     (Facilities).

     "Facility C Commitment"

     means:

     (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Sterling set out in the Syndication Letter; and

     (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of a Facility C
          Commitment acquired by it under Clause 28 (Changes to the Parties),

     to the extent not transferred, cancelled or reduced under this Agreement.

     "Facility C Final Repayment Date"

     means the date which falls five years after the date of this Agreement.

     "Facility C Loan"

     means a loan made by the Banks under Facility C or the principal amount outstanding of that loan.

     "Facility Office"

     means the office notified by a Bank to the Agent:-

     (a)  on or before the date it becomes a Bank; or

     (b)  by not less than 5 Business Days' notice,

     as the office through which it will perform all or any of its obligations under this Agreement.

     "Fee Letter"

     means the letter dated the date of this Agreement between the Arrangers and the Company, or the letter dated the date of this Agreement between the Company and the Agent, setting out the amount of various fees referred to in Clause 22 (Fees).

     "Final Maturity Date"

     means the later of the Facility A Final Repayment Date and the Facility C Final Repayment Date.

     "Final Repayment Date"

     means the Facility A Final Repayment Date, the Facility B
     Final  Repayment  Date or the Facility C Final  Repayment
     Date.

     "Finance Document"

     means:-

     (a)  this Agreement;

     (b)  a Fee Letter;

     (c)  the Debenture;

     (d)  a Novation Certificate;

     (e)  the Syndication Agreement;

     (f)  a Borrower Accession Agreement;

     (g)  a Subordination Agreement;

     (h)  a Swap Document; or

     (i) any other document designated as such by the Agent and the Company.

     "Finance Party"

     means an Arranger, a Bank, the Issuing Bank or the Agent.

     "Financial Indebtedness"

     means any indebtedness for, or for interest or other charges relating to, or otherwise in respect of or pursuant to:-

     (a)  moneys   borrowed  or  raised,  including,   without
          limitation:

          (i) monies raised by the sale of receivables or other financial assets on terms (and to the extent) that recourse may be had to the vendor in the event of non-payment of those receivables or financial assets when due;

          (ii) monies    raised   under   acceptance    credit
               facilities; and

          (iii)monies raised through the issue of bonds, notes, debentures, bills, loan stocks and other debt securities (including any debt security convertible, but not at the relevant time converted, into share capital);

          but   any   Subordinated  Debt  or  Project  Finance
          Indebtedness (other than indebtedness referred to in
          paragraph   (f)(iii)  below)  shall  not  constitute
          Financial Indebtedness;

     (b) the acquisition cost of assets or services to the extent payable on deferred payment terms after the time of acquisition or possession by the party liable (whether or not evidenced by any bond, note, debenture, bill, loan stock or other debt security), excluding:

          (i)  retentions  which  are  normal  in  the   trade
               concerned and not entered into primarily as a means of raising finance;

          (ii) any payment relating to construction works or the acquisition of fixed assets which will become payable only upon fulfilment of conditions relating to or comprising completion or commissioning of certain stages in such works or in the supply programme or the granting of any planning permission for such works or fixed assets and which has not yet become payable by reason of the non-fulfilment of any such condition; and

          (iii)any such cost payable on deferred payment
               terms which are normal in the business concerned and not entered into primarily as a means of raising finance, and which do not involve any deferral of payment of any sum for more than six months;

     (c) moneys received in consideration for the supply of goods and/or services to the extent received more than six months before the due date for their supply (but excluding any liability in respect of bona fide advance payments and deposits received from customers in the ordinary course of trade);

     (d)  instalments   under  conditional   sale   agreements
          entered into primarily as a method of raising finance;

     (e) payments under leases (whether in respect of land, machinery, equipment or otherwise) and payments under hire purchase agreements and similar agreements and instruments, in each case where those leases, agreements or instruments are treated as finance leases in accordance with the Applicable Accounting Principles;

     (f) (i) any guarantee, indemnity, letter of credit or other legally binding instrument to assure payment of, or against loss in respect of non-payment of, any of the indebtedness specified in this definition and any counter-indemnity in respect of any thereof; and/or

          (ii) any legally binding agreement or other instrument entered into in connection with any of the indebtedness specified in this definition requiring, or giving any person the right (contingently or otherwise) to require, that any other person invest in, make advances to, purchase assets of or maintain the solvency or financial condition of any other person; and/or

          (iii)any recourse under any form of assurance,
               undertaking or support of a type referred to in
               paragraph   (b)(iii)  of  the   definition   of
               "Project Finance Indebtedness";

     (g) any interest rate and/or currency swap, and any other interest or currency protection, hedging or financial futures transaction or arrangement; or

     (h) transactions which involve or have the commercial effect of the borrowing of commodities as part of an arrangement for or in substitution for the raising of finance, the value of indebtedness concerned for this purpose being the sum which must be paid and/or the value in money terms of the commodities which must be delivered by the "borrower" to, or to the order of, the "lender"

     "First Test Date"

     means the first date on which a financial covenant in Clause 19.28(c) (Financial covenants) is tested, being:

     (a)  in   the   case  of  Clause  19.28(c)(i)  (Financial
          covenants), 30th June, 1997; and

     (b)  in   the  case  of  Clause  19.28(c)(ii)  (Financial
          covenants):

          (i) if the Target becomes a member of the Group within 6 weeks of the end of the then current quarterly Accounting Period, the last day of the next quarterly Accounting Period; or

          (ii) in all other cases, the last day of the quarterly Accounting Period in which the Target becomes a member of the Group.

     "Group"

     means at any time the Company and its Subsidiaries at that time.

     "Guarantee"

     means the guarantee to be issued by the Issuing Bank in favour of the Beneficiaries, substantially in the form of
     Schedule 6.

     "Guarantee Outstandings"

     means,  at  any time, the amount of the maximum liability
     (whether actual or contingent) of the Banks under the Guarantee.

     "Holding Company"

     has the meaning given to it in Section 736 of the Companies Act 1985.

     "Information Memorandum"

     means the Information Memorandum prepared by the Company in connection with the Syndication.

     "Initial Capital Injection"

     means an amount (in a minimum aggregate amount as specified in the Syndication Letter) of paid up equity share capital or paid in capital contributions, or any combination of the two, to be subscribed for in, or on lent to, the Company by the Parent prior to any Request being made.

     "Interest Period"

     means  each period selected in accordance with Clause  10
     (Interest Periods).

     "Issue Date"

     means the date of issue of the Guarantee.

     "LIBOR"

     means the arithmetic mean (rounded upward to the nearest four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market at or about
     11.00 a.m. on the first day of an Interest Period for the offering of deposits in Sterling for a period comparable to the Interest Period.

     "Licence"

     means a public electricity supply licence held by a member of the Group and issued pursuant to Section 6(1) of the Act, as modified or supplemented from time to time.

     "Licenceholder"

     means at any time the member of the Group which then holds a Licence.

     "Licence Undertaking"

     means any undertaking or assurance given in connection with the Offer by any one or more of the Company, the Target or any Affiliate of any of them to the Director General or the Secretary of State concerning the management and/or ownership of and/or other matters concerning the Target once it has become a Subsidiary of the Company.

     "Loan"

     means  a  Facility  A  Loan,  a  Facility  B  Loan  or  a
     Facility C Loan.

     "Loan Note"

     means any loan note offered or issued by the Company to shareholders of the Target in connection with the Offer.

     "Major Default"

     means an Event of Default arising as a result of an act of, omission by, or circumstance affecting the Company (other than one relating to the Target or its Subsidiaries) and which is referred to in Clause 20.2
     (Non-payment) or Clauses 20.6 (Insolvency) to 20.8 (Appointment of receivers and managers) inclusive or
     20.10 (Analogous proceedings) to 20.12 (Unlawfulness) inclusive.

     "Majority Banks"

     means, at any time, Banks:-

     (a) whose participations in all Loans then outstanding aggregate more than 662/3 per cent. of all Loans then outstanding; or

     (b) if there are no Loans then outstanding, whose Commitments then aggregate more than 662/3 per cent.
          of the Total Commitments; or

     (c) if there are no Loans then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated more than 662/3 per cent. of the Total Commitments immediately before the reduction.

     "Margin"

     means, subject to Clause 11.1(b) (Interest Rate) and to paragraph (d) below and with effect from each applicable
     Margin Adjustment Date:

     (a) in respect of a Facility A Loan, at any time when the Capitalisation Ratio is:

          (i) greater than 80 per cent., 1.50 per cent. per annum;

          (ii) equal to or less than 80 per cent., but greater than 75 per cent., 1.15 per cent. per annum;

          (iii)equal  to or less than 75 per cent.,  but
               greater than 70 per cent., 0.90 per cent. per annum;

          (iv) equal to or less than 70 per cent., but greater than 65 per cent., 0.70 per cent. per annum;

          (v) equal to or less than 65 per cent., but greater than 60 per cent., 0.575 per cent. per annum;

          (vi) equal to or less than 60 per cent., but greater than 55 per cent., 0.45 per cent. per annum;
               and

          (vii)equal to or less than 55 per cent.,  0.30
               per cent. per annum,

          subject to a maximum, until the date falling six months after the date of this Agreement, of 1.25 per cent. per annum;

     (b)  in respect of a Facility B Loan:

          (i)  for  the period from the date of this Agreement
               up  to  (and including) the date falling  three
               months  after the date of this Agreement,  0.25
               per cent. per annum; and

          (ii) thereafter,   the   Margin   which   would   be
               applicable to a Facility A Loan, as set out in paragraph (a) above;

     (c)  in respect of a Facility C Loan:

          (i) at any time on or prior to the date on which the Facility B Loans are prepaid or repaid in full, the Margin which would be applicable to a Facility A Loan, as set out in paragraph (a) above; and

          (ii) thereafter, 0.25 per cent. per annum; and

     (d) if, on the first anniversary of the date of this Agreement, the Facility B Loans have not been fully repaid or prepaid, then either:-

          (i) the Company will procure a guarantee of the outstanding Facility B Loans on terms and from an entity acceptable to all of the Banks in their sole discretion in which case:-

               (A)  the  Margin on the Facility B Loans  shall
                    be   the   same  Margin  which  would   be
                    applicable to a Facility A Loan, as set out in paragraph (a) above; and

               (B)  the  provisions of paragraph (b) of Clause
                    8 (Repayment) shall not apply; or

          (ii) if the Company has not procured a guarantee of the outstanding Facility B Loans on terms and from an entity acceptable to all of the Banks in their sole discretion, then:-

               (A) from the first anniversary of the date of this Agreement up to the date falling 18 months after the date of this Agreement, the Margin for Facility A Loans, Facility B Loans and Facility C Loans shall increase to 0.50 per cent. per annum above the rate which otherwise would be applicable under paragraph (a), (b) or (c) above; and

               (B) from the date falling 18 months after the date of this Agreement up to and including the Facility B Final Repayment Date, the Margin on Facility A Loans, Facility B Loans and Facility C Loans shall increase to 1 per cent. per annum above the rate which otherwise would be applicable under paragraph (a), (b) or (c) above.

     "Margin Adjustment Date"

     means in respect of a Loan:

     (a)  the  Business  Day following any Subsequent  Capital
          Injection;

     (b) the first day of the first Interest Period for that Loan commencing after each determination of the Capitalisation Ratio following delivery by the Company of a certificate under Clause 19.2(c)(i) or
          (ii) (Financial information); and

     (c) if paragraph (d)(ii) of the definition of Margin is applicable, the first anniversary of the date of this Agreement and/or the date falling 18 months after the date of this Agreement, as appropriate.

     "Material Subsidiary"

     means:

     (a)  the Target;

     (b) any member of the Group (other than the Company and any Project Finance Subsidiary):

          (i)  which is the Licenceholder; or

          (ii) whose pre-tax profits represent at least ten per cent. of the consolidated pre-tax profits of the Group; or

         (iii) the book value of whose gross assets represents at least ten per cent. of the consolidated gross assets of the Group,

          and for this purpose:

          (A) in the case of a company which itself has Subsidiaries, the calculation shall be made by using the consolidated pre-tax profits or gross assets, as the case may be, of it and its Subsidiaries;

          (B)  all   calculations   of  consolidated   pre-tax
               profits or gross assets shall be made by reference to:

               (1) the latest accounts of the relevant company (or, as the case may be, a consolidation of the accounts of it and its Subsidiaries) used for the purpose of the then latest unaudited quarterly or audited annual consolidated accounts of the Group delivered to the Agent under Clause 19.2 (Financial information); and

               (2)  those unaudited quarterly or, as the  case
                    may   be,   audited  annual   consolidated
                    accounts of the Group;

               and shall be made in accordance with the Applicable Accounting Principles; or

     (c) any member of the Group (other than the Company and any Project Finance Subsidiary) which is not otherwise a Material Subsidiary under this definition but to which any Material Subsidiary transfers in any annual Accounting Period all or substantially all of its assets; the Material Subsidiary from which the assets were transferred shall cease to be a Material Subsidiary unless and until it is shown to be a Material Subsidiary under any other paragraph of this definition.

     In the event of any dispute as to whether a Subsidiary is or is not at any time a Material Subsidiary the question shall be referred to the Auditors for determination according to the provisions of this definition (acting as experts at the cost of the Company) and their decision shall be conclusive and binding on the Parties in the absence of manifest error.

     "Minimum Subsequent Capital Injection"

     means the minimum aggregate amount (as specified in the Syndication Letter) of Subsequent Capital Injections.

     "MLA Cost"

     means  the  cost imputed to the Banks of compliance  with
     the  Mandatory Liquid Assets requirements of the Bank  of
     England  during  each  Interest  Period,  determined   in
     accordance with Schedule 3.

     "MMC Referral"

     means a referral of the Offer by the Secretary of State to the Monopolies and Mergers Commission.

     "Novation Certificate"

     has the meaning given to it in Clause 28.3 (Procedure for novations).

     "Offer"

     means the offer made or proposed to be made for the Shares by or on behalf of the Company to the shareholders of the Target substantially on the terms referred to in the Press Release, as such offer may be amended, extended, varied and/or waived.

     "Offer Costs"

     means all costs, fees and expenses (including taxes or similar charges thereon) and all stamp, documentary, registration and similar taxes or charges incurred by or on behalf of the Company in connection with the Offer, including the preparation, negotiation and entry into of the Finance Documents.

     "Offer Documents"

     means each of the documents issued or to be issued by the Company to the shareholders of the Target (including the forms of acceptance) in respect of the Offer.

     "Offer Utilisation"

     means any of the following Utilisations:-

     (a) a Facility A Loan or Facility B Loan borrowed for the purpose of financing or refinancing the costs of the Acquisition or consideration payable to Share Option Holders and Loan Note Holders in connection with the Acquisition; or

     (b)  the Guarantee.

     "Panel"

     means The Panel on Takeovers and Mergers.

     "Parent"

     means  Entergy  Power UK Holding Limited (Registered  No.
     3261305).

     "Party"

     means a party to this Agreement.

     "Permitted Transaction"

     means:

     (a)  a   reconstruction,  amalgamation,   reorganisation,
          merger  or consolidation of a Borrower or a Material
          Subsidiary on terms approved by the Majority Banks;

     (b) a disposal of assets permitted by the terms of this Agreement; or

     (c)  a  solvent liquidation, dissolution or winding-up of
          a  Material Subsidiary (other than the Target or the
          Licenceholder)  which  does  not  have  a   Material
          Adverse Effect.

     "Pooling and Settlement Agreement"

     means the agreement dated 30th March, 1990 made by the Target with the National Grid Company plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system.

     "Press Release"

     means the press release referred to in Part I of Schedule
     2 to be made by or on behalf of the Company announcing the terms of the Offer.

     "Project Finance Indebtedness"

     means any Borrowing which finances the acquisition, development, ownership and/or operation of an asset:

     (a)   which  is incurred by a Project Finance Subsidiary;
     or

     (b) in respect of which the person or persons to whom the Borrowing is or may be owed by the relevant debtor (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than to a Project Finance Subsidiary) for its repayment other than:

          (i) recourse to the debtor for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the asset; and/or

          (ii) recourse to the debtor for the purpose only of enabling amounts to be claimed in respect of that Borrowing in an enforcement of any Security Interest given by the debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the debtor over its shares or like interest in the capital of the debtor) to secure the Borrowing but only if:

                    (A)   the  extent of the recourse  to  the
                    debtor is limited solely to the amount  of
                    any    recoveries   made   on   any   such
                    enforcement; and

                    (B)    that  person  or  persons  are  not
                    entitled, by virtue of any right or claim arising out of or in connection with that Borrowing, to commence proceedings for the winding up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (other than the assets the subject of that Security Interest); and/or

         (iii) recourse  to  the  debtor  generally,  or
               directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (other than a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

     "Project Finance Subsidiary"

     means any Subsidiary of the Company (other than the Licenceholder):

     (a)  which  is  a  company  whose  principal  assets  and
          business   are   constituted   by   the   ownership,
          acquisition, development and/or operation of an asset whether directly or indirectly;

     (b) none of whose Borrowings in respect of the financing of the ownership, acquisition, development and/or operation of an asset benefits from any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Project Finance Subsidiary) in respect of its repayment, except as expressly referred to in paragraph (b)(iii) of the definition of Project Finance Indebtedness in this Clause 1.1 (Definitions); and

     (c) which has been designated as such by the Company by notice to the Agent. However, the Company may give notice to the Agent at any time that any Project Finance Subsidiary is no longer a Project Finance Subsidiary, whereupon it shall cease to be a Project Finance Subsidiary.

     "Qualifying Bank"

     means:-

     (a) a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 which, for the purposes of Section 349 of the Income and Corporation Taxes Act 1988, is within the charge to United Kingdom corporation tax as regards any interest received by it under this Agreement, except that, if that
          Section is repealed, modified, extended or re-enacted, the Agent may at any time and from time to time (acting reasonably) amend this definition to reflect such repeal, modification, extension or enactment by giving notice of the amended definition to the Company; or

     (b) a person carrying on a bona fide banking business who is resident (as such term is defined in the appropriate Double Taxation Treaty) in a country with which the United Kingdom has an appropriate Double Taxation Treaty giving residents of that country full exemption from United Kingdom taxation on interest and does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected.

     "Reduction Date"

     means the date falling three years after the date of this Agreement.

     "Reference Banks"

     means, subject to Clause 28.5 (Reference Banks), the principal London offices of ABN AMRO Bank N.V., Bank of
     America National Trust and Savings Association and  Union
     Bank of Switzerland.

     "Relevant Percentage"

     means, in relation to a Bank, the proportionate liability of that Bank under the Guarantee, being the proportion its Commitments bear to the Total Commitments, expressed as a percentage.

     "Repayment Date"

     means a Facility B Repayment Date or the last day of the Interest Period of a Facility A Loan or a Facility C
     Loan.

     "Request"

     means a request made by a Borrower for a Loan or the Guarantee, substantially in the form of Schedule 4.

     "Rollover Loan"

     means a Facility A Loan or a Facility C Loan, the principal amount of which is less than or equal to an outstanding Facility A Loan or Facility C Loan, as the case may be, and whose Drawdown Date coincides with the Repayment Date of that outstanding Facility A Loan or Facility C Loan, as the case may be.

     "Secretary of State"

     means the Secretary of State as referred to in the Act.

     "Security Account"

     has the meaning given to it in the Debenture.

     "Security Interest"

     means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

     "Share Option"

     means an option to acquire shares in the Target.

     "Share Option Holder"

     means any holder of a Share Option.

     "Shares"

     means all the issued shares (and Share Options) in the capital of the Target (including any shares of the Target issued while the Offer remains open for acceptance).

     "Sterling"

     means the lawful currency for the time being of the United Kingdom.

     "Subordinated Debt"

     means a separate unsecured loan to the Company from a shareholder, or an Affiliate of a shareholder, of the Company and/or any other person permitted under this Agreement which:

     (a) has a maturity date falling after the later of Facility A Final Repayment Date and the Facility C
          Final Repayment Date;

     (b) is not capable of acceleration (other than in the event of insolvency or an insolvency proceeding) whilst any amount may be or become payable by any Borrower under the Finance Documents or any of the Commitments remain in effect; and

     (c) is subordinated (as regards priority of payment, ranking, rights of enforcement and all other rights) as to principal, interest and all other amounts payable on or in respect thereof and any and all claims (including for damages) related thereto to all amounts which may be or become payable by the Borrowers under the Finance Documents, all in accordance with a Subordination Agreement.

     "Subordination Agreement"

     means  a  subordination  agreement  entered,  or  to   be
     entered, into by the Agent, the Company and any other person in respect of Subordinated Debt, substantially in the form of Schedule 9.

     "Subsequent Capital Injection"

     means (following the Initial Capital Injection) either:

     (a) another contribution of paid up equity capital in the Company either by way of the issuing by the Company of additional share capital or by way of capital contribution; and/or

     (b)  another    loan   to   the   Company,   constituting
          Subordinated Debt,

     where the aggregate of the proceeds of the equity capital issued, transferred or contributed and/or the principal amount of the Subordinated Debt are to be applied in prepayment of the Loans to the extent required by Clause 9.6 (Mandatory prepayment/cancellation).

     "Subsidiary"

     means:-

     (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989; and

     (b) for the purposes of Clauses 19.28 (Financial covenants) and any financial information relating to the Group, a subsidiary undertaking within the meaning of Section 21 of the Companies Act 1989.

     "Surplus Cashflow"

     means, for any period for which Cashflow is calculated, Cashflow for that period less the obligations of the Group in respect of Financial Indebtedness which are actually paid during that period.

     "Swap Document"

     means any interest rate hedging agreement (substantially in the form agreed by the Company and the Agent prior to the date of this Agreement) entered into by the Company with any of the Banks party to this Agreement as at the date of this Agreement and any confirmation entered into pursuant to any such agreement.

     "Syndication"

     means  the  primary  syndication (including  the  initial
     syndication   to  sub-underwriters  and  the   subsequent
     general syndication) by the Arrangers of the Facilities.

     "Syndication Agreement"

     means an agreement substantially in the form of Part III of Schedule 5.

     "Syndication Letter"

     means a letter dated the date of this Agreement from the Arrangers to the Company in respect of the Syndication and other matters.

     "Target"

     means London Electricity plc (Registered no. 2366852).

     "Total Commitments"

     means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Total Facility C
     Commitments, being 1,250,000,000 pounds at the date of this Agreement.

     "Total Facility A Commitments"

     means the aggregate for the time being of the Facility  A
     Commitments,  being the amount agreed in the  Syndication
     Letter.

     "Total Facility B Commitments"

     means the aggregate for the time being of the Facility  B
     Commitments,  being the amount agreed in the  Syndication
     Letter.

     "Total Facility C Commitments"

     means the aggregate for the time being of the Facility  C
     Commitments,  being the amount agreed in the  Syndication
     Letter.

     "Unconditional Acceptances Date"

     means the date on which the Offer is declared or becomes unconditional as to acceptances.

     "Utilisation"

     means a Loan or the Guarantee.

     "Utilisation Date"

     means a Drawdown Date or the Issue Date.

1.2  Construction

(a) In this Agreement, unless the contrary intention appears, a reference to:

     (i) "assets" includes properties, revenues and rights of every description;

          an   "authorisation"  includes   an   authorisation,
          consent, approval, resolution, licence, exemption, filing, registration and notarisation;

          something having a "Material Adverse Effect" is to its having, or being reasonably likely to have, a material adverse effect on the ability of a Borrower to perform and comply with:

          (A)  its   payment  obligations  under  any  Finance
               Document; or

          (B)  its  obligations under Clause 19.28  (Financial
               Covenants); or

          (C) any other of its material obligations under the Finance Documents;

          a "month" is a reference to a period starting on one
          day   in   a  calendar  month  and  ending  on   the
          numerically corresponding day in the next calendar month, except that:

          (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

          (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end; and

          a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being of a type with which the person concerned is accustomed to comply) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (ii) a provision of a law is a reference to that provision as amended or re-enacted;

    (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv) a person includes its successors and permitted assigns;

     (v)  a   Finance  Document  or  another  document  is   a
          reference to that Finance Document or that other document as amended, novated, supplemented, replaced or renewed; and

     (vi) a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.   THE FACILITIES

2.1  Facilities

     Subject  to  the  terms  of  this  Agreement,  the  Banks
     irrevocably   grant  to  the  Borrowers   the   following
     facilities:-

     (a) Facility A - a committed guarantee and revolving credit facility under which, when requested by the Company:-

          (i) the Issuing Bank shall issue the Guarantee in an amount which, when aggregated with the amount of any Facility A Loans outstanding at that time, does not exceed the Total Facility A Commitments at that time; or

          (ii) the Banks shall make to the Company Loans up to an aggregate amount which, when aggregated with the Guarantee Outstandings at that time, does not exceed the Total Facility A Commitments at that time;

     (b) Facility B - a committed term loan facility under which the Banks shall, when requested by the Company, make to the Company Loans up to an aggregate amount not exceeding, at any time, the Total Facility B Commitments at that time; and

     (c) Facility C - a committed revolving credit facility under which the Banks shall, when requested by the Target, make to the Target Loans up to an aggregate amount not exceeding, at any time, the Total Facility C Commitments at that time.

     No Bank is obliged to lend at any time more than its Commitment(s).

2.2  Nature of a Finance Party's rights and obligations

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.3  Change of currency

(a) If more than one currency or currency unit are at the same time recognised by the laws of any country as the lawful currency of that country, then:

     (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the lawful currency or currency unit of that country designated by the Agent; and

     (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange legally recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent acting in accordance with any applicable law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

(b) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent (acting reasonably) specifies to be necessary to reflect the change in currency and to put the Banks (and, if possible and practicable, the Borrowers) in the same position, so far as possible, that they would have been in if no change in currency had occurred.

3.   PURPOSE AND AVAILABILITY

(a)       (i)   The Company shall apply each Facility  A  Loan
          made to it towards:-

          (A) financing or refinancing the cost of the Acquisition and the fees, costs and expenses associated with the Acquisition, including under the procedures in Sections 428-430 of the Companies Act 1985;

          (B)  financing   or  refinancing  the  consideration
               payable  to Share Option Holders and Loan  Note
               Holders in connection with the Acquisition; or

          (C)  its   working  capital  or  general   corporate
               purposes.

     (ii) The Guarantee is to be issued for the purpose of guaranteeing the obligations of the Company under the Loan Notes.

    (iii) Facility A Loans may be borrowed and the Guarantee may be issued, subject to the terms of this Agreement, at any time after the Unconditional Acceptances Date and prior to the Facility A Final Repayment Date.

(b)       (i)   The Company shall apply each Facility  B  Loan
          made to it towards:-

          (A) financing or refinancing the cost of the Acquisition and the fees, costs and expenses associated with the Acquisition, including under the procedures in Sections 428-430 of the Companies Act 1985;

          (B)  financing   or  refinancing  the  consideration
               payable  to Share Option Holders and Loan  Note
               Holders in connection with the Acquisition; or

          (C) financing the purchase of Shares in the market up to a maximum aggregate shareholding of 29.9 per cent. of the Shares.

     (ii) Facility B Loans may be borrowed, subject to the terms of this Agreement, at any time on or before the Facility B Term Date.

(c)       (i)   Upon its becoming a Borrower, the Target shall
          apply each Facility C Loan made to it towards:-

          (A)  refinancing  any  facilities  of   the   Target
               (excluding the refinancing of any Bond Issues) outstanding at the date on which the Target becomes a Subsidiary of the Company; or

          (B)  its   working  capital  and  general  corporate
               purposes.

          (ii) Facility C Loans may be borrowed by the Target, subject to the terms of this Agreement, at any time after the Target becomes a Borrower and prior to the Facility C Final Repayment Date.

(d) Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of any Utilisation.

4.   CONDITIONS PRECEDENT

4.1  Documentary conditions precedent

(a)  The  obligations of each Finance Party to  the  Borrowers under this Agreement are subject to the condition precedent that the Agent has notified the Company and the Banks that it has received all of the documents set out in Part I of Schedule 2.

(b) The documents referred to in paragraph (a) above must be (except for those mentioned in paragraph 4 of Part I of
     Schedule 2) in a form agreed by the Company and the Agent prior to the date of this Agreement or in form and substance satisfactory to the Agent. The Agent shall promptly notify the Company and the Banks of receipt of those documents.

4.2  Further conditions precedent

     Subject to Clause 4.3 (Conditions precedent during the Certain Funds Period), the obligations of each Bank to participate in a Utilisation are subject to the further conditions precedent that:-

     (a)  on  both the date of the Request and the Utilisation
          Date:-

          (i) the representations and warranties in Clause 18 (Representations and warranties) to be repeated on those dates are correct in all material respects and will be correct in all material respects immediately after the Utilisation is made; and

          (ii) no Default or (in the case of a Rollover Loan) no Event of Default is outstanding or will result from the Utilisation;

     (b) it would not cause the Facility A Outstandings, the Facility B Loans or the Facility C Loans to exceed the Total Facility A Commitments, the Total Facility B Commitments or the Total Facility C Commitments, as the case may be; and

     (c)  it  would  not  result in there being more  than  15
          Utilisations outstanding at any time.

4.3  Conditions precedent during the Certain Funds Period

     Notwithstanding Clause 4.2 (Further conditions precedent) but without prejudice to Clause 4.1 (Documentary conditions precedent), the obligations of a Bank to participate in an Offer Utilisation during the Certain Funds Period is only subject to the conditions precedent that:-

     (a)   on  both  the date of the Request and the  Drawdown
     Date for that Offer Utilisation:-

          (i) the representations and warranties to be made by the Company in respect of itself and set out in Clauses 18.2(a) (Status), 18.3 (Power and authority), 18.4 (Legal validity) and 18.5 (Non-conflict) are correct in all material respects and will be correct in all material respects immediately after the Utilisation is made;

          (ii) no Major Default is outstanding or will result from the Utilisation; and

          (iii) the Office of Fair Trading has indicated in writing that there will be no MMC Referral or, in the case of a Facility B Loan for the purpose referred to in Clause 3(b)(i)(C) (Purpose and Availability), there has been no MMC Referral;

     (b) in the case of the first Loan borrowed during the Certain Funds Period, all of the Initial Capital Injection has been, or together with the proceeds of that Loan will on the Drawdown Date be, applied in financing or refinancing the cost of the Acquisition and the fees, costs and expenses associated with the Acquisition;

     (c) it would not cause the Facility A Outstandings to exceed the Total Facility A Commitments or the Facility B Loans to exceed the Total Facility B
          Commitments; and

     (d)   it  would  not result in there being more  than  15
     Utilisations outstanding at any time.

4.4  Lapse of the Offer

     If the Offer is withdrawn or lapsed, then, without prejudice to the other terms of this Agreement, no further Loans may be made on or after the Cancellation
     Date.

5.   UTILISATIONS

5.1  Receipt of Requests

     (a) A Borrower may utilise a Facility by way of a Loan if the Agent receives, not later than the relevant time, a duly completed Request.

     (b) The Company may utilise Facility A by way of the Guarantee if the Agent receives, not later than the relevant time, a duly completed Request.

     (c)  The relevant time for:

          (i) a Loan to be made to finance purchases of Shares in the market is 4.00 p.m. on the Business Day before its Drawdown Date;

          (ii) any other Loan is 9.00 a.m. on the Business Day before its Drawdown Date; and

         (iii) the Guarantee is 9.00 a.m. on the Business
               Day before the Issue Date.

5.2  Completion of Requests for Loans

     A Request for a Loan will not be regarded as having been duly completed unless:-

     (a) it specifies whether the Loan is a Facility A Loan, a Facility B Loan or a Facility C Loan and the purpose for which the Loan is to be used;

     (b)  the Drawdown Date is a Business Day falling:

          (i) in the case of a Facility A Loan, on or after the Unconditional Acceptances Date and before the Facility A Final Repayment Date;

          (ii) in the case of a Facility B Loan, after the date of this Agreement and before the Facility B Term Date; and

         (iii) in the case of a Facility C Loan, on or after the Unconditional Acceptances Date and before the Facility C Final Repayment Date;

     (c) the principal amount of the Loan is a minimum of 10,000,000 pounds and an integral multiple of 5,000,000 pounds;

     (d)  the   Interest  Period  specified  complies   with
          Clause 10 (Interest Periods); and

     (e)  the  payment  instructions  comply  with  Clause  12
          (Payments).

     Each Request is irrevocable.

5.3  Completion of Request for the Guarantee

     The Request for the Guarantee will not be regarded as having been duly completed unless it specifies:

     (a) the maximum amount of the Guarantee, which must be a minimum amount of 10,000,000 pounds and an amount which would not cause the Facility A Outstandings to exceed the Total Facility A Commitments;

     (b) the Issue Date, being a Business Day falling after the Unconditional Acceptances Date and before the Facility A Repayment Date;

     (c) the Expiry Date, which shall be not later than Facility A Repayment Date;

     (d)  the delivery instructions for the Guarantee; and

     (e) the form of the Guarantee, which must be attached to the Request and be substantially in the form of
          Schedule 6.

     Each Request is irrevocable.

5.4  Amount of each Bank's participation in the Utilisation

(a) The amount of a Bank's participation in a Loan will be the proportion of the Loan which its Commitments bear to the Total Commitments on the proposed Drawdown Date.

(b) The amount of a Bank's participation in the Guarantee will be the proportion of the maximum amount of the Guarantee which its Commitments bears to the Total
     Commitments.

5.5  Notification of the Banks

(a) The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

(b) The Agent shall notify the Issuing Bank and each Bank of the details of the requested Guarantee, including, in the case of each Bank, its Relevant Percentage in relation to the Guarantee.

5.6  Payment of Proceeds

     Subject  to  the terms of this Agreement,  each  relevant
     Bank shall make its participation in a Loan available to the Agent for the relevant Borrower on the relevant
     Drawdown Date.

5.7  Delivery of Guarantee

     Subject to the terms of this Agreement:

     (a) the Issuing Bank will execute the Guarantee prior to or on (but to be effective from) the date requested in the Request as the Issue Date; and

     (b) the Issuing Bank shall (through the Agent) issue the Guarantee on the Issue Date.

     If the Guarantee is executed by the Issuing Bank before the Issue Date and/or the amount of the Guarantee is known, then, subject to the terms of this Agreement, the Agent is authorised to insert, on behalf of the Issuing
     Bank, the Issue Date and/or the relevant amount in the Guarantee on receipt of the relevant Request.

6.   CLAIMS UNDER THE GUARANTEE

6.1  Notification of claim

     If a Beneficiary makes a claim under the Guarantee in accordance with its terms, the Issuing Bank shall promptly notify the Agent of the claim. If a claim has been made on the Issuing Bank and notified to the Agent, the Agent shall promptly notify the Company and each Bank specifying:-

     (a) the latest date on which payment may be made in respect of the claim (the "Payment Date");

     (b) the amount of the claim (the "Claimed Amount") and each Bank's Relevant Percentage of the Claimed
          Amount; and

     (c) the details of the Issuing Bank's account to which payment is to be made.

6.2  Payment by the Company

     The Company shall, not later than 9.30 a.m. on the Business Day preceding the Payment Date, pay to the Issuing Bank the Claimed Amount.

6.3  Payment by the Banks

(a) If the Issuing Bank has not received the Claimed Amount from the Company by 9.30 a.m. on the Business Day preceding the Payment Date, it shall notify the Agent by not later than 10.30 a.m. on that day.

(b) The Agent shall, if notified under paragraph (a) above, notify each Bank not later than 12.00 noon on the same day.

(c) Each Bank shall, if notified under paragraph (b) above, pay to the Issuing Bank, not later than 12.00 noon on the Payment Date, that Bank's Relevant Percentage of the unpaid amount of the Claimed Amount.

6.4  Default by Banks

(a) If any Bank (a "Defaulting Bank") fails to make any payment due from it for the account of the Issuing Bank under Clause 6.3 (Payment by the Banks), then until the Issuing Bank has been reimbursed in respect thereof in full (but without prejudice to the obligations of that Defaulting Bank to make such payment):

     (i) the Defaulting Bank shall hold on trust for the Issuing Bank the benefit of any security now or hereafter created to secure the obligations of the Borrowers under this Agreement and to which that Defaulting Bank would have been entitled had it made such payment; and

     (ii) for the purposes of determining the constitution of the Majority Banks:

          (A) the Issuing Bank shall be treated as having a Facility A Commitment equal to that of the Defaulting Bank (in addition to the Facility A Commitment (if any) which the Issuing Bank already had in its capacity as a Bank); and

          (B)  that Defaulting Bank shall be treated, for such
               purpose   only,   as  having  no   Facility   A
               Commitment.

(b) The rights conferred upon the Issuing Bank in this Clause 6.4 are in addition to any other rights which it may have against a Defaulting Bank.

6.5  Indemnity by the Banks

     Without limiting the liability of the Company under this Agreement, each Bank shall forthwith on demand indemnify the Issuing Bank for its Relevant Percentage of any liability or loss incurred by the Issuing Bank in any way relating to or arising out of its acting as the Issuing Bank, except to the extent that the liability or loss arises directly from the Issuing Bank's gross negligence or wilful misconduct.

7.   COUNTER-INDEMNITY

7.1  Indemnity from the Company

(a) The Company agrees to pay to the Agent for the account of each Bank on demand from the Agent an amount equal to and in the same currency as each amount demanded in accordance with paragraph (b) below of, or paid out by, the Bank under Clause 6.3 (Payment by the Banks) in respect of the Guarantee and undertakes to indemnify and hold harmless each Finance Party from and against all liabilities, costs, losses, damages and expenses (other than those of the type dealt with by Clauses 13.1 (Gross-
     up) and 15.1 (Increased costs)) which any Finance Party may incur or sustain by reason of or arising in any way whatsoever in connection with or by reference to the issue of the Guarantee or its performance of the obligations expressed to be assumed by it under the Guarantee save to the extent that any such liability, cost, loss, damage or expense:

     (i) is caused by the wilful misconduct, default or gross negligence of the Finance Party concerned; or

     (ii) represents a day to day cost of the Finance Party incurred by it in the ordinary course of its business in connection with or by reference to the issue of the Guarantee or the performance of the obligations expressed to be assumed by it under or related to the Guarantee.

(b)  The   Company   and   each   Bank   unconditionally   and
     irrevocably:

     (i) authorises and directs the Issuing Bank to pay any prima facie valid demand under and in accordance with the Guarantee issued for its account without requiring proof of the agreement of the Company or any Bank that the amounts so demanded or paid are or were due and notwithstanding that the Company may dispute the validity of any such request, demand or payment;

     (ii) confirm that the Issuing Bank deals in documents only and shall not be concerned with the legality of the claim or any other underlying transaction or any set off, counterclaim or defence as between the Company and any Beneficiary of the Guarantee; and

    (iii) agree that the Issuing Bank need not have regard to the sufficiency, accuracy or genuineness of any such demand or any certificate or statement in connection therewith or any incapacity of or limitation upon the powers of any person signing or issuing such demand, certificate or statement which appears on its face to be in order and agree that the Issuing Bank shall not be obliged to enquire as to any such matters and may assume that any such demand, certificate or statement which appears on its face to be in order is correct and properly made.

7.2  Waiver of defences

     The Company agrees that its obligations under this Clause 7 shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate the Company from its obligations under this Clause 7 in whole or in part, including without limitation and whether or not known to the Company:-

     (a) any time or waiver granted by or composition with any Finance Party, a Beneficiary or any other person;

     (b) any taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities available to any Finance Party or any other person arising under the Finance Documents; or

     (c) any variation or replacement of any Finance Document or any other document so that references to that Finance Document or other document shall include each such variation or replacement.

7.3  Continuing indemnity

(a) The obligations of the Company under this Clause 7 shall be continuing obligations, shall extend to the ultimate balance of all amounts expressed to be payable by each Borrower under the Finance Documents and shall continue in force notwithstanding any intermediate payment in whole or in part of amounts payable under this Clause 7.

(b) A certificate in writing signed by one of the Agent's officers and certifying the total amount due from the Company shall be prima facie evidence of the matters so certified.

7.4  Rights of subrogation

     Until all amounts which are or may become payable by the Borrowers under the Finance Documents have been irrevocably paid in full, the Company shall not, by virtue of any payment made by it under or in connection with or referable to this Clause 7 or otherwise, be subrogated to any rights, security or moneys held or received by any Finance Party or be entitled at any time to exercise, claim or have the benefit of any right of contribution or subrogation or similar right against any Finance Party.

7.5  Additional Security

     The obligations of the Company under this Clause 7 shall be in addition to and shall not be in any way prejudiced by any collateral or other security now or hereafter held by any Finance Party as security or any lien to which that Finance Party may be entitled.

7.6  Preservation of Rights

     No invalidity or unenforceability of all or any part of this Clause 7 shall affect any rights of indemnity or otherwise which any Finance Party would or may have in the absence of or in addition to this Clause 7.

8.   REPAYMENT

(a) Subject to paragraph (b) below, each Borrower shall repay each Loan made to it in full on its Repayment Date to the Agent for the Banks.

(b)       (i)   The  Company  shall, subject to  sub-paragraph
                (ii) below, repay each Facility B Loan on the Facility B Final Repayment Date.

         (ii)   If,  on  the first anniversary of the date  of  this
                Agreement:

               (1) any amount is owing to the Banks under or in respect of any Facility B Loan; and

               (2) the Company has not procured an effective guarantee of such amount on terms and from an entity acceptable to all the Banks in their sole discretion;

          then Facility B Loans shall be repaid by the Company on each date set out below in an amount equal to the relevant percentage set opposite that date of the then outstanding Facility B Loans:

                 Date                Repayment Instalment

       1st anniversary of the         20 per cent. of the
                date                 Facility B Loans then
          of this Agreement               outstanding


       15 months after the date        25 per cent. of the
          of this Agreement           Facility B Loans then
                                           outstanding

       18 months after the date      33 1/3  per cent. of the
          of this Agreement           Facility B Loans then
                                           outstanding

       21 months after the date        50 per cent. of the
          of this Agreement           Facility B Loans then
                                           outstanding

     2nd anniversary of the date      100 per cent. of the
          of this Agreement           Facility B Loans then
                                          outstanding.

(c) Subject to the terms of this Agreement, amounts repaid under Facility A or Facility C may subsequently be re-borrowed.

9.   PREPAYMENT AND CANCELLATION

9.1  Automatic cancellation of the Total Commitments

(a)  The   Facility  A  Commitment  of  each  Bank  shall   be
     automatically cancelled at close of business on the Facility A Final Repayment Date.

(b)  The   Facility  B  Commitment  of  each  Bank  shall   be
     automatically cancelled at close of business on the Facility B Term Date.

(c)  The   Facility  C  Commitment  of  each  Bank  shall   be
     automatically cancelled at close of business on the Facility C Final Repayment Date.

9.2  Voluntary cancellation

(a) The Company may, by giving not less than 2 Business Days' prior notice to the Agent, cancel the unutilised portion of the Total Facility A Commitments or the Total Facility B Commitments in whole or in part (but, if in part, in a minimum amount of 10,000,000 pounds and an integral multiple of 5,000,000 pounds). Any cancellation in part shall be applied against the relevant Commitment of each Bank pro rata.

(b) The Target may, by giving not less than 2 Business Days' prior notice to the Agent, cancel the unutilised portion of the Total Facility C Commitments in whole or in part (but, if in part, in a minimum amount of 10,000,000 pounds and an integral multiple of 5,000,000pounds). Any cancellation in part shall be applied against the Facility C Commitment of each Bank pro rata.

9.3  Voluntary prepayment

     A Borrower may at any time, by giving not less than 5 Business Days' prior notice to the Agent, prepay a Loan in whole or in part (but, if in part, in minimum amounts of 10,000,000 pounds), subject to Clause 25 (Indemnities).

9.4  Additional right of prepayment and cancellation

     If any Borrower is required to pay any amount to a Bank under Clause 13 (Taxes) or Clause 15 (Increased Costs), the Borrower may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. In this event:-

     (a) on the date falling 5 Business Days after the date of service of the notice:

          (i)  each   Borrower  shall  prepay  that  Bank's
               participation in any Loans made to it together with all other amounts payable by it to that Bank under this Agreement; and

          (ii) the  Company  shall  pay  cash  cover  into   a
               Security Account in an amount equal to that Bank's Relevant Percentage of the maximum aggregate actual and contingent liability of the Banks under the Guarantee; and

     (b) the Bank's Commitments shall be cancelled on the date of service of the notice.

9.5  Mitigation

     If circumstances arise which would, or would on the giving of notice, result in:

     (a) any additional amounts becoming payable under Clause 13.1 (Gross-up); or

     (b)   any  amount  becoming  payable  under  Clause  15.1
     (Increased costs); or

     (c)   any  prepayment  or cancellation  under  Clause  16
     (Illegality),

     then, without limiting the obligations of the Borrowers under this Agreement and without prejudice to the terms of Clauses 13.1 (Gross-up), 15.1 (Increased costs) and 16 (Illegality), each Bank shall, in consultation with the Company, take such reasonable steps as may be open to it to mitigate or remove the relevant circumstance, including (without limitation) the transfer with the Company's consent as specified in Clause 28.2 (Transfers by Banks) of its rights and obligations under this Agreement to another bank or financial institution, unless to do so might (in the opinion of the Bank) have a material adverse effect on its business, operations or financial condition or be contrary to its banking policies or be otherwise prejudicial to it.

9.6  Mandatory prepayment/cancellation

(a) (i) At any time when the Capitalisation Ratio is stated (in a compliance certificate provided at the end of each quarterly Accounting Period under Clause 19.2(c)(ii) (Financial information)) to exceed 65 per cent., the Company shall provide a calculation of Available Surplus Cashflow, Surplus Cashflow and Cashflow in that compliance certificate.

          (ii) At the same time as the Company delivers to the Agent the compliance certificate referred to in paragraph (a) above, it shall pay an amount equal to:

                     (1)  if, at that time, the Capitalisation
               Ratio exceeds 70 per cent., 100 per cent. of the Available Surplus Cashflow (or such lesser amount as will, when applied by the Agent under paragraph (c) below, reduce the Capitalisation Ratio to 70 per cent.); and

                     (2)  if, at that time, the Capitalisation
               Ratio exceeds 65 per cent. but is equal to or lower than 70 per cent., 50 per cent. of the Available Surplus Cashflow at that time (or such lesser amount as will, when applied by the Agent under paragraph (c) below, reduce the Capitalisation Ratio to 65 per cent.), to the Agent to be placed in a Security Account.

(b) The Company shall, immediately upon receipt, pay an amount equal to the net proceeds of any Subsequent
     Capital Injection into a Security Account.

(c) (i) Subject to sub-paragraph (ii) below, the Agent shall, on the last day of each Interest Period for a Facility B Loan, apply the amount standing to the credit of a Security Account and referred to in paragraphs (a) and (b) above, together with any interest accrued on that amount, in or towards prepayment of the Facility B Loans.

          (ii) The Company may require the Agent to apply the net proceeds of a Subsequent Capital Injection at any time prior to the date the Agent is required to do so under sub-paragraph (i) above by giving 5 Business Days' notice to the Agent.

(d) Any amount in a Security Account in excess of the Facility B Loans outstanding on the date of application by the Agent under paragraph (c) above shall be applied as follows:

     (i) if applicable, an amount equal to the Minimum Subsequent Capital Injection less the amount applied in prepayment of the Facility B Loans will (notwithstanding any other term of this Agreement) be treated as Cashflow and, to the extent required under paragraph (a) above, be applied in prepayment of the Facility A Loans in accordance with this Clause; and

     (ii) if the net proceeds of any Subsequent Capital Injection received by the Company exceed the Minimum Subsequent Capital Injection, the amount of any excess may, unless a Default is outstanding, be distributed by the Company to the Parent.

     The Total Facility B Commitments and the Total Facility A
     Commitments shall be cancelled by the amount of any prepayment of Facility B Loans or Facility A Loans, as the case may be, on the date of the prepayment.

(e) If a MMC Referral occurs, then the unutilised portion of the Total Commitments shall be automatically cancelled on the following Business Day as though this was a voluntary cancellation under Clause 9.2 (Voluntary cancellation). The Company shall notify the Agent forthwith upon becoming aware of a MMC Referral.

9.7  Mandatory reduction of Commitments

     On the Reduction Date, the Total Facility A Commitments and the Total Facility C Commitments shall be reduced by the amount (if any) required to ensure that the Capitalisation Ratio on that date does not exceed 65 per cent.

9.8  Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) (i) Subject to the terms of this Agreement, amounts prepaid under Facility A and Facility C pursuant to Clause 9.3 (Voluntary prepayment) may subsequently be re-borrowed.

          (ii) No other amount prepaid may subsequently be re-borrowed.

          (iii)       No   amount  of  the  Total  Commitments
          cancelled under this Agreement may subsequently be reinstated.

10.  INTEREST PERIODS

10.1 Interest Periods

(a) Each Facility B Loan will have successive Interest Periods. The first Interest Period will commence on the Drawdown Date for that Facility B Loan and subsequent Interest Periods will commence on expiry of its preceding Interest Period.

(b) Each Facility A Loan and each Facility C Loan will have one Interest Period only.

(c) Interest Periods may, subject to the other provisions of this Clause 10, be for an approved duration or an optional duration and:-

     (i)   "approved duration" means a period of  1,  3  or  6
     months; and

     (ii) "optional duration" means any other period (other than an approved duration) of up to 12 months.

10.2 Selection of Interest Periods

(a) The Company may select an Interest Period for a Facility B Loan in its Request (in the case of the first Interest Period) or in a notice received by the Agent not later than 9.00 a.m. on the Business Day before the commencement of that Interest Period (in the case of subsequent Interest Periods).

(b) If a Borrower fails to select a subsequent Interest Period for a Facility B Loan in accordance with the notice specified in paragraph (a) above, the Interest
     Period will, subject to the other provisions of this Clause 10, be 3 months.

(c) The relevant Borrower may select an Interest Period for each Facility A Loan or Facility C Loan, as the case may be, in its Request.

10.3 Selection of an optional duration

(a) If a Borrower selects an Interest Period of an optional duration, it may also select in the relevant Request or notice an Interest Period of an approved duration to apply if the selection of an Interest Period of an optional duration becomes ineffective in accordance with paragraph (b) below.

(b)  If:-

     (i) a Borrower requests an Interest Period of an optional duration; and

     (ii) the Agent receives notice from a Bank not later than
          3.00 p.m. on the Business Day before the beginning of that Interest Period that it does not agree to the request,

     the Interest Period for the proposed Loan shall be the alternative period of an approved duration specified in the relevant Request or notice or, in the absence of any alternative selection, 3 months.

(c)  If  the  Agent  receives  a  notice  from  a  Bank  under
     paragraph  (b)  above,  it  shall  notify  the   relevant
     Borrower  and  the  Banks promptly of  the  new  Interest
     Period for the proposed Loan.

10.4 Repayment Dates and the Reduction Date

(a) If an Interest Period for a Facility B Loan would otherwise overrun the Facility B Final Repayment Date, that Interest Period shall be shortened so that it ends on the Facility B Final Repayment Date. If Clause 8(b)(ii) (Repayment) is applicable, the Agent may also shorten any Interest Period for a Facility B Loan (and may redesignate any Facility B Loan as two Facility B Loans) to ensure that the aggregate principal amount of Facility B Loans with an Interest Period ending on a Facility B Repayment Date is not less than the Facility B Repayment Instalment due on that Facility B Repayment Date.

(b) If an Interest Period for a Facility A Loan or a Facility C Loan would otherwise overrun the Reduction Date or (as appropriate) the Facility A Final Repayment Date or the Facility C Final Repayment Date, it shall be shortened so that it ends on the Reduction Date or the relevant Repayment Date, as the case may be.

10.5 Consolidation

     Notwithstanding Clause 10.2 (Selection of Interest Periods), the first Interest Period of each Facility B Loan shall end on the same day as the then current Interest Period for any other Facility B Loan. On the last day of those Interest Periods, those Facility B Loans shall be consolidated and treated as one Facility B Loan.

10.6 Splitting

(a) The Company may give notice to the Agent by not later than 9.00 am on the Business Day before the commencement of an Interest Period for a Facility B Loan that it wishes that Facility B Loan to be split into two or more Facility B Loans, each such part being a minimum of 10,000,000 pounds.

(b) Each such part of a Facility B Loan will be treated as a separate Facility B Loan.

(c) The Company may not split any Facility B Loan if, as a result, there would then be more than 15 Utilisations outstanding at that time.

10.7 Other adjustments

     The Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Facility B Loans.

10.8 Notification

     The Agent shall notify the relevant Borrower and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

11.  INTEREST

11.1 Interest rate

(a) The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of the applicable:-

     (i)  Margin;

     (ii) LIBOR; and

     (iii)     MLA Cost.

(b) If, in respect of any Accounting Period, the Company does not comply with its obligations under Clause 19.2 (a)(i),
     (b)(i)  or  (c)  (Financial information), the  applicable
     Margin in respect of each Loan from the date of the Company's non-compliance until the date on which that non-compliance is remedied, shall be adjusted so that:

     (i) prior to the date on which the Facility B Loans are repaid or prepaid in full, the applicable Margin for
          each   Loan  shall  be  1.50  per  cent.  per  annum
          (adjusted, if necessary, to take into account the application of paragraph (d) of the definition of "Margin" in Clause 1.1 (Definitions)) or (if the non-compliance occurs prior to the date falling six months after the date of this Agreement) 1.25 per cent. per annum; and

     (ii) subsequently, the Margin applicable to each Facility A Loan or Facility C Loan shall be the next
          Increment up from the applicable Margin for that Loan in the previous quarterly Accounting Period.

(c)  For  the  purposes of paragraph (b) above, an "Increment"
     is the difference between each level of the Margin in sub-
     paragraphs  (i)  to  (vii)  of  paragraph  (a)   of   the
     definition of "Margin" in Clause 1.1 (Definitions).

11.2 Due dates

     Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on the last day of each Interest Period and also, in the case of a Loan with an Interest Period longer than six months, on the date falling six months after the commencement of the Interest Period.

11.3 Default interest

(a) (i) If a Borrower fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgement, at a rate (the "default rate") determined by the Agent to be 1 per cent per annum (or, at any time prior to the date on which the Facility B Loans are repaid or prepaid in full, 2 per cent. per annum) above, subject to sub-paragraph (ii) below, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Sterling Loan for such successive Interest Periods of such duration as the Agent may reasonably determine having regard to the likely duration of the default (each a "Designated Interest Period").

     (ii) If the overdue amount is a principal amount of a Loan and it becomes due and payable prior to the last day of an Interest Period for that Loan, then:-

          (1) the first Designated Interest Period for that overdue sum will be the unexpired portion of that Interest Period; and

          (2) the rate of interest on the overdue amount for that first Designated Interest Period will be 1 per cent per annum or (at any time prior to the date on which the Facility B Loans are repaid or prepaid in full) 2 per cent. per annum above the rate on the overdue amount under Clause 11.1 (Interest rate) immediately before the due date.

          After  the  expiry of the first Designated  Interest
          Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-paragraph (i) above.

(b) The default rate will be determined on each Business Day or the first day of the relevant Designated Interest
     Period, as appropriate.

(c) If the Agent determines that Sterling deposits are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Banks from whatever sources Banks may reasonably select, having due regard to the likely duration of the default.

(d) Default interest will be compounded at the end of each Designated Interest Period.

11.4 Notification of rates of interest

     The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

12.  PAYMENTS

12.1 Place

     All  payments by a Borrower or a Bank under  the  Finance
     Documents shall be made to the Agent to its account at such office or bank in the U.K. as it may notify to that Borrower or Bank for this purpose.

12.2 Currency and Funds

     Payments under the Finance Documents to the Agent shall be made in Sterling for value on the due date at such times as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in Sterling.

12.3 Distribution

(a) Each payment received by the Agent under this Agreement for another Party shall, subject to the paragraphs below, be made available by the Agent to that Party by payment to its account with such bank in the U.K. as it may notify to the Agent for this purpose by not less than 5 Business Days' prior notice.

(b) Where the Repayment Date for an outstanding Facility A Loan or Facility C Loan coincides with the Drawdown Date for a new Facility A Loan or Facility C Loan, as the case may be, the Agent shall apply the relevant new Loan in or towards repayment of the relevant outstanding Loan so that:-

     (i) where the amount of the outstanding Loan exceeds the amount of the new Loan, the relevant Borrower shall only be required to repay the excess; and

     (ii) where the amount of the outstanding Loan is exactly the same as the amount of the new Loan, the relevant
          Borrower shall not be required to make any payment.

(c) The Agent may apply any amount received by it for a Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from a Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(d) Where a sum is to be paid under this Agreement to the Agent for the account of another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

12.4 Set-off and counterclaim

     All  payments  made  by  a  Borrower  under  the  Finance
     Documents shall be made without set-off or counterclaim.

12.5 Non-Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

12.6 Partial payments

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrowers under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrowers under the Finance Documents in the following order:-

     (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Issuing Bank under this Agreement;

     (ii) secondly,  in  or towards payment pro  rata  of  any
          accrued  fees  due  but  unpaid  under  Clause  22.2
          (Commitment fee);

    (iii) thirdly, in or towards payment pro rata of any accrued interest and guarantee fee due but unpaid under this Agreement;

     (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any amount payable under the Swap Documents; and

     (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c)  Paragraphs   (a)  and  (b)  above  shall   override   any
     appropriation made by a Borrower.

13.  TAXES

13.1 Gross-up

     All payments by a Borrower under the Finance Documents shall be made without any deduction and free and clear of and without deduction for or on account of any taxes, except to the extent that the Borrower is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by a Borrower, or paid or payable by the Agent to a Bank, under the Finance Documents, the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or other deduction.

13.2 Tax receipts

     All taxes required by law to be deducted or withheld by a Borrower from any amounts paid or payable under the Finance Documents shall be paid by the relevant Borrower when due and the Borrower shall, within 15 days of the payment being made, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

13.3 Refund of Tax Credits

     If:-

     (a) a Borrower makes a payment under Clause 13.1 (Gross-up) (a "Tax Payment") in respect of a payment to a Bank under the Finance Documents; and

     (b) that Bank determines in good faith that it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which that Bank is able to identify in good faith as attributable to that Tax Payment, then, if it determines, acting in good faith, that it can do so without any adverse consequences for the Bank, that Bank shall forthwith reimburse that Borrower, such amount as that Bank in its absolute discretion determines to be such proportion of that Tax Credit as will leave that Bank (after that reimbursement) in no better or worse position in respect of its worldwide tax liabilities than it would have been in if no Tax Payment had been required. A Bank shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this Clause 13.3) (and, if so, what amount and when). No Bank shall be obliged to disclose any information regarding its tax affairs and computations.

13.4 Qualifying Bank

(a) Each Bank party to this Agreement on the date of this Agreement represents that it is a Qualifying Bank on the date of this Agreement. Any bank or financial institution which becomes a Bank after the date of this Agreement represents to the Company on the date it becomes a Party that, as at that date, it is a Qualifying Bank.

(b) If, otherwise than as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation, any Double Taxation Treaty or any practice or concession of the United Kingdom Inland Revenue occurring after the date a Bank becomes a Party, the Bank is not or ceases to be a Qualifying Bank, the Company will not be liable to pay to that Bank under Clause 13.1 (Gross-up) any amount in respect of taxes levied or imposed by the United
     Kingdom  or  any  taxing authority of or  in  the  United
     Kingdom in excess of the amount it would have been obliged to pay if that Bank had been or had not ceased to be a Qualifying Bank.

(c)  Any   Bank  which  falls  within  paragraph  (b)  of  the
     definition of Qualifying Bank shall deliver to the Company, on the date it becomes a Bank, a duly completed form from the tax authorities in the country in which it is booking its participation in a Loan such that the Company may apply to the Inland Revenue for a direction to the Company under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 that the Company should not, on account of the relevant Double Taxation Treaty, pay any interest due to the Bank under the Finance Documents under deduction of United Kingdom tax. The Bank concerned shall, upon the request of the Company, promptly and duly (if it is able to do so) execute and deliver any and all such further instruments and documents which are required for the purpose of obtaining such a direction.

(d) Each Bank shall notify the Company through the Agent as soon as it is aware that it ceases to be a Qualifying
     Bank.

14.  MARKET DISRUPTION

(a)  If  a  Reference Bank does not supply an offered rate  by
     11.30 a.m. on a Drawdown Date, the applicable LIBOR shall, subject to paragraph (b) below, be determined on the basis of the quotations of the remaining Reference Banks.

(b)  If, in relation to any proposed Loan:-

     (i) no, or only one, Reference Bank supplies a rate for the purposes of determining the applicable LIBOR or the Agent otherwise determines that adequate and fair means do not exist for ascertaining the applicable LIBOR; or

     (ii) the Agent receives notification from Banks whose participations in a Loan exceed 50 per cent. of that Loan that, in their opinion:-

          (A) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

          (B) the cost to them of matching deposits in the London interbank market would be in excess of the relevant LIBOR,

     the Agent shall promptly notify the Company and the relevant Banks of the fact and that this Clause 14 is in operation.

(c)  After any notification under paragraph (b) above:-

     (i) (A) in the case of a Loan which has not been made, unless the relevant Borrower notifies the Agent to the contrary before close of business on the day it received the notification under paragraph (b) above, the Loan shall still be made but it shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with sub-paragraphs (ii) to (vi) below; and

          (B) in the case of a Facility B Loan after it has been borrowed, that Facility B Loan shall continue but it shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with sub-paragraphs (ii) to (vi) below;

     (ii) promptly after receipt of the notification, the relevant Borrower and the Agent shall enter into negotiations in good faith for a period of not more than one month with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to the Loan affected by the notification;

    (iii) any substitute basis agreed under sub-paragraph
          (ii) above shall be, with the prior consent of all the Banks, binding on all the Parties;

     (iv) if no substitute basis is agreed under sub-paragraph (ii) above, each Bank (through the Agent) shall certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its participation in that Loan;

     (v)  any  alternative basis referred to in  sub-paragraph
          (iv) above may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Banks of funding their participations in that Loan from whatever sources each relevant Bank may reasonably select (each Bank's cost of funding being certified by that Bank with a copy to the Agent) plus the Margin and (if applicable) any MLA Cost; and

     (vi) each alternative basis so certified shall be binding on the Borrowers and the certifying Bank and treated as part of this Agreement.

15.  INCREASED COSTS

15.1 Increased costs

(a) Subject to Clause 15.2 (Exceptions), the Company shall forthwith on demand by a Finance Party pay that Finance
     Party the amount of any increased cost incurred by it as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation after the date of this Agreement; or

     (ii) compliance with any regulation made after the date of this Agreement,

     including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b)  In this Agreement "increased cost" means:-

     (i) an additional cost incurred by a Finance Party or its Holding Company as a result of the Finance Party having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

     (ii) that portion of an additional cost incurred by a Finance Party or its Holding Company in the Finance Party making, funding or maintaining all or any advances comprised in a class of advances formed by or including the participations in the Loans made or to be made under this Agreement as is attributable to the Finance Party making, funding or maintaining those participations; or

    (iii) a reduction in any amount payable to a Finance
          Party or its Holding Company or the effective return to a Finance Party under this Agreement or on its capital or that of its Holding Company; or

     (iv) the amount of any payment made by a Finance Party or its Holding Company, or the amount of interest or other return foregone by a Finance Party or its Holding Company, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

15.2 Exceptions

     Clause 15.1 (Increased costs) does not apply to any increased cost:-

     (a)  compensated for by the payment of the MLA Cost;

     (b)  compensated  for  by  the  operation  of  Clause  13
          (Taxes) or which would have been compensated for but for the operation of Clause 13.4(b) (Qualifying
          Bank);

     (c) attributable to any change in the rate of tax on the overall net income of a Bank or its Holding Company (or the overall net income of a division or branch of the Bank or its Holding Company) imposed in the jurisdiction in which its principal office or Facility Office is situate;

     (d) attributable to the relevant Bank (or its Holding Company) having entered into a commitment to lend to a third party which is, at the time of that
          commitment,  in  breach  of  the  relevant  law   or
          regulation; or

     (e) incurred in consequence of the implementation, as contemplated at the date of this Agreement, of the matters set out in:

          (i) the report of the Basle Committee on Bank Regulation and Supervisory Practices dated July 1988 and entitled "International Convergence of Capital Measurement and Capital Standards" (including in particular but without limitation any directive of the Bank of England implementing that report in the United Kingdom);

          (ii) the  Directive of the Council of  the  European
               Communities  on  a  Solvency Ratio  for  Credit
               Institutions (89/647/EEC of 18 December  1989);
               and/or

         (iii) the Directive of the Council of the European Communities on Own Funds of Credit
               Institutions (89/299/EEC of 17 April 1989),

          unless it results from any change after the date of this Agreement in, or in the interpretation or application of, those matters as contemplated on the date of this Agreement.

16.  ILLEGALITY

     If it is or becomes unlawful or contrary to any regulation in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:-

     (a) the Bank shall promptly notify the Company through the Agent accordingly; and

     (b) (i) each Borrower shall, on the latest day permitted by the relevant law or regulation, prepay that Bank's participation in all Loans made to it together with all other amounts payable by it to that Bank under this Agreement; and

          (ii) the Bank's Commitments shall be cancelled;

         (iii) if the Bank is the Issuing Bank and  the
               Guarantee   has  not  yet  been   issued,   the
               Guarantee shall not be issued; and

          (iv) if the Guarantee has been issued, demand that the Company shall, on the latest date permitted by the relevant law or regulation, provide cash cover to it in a Security Account in an amount equal to that Bank's Relevant Percentage of (or, if the Bank is the Issuing Bank, an amount equal to) the maximum aggregate actual and contingent liability of the Banks under the Guarantee. In this event, the Company shall use reasonable endeavours to procure the release of the Bank from its obligations under the Finance Documents and, to the extent that the Bank is released from its obligations under the Finance Documents, the Bank shall repay to the Company any amount provided to that Bank by way of cash cover together with interest on the amount which that Bank reasonably considers that it has earned on the amount during the period for which the cash cover was retained by it.

17.  GUARANTEE

17.1 Guarantee

     The Company irrevocably and unconditionally:-

     (a)  as  principal  obligor guarantees  to  each  Finance
          Party prompt performance by the Target of all its obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever the Target does not pay any amount when due under or in connection with any Finance Document, the Company shall within two Business days of demand by the Agent pay that amount as if the Company instead of the Target were expressed to be the principal obligor; and

     (c)  indemnifies each Finance Party on demand against any
          loss  or  liability suffered by it if any obligation
          so   guaranteed  by  the  Company  is   or   becomes
          unenforceable, invalid or illegal.

17.2 Continuing guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Target under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3 Reinstatement

(a) Where any discharge (whether in respect of the obligations of the Target or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Company under this Clause 17 (Guarantee) shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.4 Waiver of defences

     The obligations of the Company under this Clause 17 (Guarantee) will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee) or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

     (a) any time or waiver granted to, or composition with, the Target or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Target or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of the Target or any other person;

     (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 (Guarantee) shall include each variation or replacement;

     (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the obligations of the Company under this Clause 17 (Guarantee) shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

     (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Target under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the obligations of the Company under this Clause 17 (Guarantee) be construed as if there were no such circumstance.

17.5 Immediate recourse

     The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from the Target before claiming from the Company under this Clause 17 (Guarantee).

17.6 Appropriations

     Until all amounts which may be or become payable by the Target under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party
     (or any trustee or agent on its behalf) may:-

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Target shall not be entitled to the benefit of the same; and

     (b)  hold  in  an  interest bearing suspense account  any
          moneys  received from the Company or on  account  of
          the  liability of the Company under this  Clause  17
          (Guarantee).

17.7 Non-competition

     Until all amounts which may be or become payable by the Target under or in connection with the Finance Documents have been irrevocably paid in full, the Company shall not after a claim has been made or by virtue of any payment or performance by it under this Clause 17 (Guarantee):-

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Company's liability under this Clause 17 (Guarantee);

     (b) claim, rank, prove or vote as a creditor of the Target or its estate in competition with any Finance
          Party (or any trustee or agent on its behalf); or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of the Target, or exercise any right of set-off as against the Target.

     The Company shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7.

17.8 Additional security

     This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

18.  REPRESENTATIONS AND WARRANTIES

18.1 Representations and warranties

(a) The Company makes the representations and warranties set out in this Clause 18 (Representations and warranties) to each Finance Party.

(b)  The  Target  makes  the  representations  and  warranties
     expressed   to   be  made  by  it  in  this   Clause   18
     (Representations and warranties) in respect of itself and its Subsidiaries only.

18.2 Status

(a) It is a limited liability company, duly incorporated and validly existing under the Companies Act 1985;

(b) it has the power to own its assets and carry on its business as it is being conducted; and

(c) as at the date of this Agreement, the Parent is the beneficial owner of all the shares in the Company.

18.3 Powers and authority

     It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

18.4 Legal validity

     Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid, binding and enforceable obligation.

18.5 Non-conflict

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:-

     (a)  conflict  with  any law or regulation,  judicial  or
          official   order   or   any   Licence   or   Licence
          Undertaking; or

     (b)  conflict with its constitutional documents; or

     (c) conflict with any document which is binding upon any member of the Group or any asset of any member of the Group (other than a financing agreement to which the Target or any Subsidiary of the Target is a party, the Borrowing in respect of which is refinanced prior to the Clean-Up Date) to an extent or in a manner which has a Material Adverse Effect.

18.6 No default

(a) No Event of Default or (unless this representation is being repeated or deemed to be repeated on the date of a Request or a Drawdown Date in respect of a Rollover Loan) other Default is outstanding or will result from any Utilisation; and

(b) with effect from the Clean-Up Date, no other event is outstanding which constitutes a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which has a Material Adverse Effect.

18.7 Authorisations

     Subject to due registration of the Debenture at Companies House under section 395 of the Companies Act 1985, all authorisations required by the laws of England or the terms of any Licence or Licence Undertaking in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

18.8 Accounts

(a) In the case of the Company, the audited consolidated accounts of the Group most recently delivered to the Agent under this Agreement:-

     (i)  have  been  prepared in accordance  with  Applicable
          Accounting Principles; and

     (ii) fairly    represent   the   consolidated   financial
          condition of the Group as at the date to which they were drawn up.

(b) In the case of the Target, its audited consolidated accounts most recently delivered to the Agent:-

     (i)  have  been  prepared in accordance  with  Applicable
          Accounting Principles; and

     (ii) fairly    represent   its   consolidated   financial
          condition as at the date to which they were drawn up.

18.9 Litigation

     No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened:

     (a) to restrain the entry into, exercise of any of its rights, and/or performance or enforcement of or compliance with any of its obligations, under the Finance Documents; or

     (b)  which have a Material Adverse Effect.

18.10     Information

(a) All material written factual information supplied by it to the Finance Parties (including any such information contained in any package of information provided or to be provided by the Arrangers on behalf of the Company to potential sub-underwriters) in connection with the Finance Documents before, on or after the date of this Agreement is true, complete and accurate in all material respects as at its date;

(b) that information did not omit as at its date any information which would make the information supplied misleading in any material respect;

(c) any expressions of opinion or intention and any forecasts and projections (including, without limitation, in relation to the financial model referred to in paragraph 9 of Schedule 2 Part I) contained in that information were arrived at after careful consideration and were based on reasonable assumptions;

(d) as at the date of this Agreement, nothing has occurred (which has not been disclosed to the Arrangers prior to the date of this Agreement) between the date the information was provided and the date of this Agreement which renders the information contained in it untrue or misleading in any material respect; and

(e) the Press Release and the Offer Documents and any other public documents relating to the Offer furnished to the Agent contain all the material terms of the Offer and the Offer Documents reflect the terms of the Press Release in all material respects.

18.11     Information Memorandum

(a) All material factual information contained in the Information Memorandum was true (or, in the case of information provided by any person other than the Company or its advisers, was true to the best of its knowledge and belief) in all material respects at the date (if any) ascribed to it in the Information Memorandum or (if none) at the date of the relevant component of the Information Memorandum;

(b) any expressions of opinion or intention and any forecasts and projections contained in the Information Memorandum were arrived at after careful consideration and were based on reasonable assumptions;

(c) as at the date of the Syndication Agreement, the Information Memorandum, taken as a whole, was not misleading in any material respect and did not omit to disclose any matter failure to disclose which would result in any material information contained in the Information Memorandum being misleading in any material respect in the context of the Finance Documents.

18.12     Environmental Matters

     With effect from the Clean-Up Date:

     (a)  each  member of the Group has obtained all  material
          Environmental Licences required for the carrying  on
          of   its  business  as  then  conducted  and  is  in
          compliance in all material respects with:

          (i)  the terms and conditions of those Environmental
               Licences; and

          (ii) all other applicable Environmental Law,

          which, in each case, if not obtained or complied with, has a Material Adverse Effect and there are, to its knowledge, no circumstances which may materially prevent or interfere with such compliance in the future;

     (b) so far as the Company is aware (after due enquiry), no Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on from or under any site or premises (whether or not owned, leased, occupied or controlled by any member of the Group and including any offsite waste management or disposal location utilised by any member of the Group) in circumstances where this has a Material Adverse Effect; and

     (c) so far as the Company is aware (after due enquiry), there is no Environmental Claim (whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise) pending or threatened, and there are no past or present acts, omissions, events or circumstances that would be likely to form the basis of any Environmental Claim (whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise), against it which, in each case, is reasonably likely to be determined against it and which, if so determined, has a Material Adverse Effect.

18.13     Assets

     Each Borrower is the legal and/or beneficial owner of all its assets free from any Security Interests (other than any Security Interests permitted under Clause 19.9(b)
     (Negative pledge)).

18.14     No Commitment

     As at the first Utilisation Date, the Company does not have any material commitments or Financial Indebtedness other than those arising under the Finance Documents, the Offer, any Offer Costs or in respect of the Licence or any Licence Undertaking.

18.15     Licence

     With effect from the Clean-Up Date:

          (a)  the Licence is in full force and effect;

          (b) there exist no material breaches of the terms of the Licence or Licence Undertakings; and

          (c) there are no circumstances in existence which would entitle the Director General or the Secretary of State to seek to revoke the Licence.

18.16     Times for making representations and warranties

     The representations and warranties set out in this Clause 18 (Representations and warranties):-

     (a)       (i)  in the case of the Company:

                          (A)  are made by the Company, unless
                    it is expressly provided to the contrary, on the date of this Agreement; or

                          (B)   in  the  case of Clause  18.11
                    (Information Memorandum), is deemed to be made by the Company on the date of the Syndication Agreement (but only if this date is no longer than 6 months after the Unconditional Acceptances Date); and

          (ii) in the case of the Target, will be deemed to be made by it on the date it executes a Borrower
               Accession Agreement; and

     (b) (with the exception of Clauses 18.2(c) (Status) and 18.11 (Information Memorandum)) are deemed to be made by each Borrower on the date of each Request and each Drawdown Date with reference to the facts and circumstances then existing, except that, during the Certain Funds Period for an Offer Utilisation, only the representations and warranties of the Company in Clauses 18.2(a) (Status), 18.3 (Powers and authority), 18.4 (Legal validity) and 18.5 (Non-conflict) will be deemed to be made by the Company on the date of each Request and each Utilisation Date for an Offer Utilisation with reference to the facts and circumstances then existing.

18.17     Qualifications to representations

     The  representations and warranties contained in  Clauses
     18.4 (Legal validity) and 18.7 (Authorisations) shall (where applicable) be subject, as to matters of law only, to the qualifications in the legal opinions referred to in paragraph 10 of Schedule 2 Part I and paragraph 9 of
     Schedule 2 Part II.

19.  UNDERTAKINGS

19.1 Duration

     The undertakings in this Clause 19 (Undertakings) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

19.2 Financial information

     The Company shall supply to the Agent in sufficient copies for all the Banks:-

     (a) as soon as the same are available (and in any event within 120 days of the end of each of its financial years):-

          (i) the audited consolidated accounts of the Group for that financial year; and

          (ii) the audited consolidated accounts of the Target and its Subsidiaries for that financial year;

     (b) as soon as the same are available (and in any event within 60 days of the end of the first half-year of each of its financial years and within 45 days of the end of each quarter of each of its financial years):-

          (i) the unaudited consolidated accounts of the Group for that half-year or that quarter, as the case may be; and

          (ii) the unaudited consolidated accounts of the Target and its Subsidiaries for that half-year or that quarter, as the case may be; and

               (c) (i) together with the accounts specified in paragraph (a)(i) above, a certificate signed by its auditors setting out in reasonable detail computations establishing compliance or non-compliance with Clause 19.28 (Financial covenants) as at the date to which those accounts were drawn-up;

          (ii) together with the accounts specified in paragraph (b)(i) above, a certificate signed by two of its senior authorised officers on its behalf setting out in reasonable detail computations establishing compliance or non-compliance with Clause 19.28 (Financial covenants) as at the date to which those accounts were drawn-up; and

     (d) within 5 Business Days of them being delivered to the Director General under Condition 2 of Part II of the Licence, the accounting statements delivered to the Director General by the Target.

19.3 Information - miscellaneous

     Each Borrower shall supply to the Agent:-

     (a) all documents despatched by it (in the case of the Target) to its public shareholders (or any class of them) or (in the case of either Borrower) its creditors (or any class of them), other than any creditors in respect of Subordinated Debt, at the same time as they are despatched;

     (b)  promptly upon becoming aware of them, details of any
          litigation,     arbitration    or     administrative
          proceedings   which  are  current,   threatened   or
          pending, and which:

          (i)  if   adversely  determined,  have  a   Material
               Adverse Effect; or

          (ii) would involve liability or potential liability of 10,000,000 pounds or more (or its equivalent in other currencies); or

         (iii) involves   the   Director-General,   the
               Secretary of State, the Licence or any  Licence
               Undertaking;

     (c)  during  the  period  from  the  date  of  issue  and
          approval  of  the  Information  Memorandum  by   the
          Company to the earlier of:

          (i)  the  date  six  months after the  Unconditional
               Acceptances Date; and

          (ii) the close of Syndication as determined and confirmed to the Company by the Agent,

          in reasonable detail notice of any matters of which it is aware (whether occurring prior to, on or after the date of approval and issue of the Information Memorandum) which cause the Information Memorandum when read without knowledge of such matters to be inaccurate or misleading in any material respect;

     (d) promptly upon becoming aware that any material modifications to the Licence are being proposed by the Director General or the Target and/or that any Licence Undertaking is being requested by the Director General or the Secretary of State, reasonable details of those modifications and/or that Licence Undertaking, to be updated from time to time to reflect any changes;

     (e) unless the Agent has already received them, copies of any Licence Undertakings in force at the date the Target becomes a Subsidiary of the Company and, thereafter, promptly after the giving of any Licence Undertaking; and

     (f) promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations as any Finance Party may reasonably request and which the Company is able to provide without breaching any legal obligation or regulation, in sufficient copies for all of the Banks, if the Agent so requests.

19.4 Notification of Default

     Each Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.5 Compliance certificates/accounting matters

(a)  The Company shall supply to the Agent:-

     (i)  together    with   the   accounts    specified    in
          Clause     19.2(a)(i)    and    (b)(i)    (Financial
          Information); and

     (ii) promptly at any other time, if the Agent so requests,

     a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

(b) If, at any time after the date of this Agreement, any material change is made to the Applicable Accounting Principles, the Company shall notify the Agent of the change and, in the absence of any agreement between the Company and the Agent (acting on the instructions of the Majority Banks) to the contrary, the Company shall ensure that the Auditors provide a description of the change and the adjustments which would be required to be made to the latest accounts or financial statements so that those accounts or financial statements reflect the Applicable Accounting Principles, and any reference to any financial statements or accounts delivered under this Agreement shall be construed as a reference to those accounts or financial statements as adjusted to reflect the Applicable Accounting Principles.

(c) The Company shall ensure that each set of accounts to be delivered by it under this Agreement are prepared and audited (in the case of its annual accounts) by the Auditors in accordance with the Applicable Accounting Principles, subject to any variations which are not material or, if material, have been agreed in writing by the Majority Banks.

19.6 Authorisations

     Each Borrower shall promptly:-

     (a)  obtain, maintain and comply with the terms of; and

     (b)  supply certified copies to the Agent of,

     any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.7 Environmental matters

     The Company shall, and shall (after the Clean-Up Date) procure that each member of the Group will:

     (a) obtain all requisite Environmental Licences and comply in all material respects with:

          (i)  the  terms  and conditions of all Environmental
               Licences applicable to it; and

          (ii) all other applicable Environmental Laws,

          in  each  case where failure to do so has a Material
          Adverse Effect; and

     (b) promptly upon receipt of the same, notify the Agent of any claim, notice or other communication served on it in respect of any alleged breach of or corrective or remedial obligation or liability under any Environmental Law which would, if substantiated, have a Material Adverse Effect.

19.8 Pari passu ranking

     Each Borrower shall procure that its payment obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations which are mandatorily preferred by law applying to companies generally.

19.9 Negative pledge

(a) No Borrower shall, and the Company shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets.

(b)  Paragraph (a) does not apply to:

     (i) any lien or right of set-off arising by operation of law (or by an agreement having similar effect) in the ordinary course of business; or

     (ii) pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of its business as security only for Financial Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which that pledge exists; or

    (iii) any Security Interest arising out of title retention or conditional sale provisions in a supplier's standard conditions of supply of goods acquired by any member of the Group in the ordinary course of its business;

     (iv) any Security Interest created under the Pooling and Settlement Agreement;

     (v) any Security Interest existing on an asset at the time of the acquisition of the asset by any member of the Group after the date of this Agreement, but only if:

          (A)  the  Security  Interest  was  not  created   in
               contemplation of the acquisition;

          (B)  the  principal amount secured by  the  Security
               Interest    is   not   increased   after    the
               acquisition; and

          (C) the Security Interest is discharged within 180 days of the acquisition; or

     (vi) any Security Interest existing on the assets of a company at the time it becomes a member of the Group after the date of this Agreement, but only if:

          (A)  the  Security  Interest  was  not  created   in
               contemplation of the relevant company becoming a member of the Group;

          (B)  the  principal amount secured by  the  Security
               Interest is not increased after the relevant company becomes a member of the Group; and

          (C) the Security Interest is discharged within 180 days of the relevant company becoming a member of the Group; or

     (vii) any Security Interest which:-

          (A) constitutes a contractual right of any bank or financial institution to apply any credit balance maintained by any member of the Group with that bank or financial institution against any amount due and payable to such bank or financial institution by that or any other member of the Group; and

          (B)  arises  in  connection with the relevant  Group
               member's    ordinary    banking    arrangements
               (including a cash management scheme); or

    (viii) any Security Interest created with the approval of the Majority Banks; or

     (ix)  any  Security Interest created by a Project  Finance
           Subsidiary, or over the shares of a Project  Finance
           Subsidiary,  securing Project Finance  Indebtedness;
           or

     (x) any other Security Interest not falling within any of paragraphs (i) to (ix) above so long as the aggregate principal amount of outstanding indebtedness secured by all the Security Interests permitted under this sub-paragraph (x) at any time, together with the aggregate principal amount of all outstanding indebtedness permitted under Clause 19.10(b) (Transactions similar to security) at that time, does not exceed (prior to the date on which the Facility B Loans are repaid or prepaid in full) 25,000,000 pounds or (subsequently) 50,000,000 pounds (or, in each case, its equivalent in other currencies).

19.10     Transactions similar to security

(a) Subject to paragraph (b) below, no Borrower shall, and the Company shall procure that no other member of the Group will:-

     (i) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

     (ii) sell,  transfer or otherwise dispose of any  of  its
          receivables  on  recourse  terms,  except  for   the
          discounting of bills or notes in the ordinary course of trading,

     in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

(b) Any member of the Group may enter into transactions otherwise prohibited by sub-paragraph (a)(i) above so long as the aggregate principal amount of outstanding
     indebtedness  of  the  Group  in  respect  of  all   such
     transactions at any time, together with the aggregate principal amount of all outstanding secured indebtedness permitted under Clause 19.9(b)(x) (Negative pledge) at that time, does not exceed (prior to the date on which the Facility B Loans are repaid or prepaid in full) 25,000,000 pounds or (subsequently) 50,000,000 pounds (or, in each case, its equivalent in other currencies).

19.11     Disposals

(a) The Company shall not sell, transfer or otherwise dispose of or cease to exercise control over any of the Shares in the Target acquired by it.

(b) No Borrower shall, and the Company shall procure that no other member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any part of its assets (all such transactions being "disposals" for the purpose of this Clause).

(c)  Paragraph  (b) does not apply to the following  disposals
     (if made on arm's length terms):-

     (i) disposals made in the ordinary course of business of the disposing entity; or

     (ii) disposals  of  assets in exchange for  other  assets
          comparable  or  superior  as  to  type,  value   and
          quality; or

    (iii) disposals of obsolete or surplus assets no longer required for the purpose of the relevant person's business; or

     (iv) the   payment  of  cash  as  consideration  for  the
          acquisition of any asset or services; or

     (v) disposals by one member of the Group to another member of the Group (other than a Project Finance Subsidiary), but only if, in the case of a Subsidiary of the Company to whom the assets are transferred, the Company owns directly or indirectly at least a corresponding percentage of the ownership interest in the transferee Subsidiary as in the transferor Subsidiary; or

     (vi) other disposals of assets which are integral to the distribution and supply of electricity activities of the Group to the extent that the value of those assets disposed of during any financial year of the Company is less than 20,000,000 pounds (as determined by reference to the audited consolidated balance sheet of the Company as at the end of the relevant financial year or, in the case of any such asset which was not taken into account for the purposes of that balance sheet, its book value at the date of disposal); or

    (vii) other disposals of assets not referred to in paragraph (vi) above to the extent that the value of those assets disposed of during any financial year of the Company is less than 50,000,000 pounds (as determined by reference to the audited consolidated balance sheet of the Company as at the end of the relevant financial year or, in the case of any such asset which was not taken into account for the purposes of that balance sheet, its book value at the date of disposal); or

   (viii) disposals of receivables on arm's length terms up to a maximum value:

          (1)  of  20,000,000 pounds, at  any time when   the
               Capitalisation Ratio is in excess of 65 per cent.; or

               (2) of 50,000,000 pounds at any time when the Capitalisation Ratio is less than or equal to 65 per cent.; or

          (3) in excess of the relevant limit of 20,000,000 pounds or 50,000,000 pound, as appropriate, but
               only if the  net   proceeds  of  any  such  excess
               disposals are applied in accordance with this Agreement in or towards prepayment of the Facility B Loans, with any excess being applied first in or towards prepayment of the Facility A Loans pro rata and secondly in or towards prepayment of
               the  Facility  C  Loans pro  rata.   The  Total
               Facility  A  Commitments, the Total Facility  B
               Commitments   or   the   Total    Facility    C
               Commitments, as the case may be, shall be reduced by an amount equal to the relevant prepayment; or

     (ix) any other disposal approved by the Majority Banks.

19.12     Change of business

     The Company shall procure that no substantial change is made to the general nature or scope of the business of the Company or the Group from that carried on at the date of this Agreement or those which are usual for electricity companies in the United Kingdom as at the date of this Agreement, including, without limitation, electricity distribution, supply and generation, electrical contracting and business activities relating to the gas, telecommunication and water industries.

19.13     Holding Company

     The Company shall not carry on any business (other than the holding of shares in, the making of loans to and the provision of administrative services to members of the Group) or acquire any assets other than cash, cash equivalents or shares in (or loans to) members of the Group.

19.14     Mergers and acquisitions

(a) No Borrower shall, and the Company shall procure that no other member of the Group will, enter into any amalgamation, demerger, merger or reconstruction, except for any amalgamation, merger or reconstruction between a member of the Group (other than a Borrower or the Licenceholder) and any other member of the Group (other than a Borrower or the Licenceholder).

(b) No Borrower shall, and the Company shall procure that no other member of the Group will, acquire any assets or business or make any investment if the assets, business or investment is substantial in relation to the Group (other than the Acquisition), except for:

     (i) acquisitions or investments made in the ordinary course of business;

     (ii) acquisitions or investments which the Target or any of its Subsidiaries is legally obliged to make at the date the Target becomes a member of the Group;

    (iii) capital expenditure and any other expenditure,
          in  either case required to be carried out under the
          Licence,  any  Licence  Undertaking  or  any   other
          applicable law or regulation; and

     (iv) other acquisitions or investments, the consideration for which does not exceed (on a cumulative basis) from the Unconditional Acceptances Date:

          (A) until the Facility B Loans are repaid or prepaid in full, 10,000,000 pounds (or its equivalent in other currencies); or

          (B)  at any other time, 20 per cent. of the Adjusted
               Capital and Reserves at such time (or its equivalent in other currencies),

          but only if, in either case, no Default is then outstanding or will result from the acquisition or investment.

19.15     Distributions

(a) The Company shall not declare, recommend, make or pay any dividend, distribution or payment (including by way of redemption, repurchase, defeasance, retirement, return or repayment) to any of its shareholders (other than any payment due to its shareholders for goods and/or services received or provided in the ordinary course of business) or make any payment (including by way of redemption, repurchase, defeasance, retirement, return or repayment and including the payment of interest) in respect of any Subordinated Debt, if:

     (i)  after the relevant dividend, payment or distribution
          is  made,  the  Company is not able to  perform  its
          obligations    under    Clause    9.6     (Mandatory
          prepayment/cancellation); or

     (ii) a Default is outstanding or will result from the relevant dividend, payment or distribution; or

     (iii)      the Capitalisation Ratio exceeds, or will as a
          result   of   the  relevant  dividend,  payment   or
          distribution exceed, 70 per cent.

(b) The Company shall procure that, with effect from the date on which the Target becomes a Subsidiary of the Company and on a quarterly basis, the Target either:

     (i)  pays dividends to its shareholders; or

     (ii) provides funds by way of the making of a loan or the payment of interest on a loan or the repayment of a loan to the Company,

     in each case in the maximum amount available to the Target out of Surplus Cashflow. The Company's obligation under paragraph (b) above does not extend to procuring that the Target makes a payment or provides funds if it would be contrary to any law or regulation or would breach the Licence or any Licence Undertaking. Without limiting the above, if the Target could make a payment or provide funds by complying with Section 155 of the Companies Act 1985 and the Target is able to do so, then the Company shall procure that the Target takes the necessary steps under Section 155-158 of the Companies Act 1985 to enable the payment to be made or the relevant funds to be provided.

19.16     Lending and borrowing

(a) The Company will procure that the aggregate Borrowings of the Target and its Subsidiaries taken together on a consolidated basis plus (to the extent not otherwise included in Borrowings of the Target and/or its Subsidiaries) the amount of any actual or contingent liabilities of the Target and/or its Subsidiaries:

     (i) for Borrowings at that time of any person in which the Target or any of its Subsidiaries has an ownership interest; or

     (ii) to provide funds by loan, subscription for share capital or otherwise to any person in which the Target or any of its Subsidiaries has an ownership interest,

     will not exceed the aggregate of:

     (A) the outstanding principal amount from time to time of the Facility C Loans;

     (B)  the  principal  amount of all  Borrowings  of  those
          companies    outstanding   at   the    Unconditional
          Acceptances Date save to the extent refinanced by a Utilisation of Facility C;

     (C) the outstanding principal amount from time to time of all Borrowings of those companies for which the only creditor is the Company;

     (D) any Borrowing of the Target and/or its Subsidiaries where there is recourse falling within paragraph
          (b)(iii) of the definition of "Project Finance Indebtedness" in Clause 1.1 (Definitions) outstanding from time to time; and

     (E) the amount which, when aggregated with the amounts referred to in sub-paragraphs (A), (B) and (D) above, equals 400,000,000 pounds.

(b) No Borrower will, and each Borrower will procure that no member of the Group will, be the creditor in respect of any Borrowings, other than:

     (i) any Borrowing entered into with the prior consent of the Majority Banks;

     (ii) any Borrowing under paragraph (b) of the definition of "Borrowings" where trade credit is extended by any member of the Group on normal commercial terms and in the ordinary course of its business on substantially the same terms (or terms more favourable to it) and in similar circumstances as for trade credit extended prior to the date of this Agreement by the Target or its Subsidiaries;

     (iii) loans made by one member of the Group to another member of the Group; or

     (iv) Borrowings   not   otherwise  permitted   under   to
          paragraphs (i) to (iii) above in an aggregate amount for the Group as a whole at any time outstanding not exceeding 10,000,000 pounds.

(c) Without prejudice to paragraph (a) above and unless the Majority Banks otherwise consent (such consent not to be unreasonably withheld), the Company shall procure that the Target does not repay or redeem the Bonds otherwise than as may be required by the relevant bondholders in accordance with the terms of the Bonds.

19.17     Hedging

(a) Subject to paragraph (b) below, no Borrower shall, and the Company shall ensure that none of its Subsidiaries will, enter into any interest rate swap, cap, ceiling, collar or floor or any currency swap, futures, foreign exchange or commodity contract or option (whether over the counter or exchange traded) or any similar treasury transaction, other than spot foreign exchange contracts entered into in the ordinary course of business, and transactions for the hedging of actual or projected interest rate, currency and/or commodity and/or energy price exposures arising in the ordinary course of the business activities of that member of the Group.

(b) (i) It is the policy of the Company to ensure that the interest rate on at least 50 per cent. of the aggregate of the outstanding Facility A Loans and the Facility C Loans is either fixed or subject to a cap (the level of which must be acceptable to the Arrangers (acting reasonably)), based on current market rates at the time the relevant hedging arrangement is put in place and for an average period of not less than three years from the Unconditional Acceptances Date.

     (ii) The Company shall enter into such Swap Documents as are necessary to implement the above policy within three months of the Unconditional Acceptances Date.

19.18     Insurance

     The Company shall, and (after the Clean-Up Date) shall procure that each member of the Group will:

     (a) maintain with underwriters or insurance companies of repute the policies of insurance in relation to its business and assets which a prudent person carrying on a similar business might be expected to maintain (including policies to cover public and third party liability and insurance against business interruption) and any such other insurance as may be required pursuant to the terms of any Finance Document; and

     (b) from time to time upon request by the Agent, supply the Agent with copies of all such insurance policies or certificates of insurance or such other evidence of the existence of such policies as may be reasonably acceptable to the Agent.

19.19     Constitutional Documents

     No Borrower will, and the Company will procure that no other member of the Group will, without the prior consent of the Majority Banks or as required by law, amend or seek or agree to amend or replace the memorandum or articles of association or other constitutional documents or by-laws of any member of the Group in any way which would be likely materially and adversely to affect the interests of the Banks under the Finance Documents.

19.20     Arm's length terms

     No Borrower will, and the Company will procure that no other member of the Group will, enter into any material transaction with any other person otherwise than on arm's length terms, other than:

     (a)  transactions  previously approved  by  the  Majority
          Banks;

     (b) loans from or to, or disposals by, one member of the Group to another which are permitted under the Finance Documents;

     (c) transactions entered into on terms more favourable to a member of the Group than arm's length terms;
          and

     (d)  other   transactions   (including   the   issue   of
          Subordinated Debt) expressly permitted under the Finance Documents.

19.21     Share capital and security

     The Company shall ensure that no member of the Group whose shares are charged under the Debenture shall issue any further shares or alter any rights attaching to its issued shares in existence at the date of this Agreement unless those further shares are contemporaneously charged, by way of fixed charge, to the Agent on the terms of the Debenture.

19.22     Security perfection

     The Company shall take all action required to perfect the Security Interests created by the Debenture over the Security Assets (as defined in the Debenture) as soon as reasonably practicable after the date of the Debenture, including (without limitation) sending to the Agent in form and substance satisfactory to it (acting reasonably):

     (a) unless already delivered to the Agent, all share certificates and all other documents of title in relation to shares, stocks or other securities charged under the Debenture together with share transfer forms executed in blank or other documents required to enable the Agent or its nominees to become registered as the owner of the same; and

     (b) duly executed notices of charge and acknowledgements in the form of the relevant schedules to the Debenture respectively in relation to the relevant agreements or accounts charged under the Debenture, but the Company will only be obliged to use reasonable endeavours to obtain the acknowledgements referred to above.

19.23     Compliance with laws

     Without prejudice to Clause 19.24 (Licences and regulatory matters), each Borrower will, and the Company will procure that each other member of the Group will, comply in all material respects with all applicable laws and regulations, whether domestic or foreign, having jurisdiction over it or any of its assets, failure to comply with which has a Material Adverse Effect.

19.24     Licences and regulatory matters

     The Company shall:

     (a) with effect from the Clean-Up Date, ensure that the Target and any Licenceholder (or any other relevant member of the Group) complies in all material respects with the terms of its Licence where failure to comply has a Material Adverse Effect; and

     (b) notify the Agent promptly upon receipt by it or any member of the Group of any notice from the government, any court or any regulatory authority or agency which is reasonably likely to give rise to the revocation, termination, material adverse amendment, suspension or withdrawal of any Licence granted in its favour (unless, contemporaneously, that Licence is to be replaced, substituted or reissued on the same, substantially the same or improved terms); and

     (c) with effect from the Clean-Up Date, procure that each other member of the Group will, comply with the requirements of all rules, regulations, orders and other requirements of the Secretary of State and the Director General under the Act or any other law applicable to the conduct of the business of the supply or distribution of electricity, where failure to comply has a Material Adverse Effect.

19.25     Licence Undertakings

     The Company will consult with the Banks with regard to the terms of any Licence Undertaking which it or any Holding Company of it or the Target may be required to give to the Director General or the Secretary of State in connection with the Offer and will not give and will procure that such Holding Company and (once it has become a Subsidiary of the Company and under its control and in any event no later than 30 days after the Target becomes a Subsidiary of the Company) the Target will not give any such Licence Undertaking without prior consultation with the Banks.

19.26     Business Consents

     Each Borrower will, and the Company will procure that each other member of the Group will, obtain, promptly renew from time to time, and maintain in full force and effect, and if so requested promptly furnish certified copies to the Agent of, all such material authorisations as may be required under any applicable law or regulation or under the Licence or any Licence Undertaking to carry on its business as it is being conducted from time to time, where failure to obtain, renew or maintain any such authorisation or non-compliance with the terms of the same has a Material Adverse Effect.

19.27     The Offer

     The Company shall:

     (a) issue the Press Release within 7 days of the date of this Agreement;

     (b) until the earlier of the date the Offer lapses or is finally closed, comply in all material respects with the Financial Services Act 1986 and the Companies Act 1985 and all other applicable laws and regulations relevant in the context of the Offer, including (subject to any waivers by the Panel) the Code;

     (c) provide each of the Arrangers with such information regarding the progress of the Offer as it may reasonably request;

     (d) unless required to do so by law or under the Code (and if so required, having notified the Agent as soon as possible after becoming aware of the requirement) not issue any press release or make any statement during the course of the Offer which contains any information or statement concerning the Finance Documents or the Finance Parties without first obtaining the prior approval of the information or statement from the Arrangers, in each case such approval not to be unreasonably withheld or delayed;

     (e) not purchase any Shares if to do so would mean that it must make a mandatory offer under Rule 9 of the Code;

     (f) promptly give notices under Section 429 of the Companies Act 1985 in respect of the Shares upon the conditions contained in the Companies Act 1985 for the giving of those notices being satisfied; and

     (g) ensure that no amendment is made or waiver given in respect of any condition of the Offer which, if not waived, would entitle the Company to lapse the Offer, unless the Majority Banks have given their prior consent (such consent not to be unreasonably withheld or delayed); however, any such amendment or waiver must relate to:-

          (i) any increase in the purchase price for the Shares above the level agreed between the Company and the Banks from time to time; or

          (ii) the provisions relating to a material adverse change affecting the Target.

19.28     Financial covenants

(a)  In this Clause 19.28:-

     "Adjusted Capital and Reserves"

     means the amount (including any share premium) for the time being paid up or credited as paid up on the issued share capital of the Company, adjusted as follows:

     (i)  plus  the  outstanding amount  of  any  Subordinated
          Debt;

     (ii) plus the amount standing to the credit (or, as the case may be, minus the amount standing to the debit) of the capital and revenue reserves of the Group;

    (iii) plus any amount standing to the credit or minus any amount standing to the debit of the consolidated profit and loss account of the Group;

     (iv) minus any distribution declared or made by the Company or any of its Subsidiaries (other than to another member of the Group) out of profits included within reserves to the extent that those reserves have not already been reduced on account of it;

     (v) minus amounts attributable to the interests (if any) of outside holders of issued share capital in any member of the Group other than the Company itself;

     and, for the purposes of the foregoing;

     (A) no item shall be effectively deducted or added more than once, all items shall be calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles; and

     (B) where the calculation is being made as at the end of any Accounting Period it shall be determined from the balance sheet forming part of the relevant quarterly or annual accounts for that Accounting Period and, where the calculation is being made on the Business Day following a Subsequent Capital Injection for the purposes of paragraph (a) of the definition of "Margin Adjustment Date", it shall be determined from a certificate of two senior authorised officers of the Company delivered to the Agent following that Subsequent Capital Injection.

     "Capitalisation Ratio"

     means,  at any time, the ratio of Consolidated Net  Total
     Borrowings  to  the aggregate of Consolidated  Net  Total
     Borrowings and Adjusted Capital and Reserves, expressed as a percentage.

     "Consolidated EBITDA"

     for any period comprising an annual Accounting Period of the Company or consecutive quarterly Accounting Periods of the Company (taken together as one period) means the profit of the Group for such period:

     (i) before deducting all depreciation and other amortisation (including, without limitation, amortisation of goodwill arising from and upon the acquisition of the Shares and amortisation of Offer Costs in accordance with Financial Reporting
          Standard   4  issued  by  the  Accounting  Standards
          Board);

     (ii) before  taking into account all Extraordinary  Items
          (whether positive or negative) but after taking into account all Exceptional Items (whether positive or negative);

    (iii) before deducting tax;

     (iv) before taking into account Consolidated Net Interest
          Payable for such period;

     (v)  before deducting any Offer Costs; and

    (vi) after deducting any gain, or adding any loss, to book value arising in favour of the Group on the sale, lease or other disposal of any asset (other than on the sale of trading stock) during such period and deducting any gain, or adding any loss, arising on revaluation of any asset during such period, in each case to the extent that it would otherwise be taken into account, whether as an Exceptional Item or otherwise, and, for the purposes of the foregoing, no item shall be effectively deducted or credited more than once in this calculation, all items shall be determined on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and as determined from the consolidated accounts of the Group for that annual Accounting Period or for the relevant Accounting Periods falling within that period.

     "Consolidated Net Interest Payable"

     means Consolidated Total Interest Payable less any interest or amounts in the nature of interest receivable during the relevant annual Accounting Period of the Company or consecutive quarterly Accounting Periods of the Company (taken together as one period), determined on the same basis and manner as for Consolidated Total Interest Payable.

     "Consolidated Net Total Borrowings"

     at any time means the aggregate at that time of the Borrowings of the members of the Group from sources external to the Group,

     (i) plus (to the extent not otherwise included) the amount of any actual or contingent liability of any member of the Group:

          (A) for Borrowings at that time of any person in which any member of the Group has an ownership interest; or

          (B) to provide funds by loan, subscription for share capital or otherwise to any person in which any member of the Group has an ownership interest;

     (ii) less the cash in hand and cash equivalents of the members of the Group at that time,

     calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified herein and/or in the definition of Borrowings in this Clause) in accordance with the Applicable Accounting Principles and, (1) where the calculation is being made as at the end of any Accounting Period for which a consolidated balance sheet of the Group has been delivered to the Agent, as shown in that balance sheet; and (2) where the calculation is being made on any other day following a Subsequent Capital Injection for the purposes of paragraph (a) of the definition of "Margin Adjustment Date", it shall be determined from a certificate of two senior authorised officers of the Company delivered to the Agent following that Subsequent Capital Injection.

     "Consolidated Total Interest Payable"

     for any period comprising an annual Accounting Period of the Company or consecutive quarterly Accounting Periods of the Company (taken together as one period) means the interest (and all amounts required by the Applicable Accounting Principles to be accounted for as interest) accrued on Borrowings of the Group during such period as an obligation of any member or members of the Group (whether or not paid or capitalised during or deferred for payment after such period) adjusted to take account of any amount constituting interest receivable by any members of the Group under interest rate and/or currency hedging agreements or instruments under which all parties are in compliance with their payment and other material obligations, all determined on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and as shown in the consolidated accounts of the Group for such annual Accounting Period or for the Accounting Periods falling within such period.

     "Exceptional Items"

     has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting Standards Board (as in force at the date of this Agreement), but shall exclude any items falling within the definition of Extraordinary Items.

     "Extraordinary Items"

     has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting Standards Board (as in force at the date of this Agreement) but in addition shall include those items listed in paragraph 20 thereof.

(b)       (i)   All the terms used in paragraph (a) above  are
          to  be  calculated in accordance with the Applicable
          Accounting Principles.

     (ii) If there is a dispute as to any interpretation of or
          computation   for   paragraph   (a)    above,    the
          interpretation  or  computation  of   the   Auditors
          prevails.

(c)  The Company shall procure that:-

     (i) as of each date on which it is tested under paragraph (d) below, the ratio of Consolidated
          EBITDA to Consolidated Net Interest Payable is no less than:

          (A) for the period from the date on which the Target becomes a Subsidiary of the Company until the date on which the Facility B Loans are repaid or prepaid in full, 1.75:1; and

          (B)  thereafter, 2.0:1; and

     (ii) the Capitalisation Ratio shall not, as of each date on which it is tested under paragraph (e) below, exceed:

          (A) for the period from the date on which the Target becomes a Subsidiary of the Company until the date on which the Facility B Loans are repaid or prepaid in full, 90 per cent.;

          (B) for the period from the date on which the Facility B Loans are repaid or prepaid in full until the date falling three years after the date of this Agreement, 75 per cent.; and

          (C)  thereafter, 65 per cent.

(d)       (i)   The  first  test of the covenant  set  out  in
          paragraph (c)(i) above shall be made in respect of the period beginning on the date the Target becomes a member of the Group and ending on its First Test Date;

          (ii) the next three tests of the covenant set out in paragraph (c)(i) above shall be made on a cumulative basis as of the expiry of each subsequent quarterly
          Accounting Period; and

          (iii)each test of the covenant set out in paragraph (c)(i) above thereafter shall be made on a quarterly basis and in respect of the annual Accounting Period ending on the expiry of the relevant quarterly Accounting Period.

(e) The tests of the covenant set out in paragraph (c)(ii) above shall be made as of:

     (i)  its First Test Date;

     (ii) the date of any Subsequent Capital Injection; and

    (iii) the last day of each quarterly Accounting Period after its First Test Date.

20.  DEFAULT

20.1 Events of Default

     Each of the events set out in Clauses 20.2 (Non-payment) to 20.20 (Material adverse change) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Borrower or any other person).

20.2 Non-payment

     A Borrower does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and (if caused by technical or administrative error) the non-payment continues unremedied for 3 Business Days from the receipt by it of notice of non-payment from the Agent.

20.3 Breach of other obligations

(a)  The Company fails to comply with any provision of Clauses
     19.8   (Pari  passu  ranking)  to  19.15  (Distributions)
     inclusive,   Clause  19.20  (Arm's  length   terms)   and
     Clause 19.28(c)(i) (Financial covenants);

(b)  the  Company  fails  to comply with  Clause  19.28(c)(ii)
     (Financial covenants) and, if that default is capable of remedy, it is not remedied within 3 Business Days of the default; or

(c) a Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.2 (Non-payment) or paragraph (a) or (b) above) and, if that default is capable of remedy, it is not remedied within 28 days of the earlier of the relevant Borrower becoming aware of the default and receipt by it of a notice of default from the Agent.

20.4 Misrepresentation

     A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of any Borrower under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting and, if the circumstances causing the misrepresentation are capable of remedy within that period, that misrepresentation is not remedied within 28 days of the earlier of the relevant Borrower becoming aware of the misrepresentation and receipt by it of notice from the Agent requiring remedy.

20.5 Cross-default

(a) Any Financial Indebtedness of a member of the Group is not paid when due or within any applicable grace period;
     or

(b) an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group; or

(c) any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(d) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(e)  any  Security  Interest  securing Financial  Indebtedness
     over   any  asset  of  a  member  of  the  Group  becomes
     enforceable,

     unless, in any such case or cases:-

     (i) the aggregate amount of Financial Indebtedness is less than 20,000,000 pounds (or its equivalent in other currencies) and for this purpose, the amount of any Financial Indebtedness specified in paragraph (b)
          above   will   be   determined  after   making   the
          adjustments specified in paragraphs (b) and  (c)  of
          the   definition   of  "Borrowings"   contained   in
          Clause 1.1 (Definitions); or

     (ii) the Financial Indebtedness is that of the Target or a Subsidiary of the Target, the relevant event occurs prior to the Clean-Up Date and the Financial Indebtedness is to be refinanced by a Loan prior to the Clean-Up Date.

20.6 Insolvency

(a) A Borrower or a Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) a Borrower or a Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of all or any class of its indebtedness; or

(c) a Borrower or a Material Subsidiary by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of all or any class of its indebtedness.

20.7 Insolvency proceedings

(a)  Any  step  (including petition, proposal or  convening  a
     meeting)   is   taken  with  a  view  to  a  composition,
     assignment  or  arrangement  with  any  creditors  of   a
     Borrower or a Material Subsidiary; or

(b) a meeting of a Borrower or a Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of a Borrower or a Material Subsidiary, and, in the case of a petition for winding-up presented by a creditor, it is not withdrawn, discharged or stayed within 21 days; or

(d) any order is made for the winding-up or administration of a Borrower or a Material Subsidiary; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any Borrower or a Material Subsidiary or any other insolvency proceedings involving Borrower or a Material Subsidiary, and, in the case of any such step taken by a creditor, it is not withdrawn, discharged or stayed within 21 days, except for any which arises from a Permitted Transaction.

20.8 Appointment of receivers and managers

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of a Borrower or a Material Subsidiary or any part of its assets, otherwise than in connection with a Permitted Transaction; or

(b) the directors of a Borrower or a Material Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like, otherwise than in connection with a Permitted Transaction; or

(c) any other step is taken to enforce any Security Interest over any part of the assets of a Borrower or a Material
     Subsidiary and is not withdrawn, discharged or stayed within 21 days.

20.9 Creditors' process

     Any attachment, sequestration, distress or execution affects any assets of a Borrower or a Material Subsidiary having an aggregate value of 20,000,000 pounds (or its equivalent in other currencies) and is not discharged within 14 days, unless:

     (a) it is being contested in good faith with due diligence; and

     (b) in the reasonable opinion of the Majority Banks, it does not have a Material Adverse Effect.

20.10     Analogous proceedings

     There occurs, in relation to a Borrower or Material Subsidiary, any event anywhere which, in the opinion of the Majority Banks, appears to correspond with any of those mentioned in Clauses 20.6 (Insolvency) to 20.9 (Creditors' process) (inclusive).

20.11     Cessation of business

     A Borrower or a Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business, other than in connection with a Permitted
     Transaction.

20.12     Unlawfulness

     It is or becomes unlawful for any Borrower to perform any of its material obligations under the Finance Documents.

20.13     Ownership of the Target

     At any time after the Clean-Up Date, less than 75 per cent. of the issued share capital of the Target is beneficially owned by the Company.

20.14     Ownership of the Company

(a) The Parent transfers any of the shares legally and beneficially owned by it to an entity other than:

     (i)  to  Entergy  Corporation or any of its Subsidiaries;
          or

     (ii) to an entity, which has (or has an Affiliate which has) a credit rating of at least BBB- with Standard
          & Poor's rating group or a comparable rating with any other rating agency.

(b)  The  issued  share capital of the Company  ceases  to  be legally  and  beneficially owned as to at  least  50  per
     cent.   by   Entergy  Corporation  and/or  any   of   its
     Subsidiaries.

(c)  The  issued share capital of the Company at any  time  is owned  by  more than three persons and, for this purpose,
     "person"   includes  any  group  of  persons  which   are
     Affiliates.

20.15     Licence

(a) The Licence is revoked or surrendered or ceases to be held by the Target or a wholly-owned Subsidiary of the Target or the Company, other than in circumstances which permit the Target or one of its wholly-owned Subsidiaries to carry on the distribution business of the Target substantially as envisaged at the date of this Agreement either without the Licence as a result of any change in the Act or with a new public electricity supply licence issued to such person under the Act whose terms are not materially less favourable than those of the Licence; or

(b) the Licence or any substitute licence contemplated by paragraph (b) above is materially modified in any manner which, in the reasonable opinion of the Majority Banks, has (whether immediately or in the course of time) a Material Adverse Effect.

20.16     Compliance with the Act

     The Licenceholder fails to comply with:

     (a) a final order (within the meaning of Section 25 of the Act); or

     (b)  a  provisional  order (within the  meaning  of  that
          section)   which  has  been  confirmed  under   that
          section,

     and, in either case, the order has not been revoked under that section or the validity of the order has not been questioned under Section 27 of the Act.

20.17     Pooling and Settlement Agreement

(a) Any notice requiring the Target to cease to be a party to the Pooling and Settlement Agreement is given to the Target under the Pooling and Settlement Agreement.

(b) The Target ceases to be a party to the Pooling and Settlement Agreement.

20.18     Expropriation

     The authority or ability of the Company or the Target or the Licenceholder to conduct its business is wholly or substantially curtailed by any expropriation or renationalisation by or on behalf of any governmental authority.

20.19     Security

     The Debenture or the guarantee of the Company or any Subordination Agreement is ineffective or is alleged by a Borrower or (in the case of a Subordination Agreement) the relevant junior creditor to be ineffective for any reason.

20.20     Material adverse change

     Any event or series of events occurs which, in the reasonable opinion of the Majority Banks, has or is reasonably likely to have a material adverse effect on the ability of a Borrower to comply with:

     (a)   its payment obligations under any Finance Document;
     or

     (b) its obligations under Clause 19.28 (Financial covenants).

20.21     Acceleration

     On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Banks, by notice to the Company:-

     (a)  cancel the Total Commitments; and/or

     (b) demand that all or part of the Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent (acting on the instructions of the Majority Banks); and/or

     (d) demand immediate full cash cover in respect of the Guarantee whereupon the Company shall immediately provide to the Agent by way of payment into a Security Account cash cover in an amount equal to the Banks' maximum aggregate actual and contingent liability under the Guarantee.

20.22     Limited rights of rescission

     Prior to the end of the Certain Funds Period, no Bank has or may seek to exercise any right of rescission or other remedy (including under Clauses 4.2 (Further conditions precedent) and 20.21 (Acceleration)) in consequence of:

     (a) any of the representations or warranties of any Borrower in the Finance Documents (other than those made by the Company in respect of itself and contained in Clauses 18.2(a) (Status), 18.3 (Powers and authority), 18.4 (Legal validity) and 18.5 (Non-conflict)) being or being proved to have been incorrect in any respect; or

     (b)  the  occurrence  of  a Default other  than  a  Major
          Default.


21.  THE AGENT AND THE ARRANGERS

21.1 Appointment and duties of the Agent

(a)  Each  Finance  Party  (other than the Agent)  irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents, and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

(b) The Agent agrees to execute a Subordination Agreement, duly executed by the Company and the relevant junior creditor, promptly on request by the Company.

21.2 Role of the Arrangers

     Except as otherwise provided in this Agreement, no Arranger has any obligations of any kind to any other
     Party under or in connection with any Finance Document.

21.3 Relationship

     The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4 Majority Banks' directions

     The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent may act as it considers to be in the best interests of all the Banks.

21.5 Delegation

     The Agent may act under the Finance Documents through its personnel and agents.

21.6 Responsibility for documentation

     None of the Agent and the Arrangers is responsible to any other Party for:-

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (b) the collectability of amounts payable under any Finance Document; or

     (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance
          Document (including the Information Memorandum).

21.7 Default

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require from the Banks the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

21.8 Exoneration

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.9 Reliance

     The Agent may:-

     (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

     (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

     (c)  engage,   pay  for  and  rely  on  legal  or   other
          professional  advisers  selected  by  it  (including
          those   in   the   Agent's  employment   and   those
          representing a Party other than the Agent).

21.10     Credit approval and appraisal

     Without affecting the responsibility of any Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:-

     (a) has made its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or an Arranger in connection with any Finance Document; and

     (b) will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11     Information

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b)  The  Agent  shall promptly supply a Bank with a  copy  of each  document  received  by the  Agent  under  Clause  4
     (Conditions precedent) or 28.4 (Target as Borrower) upon the request and at the expense of that Bank.

(c)  Except   where   this  Agreement  specifically   provides
     otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)  Except as provided above, the Agent has no duty:-

     (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Borrower or any related entity of any Borrower whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

     (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Borrower.

21.12     The Agent and the Arrangers individually

(a) If it is also a Bank, each of the Agent and the Arrangers has the same rights and powers under the Finance Documents as any other Bank and may exercise those rights and powers as though it were not the Agent or an Arranger.

(b)  Each of the Agent and the Arrangers may:-

     (i) carry on any business with a Borrower or its related entities;

     (ii) act as agent or trustee for, or in relation to any financing involving, a Borrower or its related entities; and

    (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as Agent for the Banks, the Agent's agency division shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 21, if the Agent should act for any member of the Group in any capacity in relation to any other matter, any information given by that member of the Group to the Agent in such other capacity may be treated as confidential by the Agent.

21.13     Indemnities

(a) Without limiting the liability of any Borrower under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for its proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which its participation in the Utilisations (if any) bear to all the Utilisations on the date of the demand. If, however, there are no Utilisations outstanding on the date of demand, then the proportion will be the proportion which its Commitments bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

21.14     Compliance

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Borrower or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15     Resignation of Agent

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may (after consultation with the Company) appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term "Agent" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 (The Agent and the Arrangers) shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

(f) If so instructed by the Majority Banks, the Agent shall resign in accordance with paragraph (a) above. However, in this event the Agent may not appoint a successor
     Agent.

21.16     Banks

     The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary not less than 5 Business Days prior to the relevant payment.

21.17     Agent as Trustee

(a) The Agent in its capacity as trustee or otherwise under the Debenture:-

     (i) is not liable for any failure, omission or defect in perfecting or registering the security constituted or created by any Finance Document;

     (ii) may accept without enquiry such title as the Company may have to any asset secured by the Debenture; and

    (iii) is not under any obligation to hold any Finance Document or any other document in connection with the Finance Documents or the assets secured by any Finance Document (including title deeds) in its own possession or to take any steps to protect or preserve the same. The Agent may permit any member of the Group to retain any Finance Document or other document in its possession.

(b) Save as otherwise provided in the Finance Documents, all moneys which under the trusts contained in the Finance Documents are received by the Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Agent in any investment authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Agent. Additionally, the same may be placed on deposit in the name of or under the control of the Agent at such bank or institution (including the Agent) and upon such terms as the Agent may think fit.

22.  FEES

22.1 Front-end fee

     The Company shall pay (or procure the payment) to the Agent for the Arrangers a front-end fee in the amounts and on the dates agreed in the Fee Letter between the Company and the Arrangers.

22.2 Commitment fee

(a) The Company shall pay to the Agent for each Bank a commitment fee computed at the rate of:

     (i)  (A)  during the period from the date  of  this
               Agreement    up   to   (but   excluding)    the
               Unconditional Acceptances Date, 0.15 per  cent.
               per annum; and

          (B)  subsequently   up   to  (and   including)   the
               Facility  A Final Repayment Date, 50 per  cent.
               of the applicable Margin,

          on the undrawn, uncancelled amount of that Bank's Facility A Commitment; any change to the commitment fee under this sub-paragraph takes effect from the Business Day following receipt of the relevant compliance certificate providing for a change to the applicable Margin, even though the applicable Margin may only apply to Facility A Loans made after that date, or, in any other case, the relevant Margin Adjustment Date;

     (ii) during the period from the date of this Agreement up to (and including) the Facility B Term Date, 50 per cent. of the applicable Margin on the undrawn, uncancelled amount of that Bank's Facility B Commitment; and

    (iii) (A)  during the period from the date  of  this
               Agreement    up   to   (but   excluding)    the
               Unconditional Acceptances Date, 0.15 per  cent.
               per annum; and

          (B)  subsequently   up   to  (and   including)   the
               Facility  C Final Repayment Date, 50 per  cent.
               of the applicable Margin,

          on  the  undrawn, uncancelled amount of that  Bank's
          Facility C Commitment.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time the cancellation takes effect.

22.3 Guarantee fee

(a) The Company shall pay to the Agent for the Banks a guarantee fee computed at the rate equivalent to the Margin applicable to Facility A Loans on the Guarantee Outstandings from the Issue Date of the Guarantee up to and including the Expiry Date. Any change to the guarantee fee takes effect from the next date an instalment of guarantee fee is payable which falls after the Business Day following receipt of the relevant compliance certificate providing for a change to the applicable Margin.

(b) Guarantee fee is payable quarterly in advance from the Issue Date of the Guarantee, and on the Expiry Date of the Guarantee.

22.4 Agent's fee

     The Company shall pay (or procure the payment) to the Agent for its own account an agency fee in the amount agreed in the Fee Letter between the Company and the Agent. The agency fee is payable annually in advance. The first payment of this fee is payable on the date of this Agreement and each subsequent payment is payable on each anniversary of the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

22.5 Issuing Bank's fee

     The Company shall pay to the Issuing Bank for its own account a fronting fee in the amount and on the dates agreed in the Fee Letter between the Company and the Agent.


22.6 VAT

     Any fee referred to in this Clause 22 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee.

23.  EXPENSES

23.1 Initial and special costs

     The Company shall forthwith on demand pay (or procure the payment) to the Agent and the Arrangers the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by them in connection with:-

     (a) Syndication and the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement but, subject to the maximum limit agreed in respect of
          legal  fees  in  the  Fee  Letter  referred  to   in
          Clause 22.1 (Front-end fee);

     (b) the negotiation, preparation, printing and execution of any other Finance Document (other than a Novation
          Certificate or the Syndication Agreement) executed after the date of this Agreement; and

     (c) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of a Borrower or, in the case of Clause 2.3 (Change of currency), the Agent and relating to a Finance Document or a document referred to in any Finance Document.

23.2 Enforcement costs

     The Company shall forthwith on demand pay to each Finance Party the amount of all reasonable costs and expenses (including, without limitation, legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

24.  STAMP DUTIES

     The Company shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

25.  INDEMNITIES

25.1 Currency indemnity

(a) If a Finance Party receives an amount in respect of a Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:-

     (i)  that Borrower shall indemnify that Finance Party  as
          an   independent  obligation  against  any  loss  or
          liability arising out of or as a result of the conversion;

     (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Borrower concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

    (iii) the Borrower shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b)  Each  Borrower  waives  any right  it  may  have  in  any
     jurisdiction  to  pay  any  amount  under   the   Finance
     Documents in a currency other than that in which it is expressed to be payable.

25.2 Other indemnities

     The Company shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:-

     (a)  the occurrence of any Default;

     (b) a change in currency of a country or the operation of Clause 2.3 (Change of currency), the operation of Clause 20.21 (Acceleration) or Clause 31 (Pro rata sharing);

     (c) any payment of principal or an overdue amount being received from any source otherwise than on its due date and, for the purposes of this paragraph (c), the Repayment Date of an overdue amount is the last day of each Designated Term (as defined in Clause 11.3 (Default interest));

     (d) (other than by reason of negligence or default by that Finance Party) a Loan not being made after the Borrower has delivered a Request for that Loan; or

     (e) any failure by a member of the Group to comply with the Environmental Laws applicable to it or any Environmental Licence held by it.

     The Company's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

25.3 Acquisition financing indemnity

(a) The Company shall within 5 Business Days of demand indemnify each Finance Party against any loss or liability which that Finance Party suffers or incurs as a consequence of any litigation proceeding arising, pending or threatened against that Finance Party as a result of the Offer (whether or not made) or of it agreeing to finance or refinance any acquisition by the Company or any person acting in concert with the Company of any Shares or arising out of the use of proceeds of any Utilisation ("relevant litigation") except to the extent caused by its gross negligence or wilful misconduct.

(b) A Finance Party shall notify the Company promptly upon becoming aware, and in reasonable detail, of any relevant litigation and shall keep the Company informed of its progress.

(c) A Finance Party shall conduct any relevant litigation in good faith and will give careful consideration to the views of the Company in relation to the appointment of professional advisers and the conduct of the litigation taking into account (to the extent practicable) both its interests and the interests of the Company.

(d) A Finance Party may only concede or compromise any claim in respect of any relevant litigation if it is acting reasonably and has consulted the Company before so doing.

(e) Notwithstanding paragraphs (a) to (d) above, a Finance Party is not required to disclose to the Company any matter in respect of which it is under a duty of non-disclosure or which is subject to any attorney/client privilege, or which relates to a Finance Party's policy or other extrinsic matters. Any information disclosed by a Finance Party to the Company under this Clause 25.3 shall be subject to the same conditions of confidentiality as those set out in Clause 29 (Disclosure of information) in relation to disclosure to potential transferees.

26.  EVIDENCE AND CALCULATIONS

26.1 Accounts

     Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

26.2 Certificates and determinations

     Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is prima facie evidence of the matters to which it relates. Any determination by a Finance Party of an amount under a Finance Document shall contain a calculation of the amount in reasonable detail.

26.3 Calculations

     Interest (including any applicable MLA Cost) and the fee payable under Clause 22.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days or (in the case of Commitment fee or where market practice so dictates) 360 days. Guarantee fee is calculated on the basis of the actual number of days in the relevant period and a year of 365 days.

27.  AMENDMENTS AND WAIVERS

27.1 Procedure

(a) Subject to Clause 27.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company, the Majority Banks and the Agent. The Agent may effect, on behalf of the Banks, an amendment to which they or the Majority Banks have agreed.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

27.2 Exceptions

     An amendment or waiver which relates to:-

     (a)   the  definition of "Majority Banks" in  Clause  1.1
     (Definitions);

     (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment (including the Margin or any other amount of interest or any fee) under the Finance Documents;

     (c)  an increase in a Bank's Commitment;

     (d) the release of any security the subject of the Debenture;

     (e)  a   term  of  a  Finance  Document  which  expressly
          requires the consent of each Bank; or

     (f)  Clause  31  (Pro  rata sharing) or  this  Clause  27
          (Amendments and waivers),

     may not be effected without the consent of each Bank.

27.3 Waivers and remedies cumulative

     The  rights  of  each  Finance Party  under  the  Finance
     Documents:-

     (a)  may be exercised as often as necessary;

     (b) are cumulative and not exclusive of its rights under the general law; and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.  CHANGES TO THE PARTIES

28.1 Transfers by Borrowers

     No Borrower may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

28.2 Transfers by Banks

(a) Subject to paragraph (b) below, a Bank (the "Existing Bank") may at any time assign, transfer or novate any of its Commitments and/or rights and/or obligations in whole or in part under this Agreement to a Qualifying Bank (the "New Bank"). A partial assignment, transfer or novation is only permitted in minimum amounts of 10,000,000 pounds and if the Bank concerned assigns, transfers or novates a pro rata portion of all its rights and obligations under Facilities A, B and C.

(b)       (i)   The  prior consent of the Company is  required
          for   any  such  assignment,  transfer  or  novation
          referred to in paragraph (a) above, unless:-

          (A) the New Bank is another Bank or an Affiliate of a Bank; or

          (B)  a Default is outstanding.

          However, the prior consent of the Company must not be unreasonably withheld or delayed and will be deemed to have been given if, within 14 days of receipt by the Company of an application for consent, it has not been expressly refused.

     (ii) If the Guarantee has been, or is scheduled to be, issued, the prior consent (not to be unreasonably withheld or delayed) of the Issuing Bank is also required.

(b) A transfer of obligations will be effective only if either:-

     (i) the obligations are novated in accordance with Clause 28.3 (Procedure for novations); or

     (ii) the New Bank confirms to the Agent and the Company that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion (other than pursuant to the Syndication Agreement) an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of 750 pounds.

(e)  An Existing Bank is not responsible to a New Bank for:-

     (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (ii) the collectability of amounts payable under any Finance Document; or

     (iii)the accuracy of any statements (whether written or oral) made in or in connection with any Finance
          Document.

(f)  Each New Bank confirms to the Existing Bank and the other
     Finance Parties that it:-

     (i) has made its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(g) Nothing in any Finance Document obliges an Existing Bank to:-

     (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

     (ii) support any losses incurred by the New Bank by reason of the non-performance by any Borrower of its obligations under this Agreement or otherwise.

(h)  Any  reference in this Agreement to a Bank includes a New
     Bank, but excludes a Bank if no amount is or may be  owed
     to   or  by  that  Bank  under  this  Agreement  and  its
     Commitment has been cancelled or reduced to nil.

28.3 Procedure for novations

(a)  A novation is effected if:-

     (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Part I of Schedule 5 (a "Novation
          Certificate"); and

     (ii) the Agent executes it.

(b)  Each  Party  (other than the Existing Bank  and  the  New
     Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:-

     (i)  the   Existing  Bank  and  the  other  Parties  (the
          "existing  Parties")  will be  released  from  their
          obligations   to   each   other   (the   "discharged
          obligations");

     (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

     (iii)the rights of the Existing Bank against the existing
          Parties and vice versa (the "discharged rights") will be cancelled; and

     (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are execrable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

28.4 Target as Borrower

(a) If the Company wishes the Target to become a Borrower, then it may deliver to the Agent the documents listed in
     Part II of Schedule 2.

(b) On delivery of a Borrower Accession Agreement executed by the Target and the Company, the Target will become a Borrower. However, it may not utilise Facility C until the Agent confirms to the other Finance Parties and the Company that it has received all the documents referred to in paragraph (a) above in form and substance satisfactory to it. The Agent shall notify the Company promptly upon receipt.

(c) Delivery of a Borrower Accession Agreement, executed by the Target, constitutes confirmation by the Target that the representations and warranties set out in Clause 18 (Representations and warranties) and to be made by the Target on the date of the Borrower Accession Agreement are correct, in respect of itself and its Subsidiaries, as if made with reference to the facts and circumstances then existing.

28.5 Reference Banks

     If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

28.6 Increased costs etc.

     If:-

     (a) a Bank assigns, transfers or novates any of its Commitments and/or rights and/or obligations under the Finance Documents or changes its Facility Office without the prior consent of the Company; and

     (b) as a result of circumstances existing at the date the assignment, transfer, novation or change occurs, a Borrower would be obliged to make a payment to the New Bank or Bank acting through its new Facility Office under Clause 13 (Taxes) or Clause 15 (Increased costs), then, notwithstanding the provisions of Clause 13 (Taxes) or Clause 15 (Increased costs), the relevant New Bank or Bank acting through its new Facility Office is only entitled to receive payment under those Clauses from a Borrower to the same extent as the relevant Existing Bank or Bank acting through its previous Facility Office would have been if the assignment, transfer, novation or change had not occurred

28.7 Register

     The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

29.  DISCLOSURE OF INFORMATION

(a) A Finance Party may disclose to one of its Affiliates or any person (a "participant") with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:-

     (i)  a copy of any Finance Document; and

     (ii) any   information  which  that  Finance  Party   has
          acquired  under  or in connection with  any  Finance
          Document,

     so long as disclosure of confidential information under sub-paragraph (ii) above may only be disclosed to a participant if the participant has agreed in writing with the relevant Finance Party to keep the information confidential on the same terms (with consequential changes) as are set out in paragraph (b) below.

(b) Each Finance Party shall keep confidential and not, without the prior consent of the Company, use any information (other than information which is publicly available other than as a result of a breach of this paragraph (b)) supplied by or on behalf of any Borrower under the Finance Documents otherwise than in connection with the Finance Documents. However, each Finance Party is entitled to disclose information:

     (i)  in   connection   with  any  legal  or   arbitration
          proceedings arising out of or in connection with a Finance Document; or

     (ii) if required to do so by an order of a court of competent jurisdiction whether under any procedure for discovering documents or otherwise; or

     (iii)pursuant to any law or regulation in accordance with which that Bank is required or accustomed to act; or

     (iv) to   a  governmental,  banking,  taxation  or  other
          regulatory  authority of any competent jurisdiction;
          or

     (v) to its accountants or legal advisers or any other professional advisers.


30.  SET-OFF

     A Finance Party may set off any matured obligation owed by a Borrower under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation. Nothing in this Clause 30 will be effective to create a charge.

31.  PRO RATA SHARING

31.1 Redistribution

     If any amount owing by a Borrower under this Agreement to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 12 (Payments) (a "recovery"), then:-

     (a)  the   recovering  Finance  Party  shall,  within   3
          Business Days, notify details of the recovery to the Agent;

     (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 12 (Payments);

     (c)  subject  to Clause 31.3 (Exceptions), the recovering
          Finance Party shall, within 3 Business Days of demand by the Agent, pay to the Agent an amount (the
          "redistribution") equal to the excess;

     (d) the Agent shall treat the redistribution as if it were a payment by the Borrower concerned under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.6 (Partial payments); and

     (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Borrower will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.2 Reversal of redistribution

     If under Clause 31.1 (Redistribution):-

     (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to a Borrower; and

     (b)  the   recovering   Finance   Party   has   paid    a
          redistribution in relation to that recovery,

     each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon, the subrogation in Clause 31.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

31.3 Exceptions

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Borrower concerned in the amount of the redistribution pursuant to Clause 31.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if that other Finance Party had an opportunity to participate in those legal proceedings, but did not do so and did not take separate legal proceedings.

32.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance
          Documents; or

     (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.  COUNTERPARTS

     A Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.  NOTICES

34.1 Giving of notices

     All   notices  or  other  communications  under   or   in
     connection with the Finance Documents shall be given in writing or by telex or facsimile. Any such notice will be deemed to be given as follows:-

     (a)  if in writing, when delivered;

     (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

     (c)  if by facsimile, when received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

34.2 Addresses for notices

(a) The address, telex number and facsimile number of each Party (other than the Agent) for all notices under or in connection with the Finance Documents are:-

     (i) that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

     (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b) The address, telex number and facsimile number of the Agent is:-

     101 Moorgate
     London EC2M 6SB

     Telex No: 887139 ABN ALG
     Facsimile No:  0171 588 2975
     Attention:     Credit Administration

     or  such  other  as  the Agent may notify  to  the  other
     Parties by not less than 5 Business Days' notice.

(c) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.

34.3 Facsimile notices

     Each Borrower shall indemnify the Agent against any loss or liability which the Agent incurs as a result of the Agent accepting and/or acting upon any instructions under the Finance Documents received by the Agent from that Borrower by facsimile and which may not have been incurred if, at the time of receipt, the Agent had been given the instructions other than by facsimile.

35.  GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                          SCHEDULE 1

                     BANKS AND COMMITMENTS


Banks                                   Commitments

ABN AMRO BANK N.V.                      )
BANK OF AMERICA NATIONAL TRUST AND      )  AS PER
       SAVINGS ASSOCIATION              )
SYNDICATION
UNION BANK OF SWITZERLAND               )  LETTER

                          SCHEDULE 2

                CONDITIONS PRECEDENT DOCUMENTS

                            PART I

             TO BE DELIVERED BEFORE THE FIRST LOAN


1. A copy of the memorandum and articles of association and certificate of incorporation of the Company.

2. A copy of a resolution of the board of directors of the Company:-

     (a)  approving   the  terms  of,  and  the   transactions
          (including  the Acquisition) contemplated  by,  this
          Agreement   and  resolving  that  it  execute   this
          Agreement, the Debenture and the Fee Letters;

     (b) authorising a specified person or persons to execute this Agreement and the Fee Letters on its behalf and its seal be affixed to the Debenture; and

     (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

3. A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4.    A  copy  of  the Press Release and a copy of  the  Offer
      Document.

5.   The Debenture, duly executed by the Company.

6. A certificate of an authorised signatory of the Company certifying that each copy document specified in paragraphs 1 and 2 of Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

7. Written confirmation from the Company that, as at the date on which the Press Release is issued, the board of directors of the Target has recommended to the shareholders of the Target acceptance of the Offer.

8. Written confirmation from the Parent and the Company that equity and/or capital contributions of a minimum amount agreed in the Syndication Letter has been subscribed for in, or on lent to, the Company and confirmation from the Company that that amount has been or, together with the proceeds of the drawdown of the first Loan will be, applied in full on or prior to the first Drawdown Date in accordance with the terms of this Agreement.

9.   A  report  from Coopers & Lybrand on the financial  model
     (and its assumptions) in relation to the Acquisition, prepared by the Company or its advisers and addressed to the Finance Parties.

10.  A  legal opinion of Allen & Overy, legal advisers to  the
     Arrangers,    addressed   to   the    Finance    Parties,
     substantially in the form of Part I of Schedule 8.


                            PART II

                 TO BE DELIVERED BY THE TARGET


1.   A  Borrower  Accession Agreement, duly  executed  by  the
     Target and the Company.

2. A copy of the memorandum and articles of association and certificate of incorporation of the Target.

3. A copy of a resolution of the board of directors of the Target:-

     (a)  approving   the  terms  of,  and  the   transactions
          contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession
          Agreement;

     (b) authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

     (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

4. A certificate of a director of the Target confirming that utilisation of Facility C in full would not cause any borrowing limit binding on it to be exceeded.

5. A specimen of the signature of each person authorised by the resolution referred to in paragraph (3) above.

6.   The latest audited consolidated accounts of the Target.

7.   If not already received by the Agent, copies of:

     (a)  the Licence; and

     (b)  the Pooling and Settlement Agreement.

8. A certificate of an authorised signatory of the Target certifying that each copy document specified in Part II of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

9. A legal opinion of Allen & Overy, legal advisers to the Agent, addressed to the Finance Parties, substantially in the form of Part II of Schedule 8.

                          SCHEDULE 3

                  CALCULATION OF THE MLA COST


(a) The MLA Cost for a Loan for its Interest Period(s) is calculated in accordance with the following formula:-

     BY + L(Y-X) + S(Y-Z)
     --------------------    % per annum = MLA Cost
         100-(B+S)

     where on the day of application of the formula:-

     B is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y    is  the  rate at which Sterling deposits are offered
          by   the  Agent  to  leading  banks  in  the  London
          interbank market at or about 11.00 a.m. on that day for the relevant period;

     L is the percentage of eligible liabilities which the Bank of England requires the Agent to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

     X is the rate at which secured Sterling deposits in the relevant amount may be placed by the Agent with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11.00 a.m. on that day for the relevant period;

     S    is   the   percentage   of  the   Agent's   eligible
          liabilities which the Bank of England requires the Agent to place as a special deposit; and

     Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)  For the purposes of this Schedule 3:-

     (i)  "eligible  liabilities" and "special deposits"  have
          the   meanings  given  to  them  at  the   time   of
          application of the formula by the Bank of England;

     (ii) "relevant period" in relation to a Loan, means:-

          (A) if the relevant Interest Period is 3 months or less, that Interest Period; or

          (B)  if the relevant Interest Period is more than  3
               months, 3 months.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) (i) The formula is applied on the first day of the relevant Interest Period.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to the nearest four decimal places.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                          SCHEDULE 4

                        FORM OF REQUEST


To:  ABN AMRO BANK N.V. as Agent

From:     [ENTERGY POWER UK PLC/LONDON ELECTRICITY plc]

                            Date: [                          ]

    ENTERGY POWER UK PLC - 1,250,000,000 Pounds Revolving Credit
                           Agreement
                   dated 17th December, 1996


1.    [We  wish to borrow a Facility A/Facility B/Facility  C*
Loan as follows:-

     (a)  Drawdown                                       Date:
          [                                         ]

     (b)  Purpose: [                                       ]

     (c)  Amount: [                                         ]

     (d)  [First]**              Interest              Period:
          [                                         ]

     (e)  Payment                                instructions:
          [                                         ].]*

     [We wish the Issuing Bank to issue the Guarantee as follows:-

     (a)  Amount: [                                       ]

     (b)  Issue                                          Date:
          [                                       ]

     (c)  Expiry                                         Date:
          [                                       ]

     (d)  Delivery                               instructions:
          [                             ]]*

2.   We  confirm that each condition specified in [Clause  4.2
     (Further conditions precedent)/Clause 4.3 (Conditions precedent during the Certain Funds Period]* is satisfied on the date of this Request.



By:

[ENTERGY POWER UK PLC/LONDON ELECTRICITY plc]
Authorised Signatory

                          SCHEDULE 5

                 FORMS OF ACCESSION DOCUMENTS

                            PART I

                     NOVATION CERTIFICATE


To:  ABN AMRO BANK N.V. as Agent

From:                                          [THE   EXISTING
BANK]    and   [THE   NEW   BANK]                        Date:
[                   ]


    ENTERGY POWER UK PLC - 1,250,000,000 pounds Revolving Credit
                           Agreement
                   dated 17th December, 1996

We refer to Clause 28.3 (Procedure for novations).

1.   We    [                                         ]    (the
     "Existing                   Bank")                    and
     [                                      ] (the "New Bank")
     agree to the Existing Bank and the New Bank novating all the Existing Bank's Commitment(s) and/or rights and obligations referred to in the Schedule in accordance with Clause 28.3 (Procedure for novations).

2. The specified date for the purposes of Clause 28.3(c) is [date of novation].

3.   The  Facility Office and address for notices of  the  New
     Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

4.   This Novation Certificate is governed by English law.


                         THE SCHEDULE

       Commitments/Rights and obligations to be novated

[Details of the Commitments/rights and obligations of the Existing Bank to be novated].

[New Bank]

[Facility Office                        Address for notices]

[Existing  Bank]          [New Bank]           ABN  AMRO  BANK
N.V.

By:                      By:                 By:

Date:                    Date:               Date:

                            PART II

                 BORROWER ACCESSION AGREEMENT


To:  ABN AMRO BANK N.V. as Agent

From:     LONDON ELECTRICITY plc and ENTERGY POWER UK PLC

                                           [        ], 199[  ]


    ENTERGY POWER UK PLC - 1,250,000,000 pounds Revolving Credit
                           Agreement
      dated 17th December, 1996 (the "Credit Agreement")

We refer to Clause 28.4 (Target as Borrower).

London Electricity plc of Templar House, 81-87 High Holborn, London WC1V 6NU (Registered no. 2366852) (the "Proposed Borrower") agrees to become a Borrower and to be bound by the terms of the Credit Agreement as a Borrower in accordance with Clause 28.4 (Target as Borrower).

The address for notices of the Proposed Borrower for the purposes of Clause 34.2 (Addresses for notices) is:-

[
                              ]


This Agreement is governed by English law.

By:

LONDON ELECTRICITY plc
Authorised Signatory

By:

ENTERGY POWER UK PLC
Authorised Signatory

                           PART III


                 FORM OF SYNDICATION AGREEMENT






                    SUPPLEMENTAL AGREEMENT



       DATED [                                        ]



              relating to a 1,250,000,000 pounds Credit
              Agreement dated 17th December, 1996


                              for


                     ENTERGY POWER UK PLC


                          arranged by


                      ABN AMRO BANK N.V.
             BANK OF AMERICA INTERNATIONAL LIMITED
                   UNION BANK OF SWITZERLAND


                             with


                      ABN AMRO BANK N.V.

                           as Agent




                         ALLEN & OVERY
                            London

THIS              AGREEMENT              is              dated
[                                              ] between:

(1)  ENTERGY  POWER  UK  PLC  (Registered  No.  3261188)  (the
     "Company");

(2)  LONDON  ELECTRICITY  plc (Registered  No.  2366852)  (the
     "Target")* ;

(3) ABN AMRO BANK N.V., BANK OF AMERICA INTERNATIONAL LIMITED and UNION BANK OF SWITZERLAND as arrangers (in this capacity the "Arrangers");

(4)  ABN  AMRO  BANK N.V., BANK OF AMERICA NATIONAL TRUST  AND
     SAVINGS ASSOCIATION and UNION BANK OF SWITZERLAND as the banks party to the Credit Agreement (as defined below) as at today's date (the "Existing Banks");

(5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as the banks who wish to accede to the Credit Agreement as Banks
     (the "New Banks"); and

(6)  ABN  AMRO  BANK  N.V.  as  agent (in  this  capacity  the
     "Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement, unless the contrary intention appears or the context otherwise requires:

     "Credit Agreement"

     means the Original Credit Agreement as amended pursuant to Clause 4 (Nature of this Agreement) of this Agreement.

     "Effective Date"

     means
     [
           ].

     "Original Credit Agreement"

     means  the  Credit  Agreement dated 17th  December,  1996
     between the Company, the Arrangers, the Existing Banks and the Agent.

1.2     Incorporation    of    Original    Credit    Agreement
interpretations

(a)  Terms  defined  in  the Original Credit Agreement  shall,
unless   the   contrary  intention  appears  or  the   context
     otherwise  requires,  have  the  same  meaning  in   this
     Agreement.

(b) Clauses 1.2 (Construction), 32 (Severability) and 33 (Counterparts) of the Original Credit Agreement shall apply to this Agreement, as though they were set out in full in this Agreement but as if references to the Original Credit Agreement are to be construed as references to this Agreement.

2.   CONSENT AND CONFIRMATION

[(a)]1     The  Company,  [the  Target]2  the  Arrangers,  the
     Existing Banks and the Agent each consent to the New Banks becoming Banks and confirm that, except as expressly provided by the terms of this Agreement, each of the Finance Documents shall continue in full force and effect.

[(b) It is acknowledged that the Guarantee will not be issued.]1.

3.   NOVATION

3.1  Novation   of   Commitments  and   related   rights   and
     obligations

     On the Effective Date (regardless of whether a Default is then continuing):

     (a)  each  New  Bank will become a Bank under the  Credit
          Agreement  with a Facility A Commitment, Facility  B
          Commitment and Facility C Commitment as set out opposite its name in Schedule 2;

     (b) each Existing Bank's Facility A Commitment, Facility B Commitment and Facility C Commitment shall be and be deemed to be reduced down to, the respective amounts set out opposite its name in
          Schedule 2; and

     (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under paragraphs (a) and (b) above[, including, without limitation, its corresponding proportion of the rights and obligations of the Existing Banks in respect of:]

          [List outstanding term loans and Guarantee, if issued.]

3.2  Amounts due on or before the Effective Date

(a) All amounts (if any) payable to an Existing Bank by the Borrowers on or before the Effective Date (including, without limitation, all interest and fees payable on the Effective Date) in respect of any period ending prior to the Effective Date shall be for the account of the Existing Banks, and none of the New Banks shall have any interest in, or any rights in respect of, any such amounts.

(b) If any Facility A Loan or Facility C Loan falls to be made on the Effective Date:

     (i) the Agent will promptly notify each of the New Banks of that fact (and the amount of its participation in that Facility A Loan or Facility C Loan in accordance with sub-paragraph (ii) below); and

     (ii) each Existing Bank and each New Bank shall participate in that Facility A Loan or Facility C Loan (subject to the terms of the Credit Agreement) as if the novation of the Facility A Commitments and the Facility C Commitments under Clauses 3.1(a) and
          (b) (Novation of Commitments and related rights and obligations) of this Agreement had taken effect prior to opening of business on the Business Day before the Effective Date,

     and the Company acknowledges that no Existing Bank will be obliged to participate in any such Loan to any greater extent.

3.3  Administrative details

     Each New Bank has delivered to the Agent its initial details for the purposes of Clause 34 (Notices) of the Credit Agreement.

4.   NATURE OF THIS AGREEMENT

     The novation of Commitments and rights and obligations contemplated by this Agreement shall take effect (in accordance with its terms) as a novation so that:

     (a)  Schedule  1  to  this Agreement is  substituted  for
          Schedule  1 to the Credit Agreement on the Effective
          Date; and

     (b) Clause 28.3 (Procedure for novations) of the Credit Agreement shall apply to the Commitments, rights and obligations transferred, assumed and released under Clause 3.1 (Novation of Commitments and related rights and obligations) of this Agreement and to the associated rights and obligations under the Finance Documents, as if this Agreement were a Novation Certificate.

5.   GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                          SCHEDULE 1

                     BANKS AND COMMITMENTS



Banks                    Facility A   Facility B   Facility C
                         Commitment   Commitment   Commitment
                           Pounds       Pounds       Pounds
[

                          SIGNATORIES
                (to the Syndication Agreement)

Company

ENTERGY POWER UK PLC

By:


Target

LONDON ELECTRICITY plc

By:

Arrangers and Existing Banks

ABN AMRO BANK N.V.

By:


BANK OF AMERICA INTERNATIONAL LIMITED

By:


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION

By:


UNION BANK OF SWITZERLAND

By:



New Banks

[                                       ]


Agent

ABN AMRO BANK N.V.

By:

                          SCHEDULE 6

                       FORM OF GUARANTEE


THIS  DEED is dated [                       ] 199[  ] and made
by ABN AMRO BANK N.V. (the "Guarantor" which expression includes its successors and assigns).

BACKGROUND

(A) ENTERGY POWER UK PLC (Registered No: 3261188) (the "Company") has issued loan notes of an aggregate
     principal amount of pounds[                        ] (the
     "Loan Notes") in connection with the offer for the shares in London Electricity plc.

(B)  The  Guarantor has agreed to guarantee payments due  from
     the   Company   to  holders  of  the  Loan   Notes   (the
     "Noteholders") subject to the terms of this Deed.

IT IS AGREED as follows:

1. (a) Subject to the other terms of this Deed, the Guarantor irrevocably and unconditionally guarantees to each Noteholder for the time being and within five business days of a written demand by that Noteholder, the payment of the principal amount of each Loan Note held by it and the payment of any interest in respect of that principal amount;

     (b)  the  aggregate liability of the Guarantor under this
          Deed  in respect of the principal amount of the Loan
          Notes            is            limited            to
          pounds[                             ]; and

     (c)  the  aggregate liability of the Guarantor under this
          Deed  in  respect of interest on the Loan  Notes  is
          limited to pounds[                             ].

     In this Guarantee a "business day" is a day on which banks are open for business (other than a Saturday or a Sunday) in London.

2.   To  be  valid, any demand by a Noteholder under Clause  1
     above must:

     (a)  be  in  writing signed by the Noteholder  with  such
          signature   being  confirmed  by  the   Noteholder's
          bankers or solicitors;

     (b) state that the Company has defaulted in payment of sums due in respect of the Loan Notes specifying the date of the default, the applicable period of grace (if any), the amount claimed from the Guarantor and the amount of principal and interest in respect of which the default by the Company has been made; and

     (c) be delivered to the Guarantor at its address at [
                 ] within 30 days of the due date of the relevant payment.

3. This guarantee is to be a continuing guarantee and (subject to Clause 5 below) shall remain in force until the date on which all moneys expressed to be payable by the Company under the terms of the Loan Notes shall have been paid.

4.        (a)   The  obligations of the Guarantor  under  this
          guarantee shall not be affected by any concession or arrangement granted or made to or with the Company or by the liquidation of the Company;

          (b) the liability of the Guarantor is not to be increased or extended in any way by any compromise or arrangement but if the effect of any such compromise or arrangement is to extend the time of payment by the Company of any principal or interest secured by the Loan Notes and which the Guarantor is for the time being or may become liable to pay in respect thereof, and, without prejudice to Clause 5 below, the Guarantor shall have the benefit of that extension of time; and

          (c) the Guarantor will not be bound by any variation of the rights of the Noteholders unless that variation shall have been made with the prior written consent of the Guarantor.

5. Unless otherwise agreed by the Guarantor, the liability of the Guarantor under this guarantee shall terminate on
     the                      date                     falling
     [                                               ]  or (if
     earlier) on the date on which all moneys expressed to be payable by the Company under the terms of the Loan Notes shall have been paid, except that the Guarantor shall remain liable in respect of any claims or demands validly made prior to that date to the extent not satisfied or withdrawn by that date.

6.   This Deed is governed by English Law.

The Guarantor has executed this Deed on the day and year first above written.


[Executed as a Deed by ABN AMRO BANK N.V.    )
acting by:                         )
[                        ]    )
and [                         ]]   )

                          SCHEDULE 7

                       FORM OF DEBENTURE


                           DEBENTURE


                   DATED 17th December, 1996


                            BETWEEN


                     ENTERGY POWER UK PLC

                            - and -


                      ABN AMRO BANK N.V.










                            London

                       TABLE OF CONTENTS

Clause                                                    Page

1.   Interpretation                                        111
2.   Fixed Security                                        113
3.   Floating charge                                       113
4.   Representations and warranties                        114
5.   Undertakings                                          114
7.   When security becomes enforceable                     116
8.   Enforcement of security                               116
9.   Receiver                                              117
10.  Powers of Receiver                                    118
12.  Application of proceeds                               120
13.  Expenses and indemnity                                120
14.  Delegation                                            121
15.  Further assurances                                    121
16.  Power of attorney                                     121
17.  Miscellaneous                                         121
18.  Release                                               122
19.  Governing law                                         122

Schedules

1.   Form of notice of the Account Bank                    123
2.   Form  of  acknowledgement  of  the  bank  operating   the
     Security Accounts                                     124

Signatories                                                125

THIS DEED is dated 17th December, 1996 between:

(1)   ENTERGY  POWER UK PLC (Registered number  3261188)  (the
      "Chargor"); and

(2) ABN AMRO BANK N.V. (the "Agent") as agent and trustee for the Finance Parties (as defined in the Credit Agreement defined below).

BACKGROUND:

(A) The Chargor enters into this Deed in connection with the Credit Agreement (as defined below).

(B) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Deed:

     "Account Bank"

     means a person with whom a Security Account is maintained under Clause 6 (Security Accounts).

     "Credit Agreement"

     means the 1,250,000,000 pounds credit agreement dated  17th
     December, 1996 between (among others) the parties to this Deed.

     "Group Shares"

     means any shares in any member of the Group from time to time held by the Chargor or a nominee on its behalf, including the shares of the Chargor in the Target.

     "Receiver"

     means a receiver and manager or (if the Agent so specifies in the relevant appointment) a receiver, in either case, appointed under this Deed.

     "Related Rights"

     means:

     (a) any dividend or interest paid or payable in relation to any Shares;

     (b) any stocks, shares, securities, rights, moneys or property accruing or offered at any time in relation to any Shares by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise; and

     (c) all dividends, interest or other income in respect of any such asset as is referred to in paragraph (b) above.

     "Secured Liabilities"

     means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Borrowers to any Finance Party under the Finance Documents except for any obligation which, if it were so included, would result in this Deed contravening Section 151 of the Companies Act 1985. The term "Finance Document" includes all amendments and supplements.

     "Security Account"

     means   an  account  of  the  Chargor  established  under
     Clause 6 (Security accounts).

     "Security Assets"

     means all assets of the Chargor the subject of any security created by this Deed.

     "Security Period"

     means the period beginning on the date of this Deed and ending on the date on which the Agent is satisfied that all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

     "Shares"

     means the Group Shares, and any other stocks, shares, debentures, bonds or other securities and investments held by the Chargor.

1.2  Construction

(a) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b) The provisions of Clause 1.2 of the Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.

(c) If the Agent (acting reasonably) considers that an amount paid by any Borrower to a Finance Party under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of that Borrower or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

(d)  A  reference in this Deed to any assets includes,  unless
     the   context  otherwise  requires,  present  and  future
     assets.

2.   FIXED SECURITY

     The Chargor, as beneficial owner and as security for the payment of all the Secured Liabilities, charges in favour of the Agent:-

     (a) by way of a first equitable mortgage all Shares held by it and/or any nominee on its behalf and all Related Rights accruing to the Shares; and

     (b)  by way of first fixed charge:-

          (i) (to the extent not effectively mortgaged under paragraph (a) above) its interest in all the Shares and their Related Rights;

          (ii) to the fullest extent permitted by law, all moneys standing to the credit of any account (including the Security Accounts) with any person and the debts represented by them;

         (iii) all of the Chargor's book and other debts, the proceeds of the same and all other moneys due and owing to the Chargor and the benefit of all rights, securities and guarantees of any nature enjoyed or held by it in relation to any of the foregoing; and

          (iv) to the extent that they are able to be the subject of any Security Interest, the benefit of all licences, consents and authorisations (statutory or otherwise) held in connection with its business or the use of any Security Asset specified in any other sub-paragraph in this Clause and the right to recover and receive all compensation which may be payable to it in respect of them.

     The Agent may convert the equitable mortgage created in paragraph (a) above into a legal mortgage if a Default is outstanding. The mortgages and charges created by this Clause 2 are made with full title guarantee.


3.   FLOATING CHARGE

3.1  Creation of floating charge

     The Chargor, as beneficial owner and as security for the payment of all of the Secured Liabilities, charges in favour of the Agent by way of a first floating charge all its assets not otherwise effectively mortgaged or charged by way of fixed mortgage or charge by Clause 2 (Fixed Security).

3.2  Conversion

     The Agent may by notice to the Chargor convert the floating charge created by this Deed into a fixed charge as regards all or any of the Chargor's assets specified in the notice if:

     (a)  an Event of Default is outstanding; or

     (b) the Agent considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

4.   REPRESENTATIONS AND WARRANTIES

4.1  Representations and warranties

     The Chargor makes the representations and warranties set out in this Clause 4 to each Finance Party.

4.2  Security

     This Deed creates those Security Interests it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

4.3  Shares

     The Shares are fully paid and the Chargor is the sole beneficial owner of them, free from any Security Interest or option.

4.4  Times for making representations and warranties

     The representations and warranties set out in this Clause 4 are made on the date of this Deed and are deemed to be repeated by the Chargor on each date during the
     Security   Period  with  reference  to  the   facts   and
     circumstances then existing.

5.   UNDERTAKINGS

5.1  Duration

     The undertakings in this Clause 5 remain in force throughout the Security Period.

5.2  Restrictions on dealing

     The Chargor shall not (except as permitted under the Credit Agreement):-

     (a) create or permit to subsist any Security Interest on any Security Asset other than any Security Interest created by this Deed; or

     (b) sell, transfer, grant, or lease or otherwise dispose of any Security Asset, except for the disposal in the ordinary course of trade of any Security Asset subject to the floating charge created under Clause 3.1 (Creation of floating charge).

5.3  Book debts and receipts

     The Chargor shall:-

     (a)  get in and realise the Chargor's:

          (i)  securities  to  the  extent  held  by  way   of
               temporary investment; and

          (ii) book and other debts and other moneys,

          in the ordinary course of its business and hold the proceeds of the getting in and realisation (until payment into a Security Account if required in accordance with paragraph (b) below) upon trust for the Agent; and

     (b) save to the extent that the Agent otherwise agrees, pay the proceeds of the getting in and realisation into a Security Account.

5.4  Notice to bank operating an account

     The Chargor will give notice to any bank (other than the Agent) operating an account of the Chargor on the date of this Deed or (if later) the date the account is opened, substantially in the form of Schedule 1, and shall use its reasonable endeavours to procure that the relevant bank acknowledges the notice substantially in the form of
     Schedule 2.

5.5  Deposit of Shares

     The Chargor shall:-

     (a) deposit with the Agent, or as the Agent may direct, all certificates, bearer instruments, and other documents of title or evidence of ownership in relation to the Shares and their Related Rights; and

     (b) execute and deliver to the Agent all share transfers and other documents which may be requested by the Agent in order to enable the Agent or its nominees to be registered as the owner or otherwise obtain a legal title to the Shares and their Related Rights.

6.   SECURITY ACCOUNTS

6.1  Accounts

     All  Security Accounts must be maintained at a branch  of
     the  Account  Bank  approved by the Agent.   The  initial
     Account Bank is the Agent.

6.2  Change of Account Bank

(a) The Account Bank may be changed to another bank or financial institution if the Agent so requires.

(b)  A  change  only becomes effective upon the  proposed  new
     Account Bank agreeing with the Agent and the Chargor, in a manner satisfactory to the Agent, to fulfil the role of the Account Bank under this Deed.

(c) In the event of a change of Account Bank, the amount (if any) standing to the credit of the Security Accounts maintained with the old Account Bank shall be transferred to the corresponding Security Accounts maintained with the new Account Bank forthwith upon the appointment taking effect. The Chargor shall take any action which the Agent may require to facilitate a change of Account Bank and any transfer of credit balances (including the execution of bank mandate forms).

6.3  Interest

     Amounts standing to the credit of each Security Account shall bear interest at a rate considered by the Account
     Bank to be a fair market rate.

6.4  Withdrawals

(a) Except with the prior consent of the Agent, the Chargor shall not withdraw any moneys standing to the credit of a Security Account except for a purpose not prohibited by the Credit Agreement at a time when the security constituted by this Deed is not enforceable or has not been enforced.

(b) The Agent (or a Receiver) may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of a Security Account to meet an amount due and payable under the Finance Documents when it is due and payable.

7.   WHEN SECURITY BECOMES ENFORCEABLE

     The security constituted by this Deed shall become immediately enforceable upon the occurrence of an Event of Default and the power of sale, shall be immediately exerciseable upon and at any time after the occurrence of any Event of Default. After the security constituted by this Deed has become enforceable, the Agent may in its absolute discretion enforce all or any part of the security in any manner it sees fit or as the Majority Banks direct.

8.   ENFORCEMENT OF SECURITY

8.1  General

     For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed and section 103 and section 93 of the Law of Property Act 1925 shall not apply to the security constituted by this Deed.

8.2  Shares

     After the security constituted by this Deed has become enforceable, the Agent may exercise (in the name of the Chargor and without any further consent or authority on the part of the Chargor) any voting rights and any powers or rights which may be exercised by the person or persons in whose name any Share and its Related Rights are registered or who is the holder of any of them or otherwise (including all the powers given to trustees by Section 10(3) and (4) of the Trustee Act, 1925 as amended by Section 9 of the Trustee Investment Act, 1961 in respect of securities or property subject to a trust). Until that time, the voting rights, powers and other rights in respect of the Shares shall (if exercisable by the Agent) be exercised in any manner which the Chargor may direct in writing.

8.3  Contingencies

     If the Agent enforces the security constituted by this Deed at a time when no amounts are due under the Finance Documents but at a time when amounts may or will become so due, the Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into a Security Account.

8.4  No liability as mortgagee in possession

     Neither the Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

8.5  Agent of the Chargor

     Each Receiver is deemed to be the agent of the Chargor for all purposes and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Law of Property Act 1925. The Chargor alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and no Finance Party shall incur any liability (either to the Chargor or to any other person) by reason of the Agent making his appointment as a Receiver or for any other reason.

8.6  Protection of third parties

     No person (including a purchaser) dealing with the Agent or a Receiver or its or his agents will be concerned to enquire:-

     (a)  whether the Secured Liabilities have become payable;
          or

     (b) whether any power which the Agent or the Receiver is purporting to exercise has become execrable; or

     (c)  whether  any  money  remains due under  the  Finance
          Documents; or

     (d) how any money paid to the Agent or to the Receiver is to be applied.

8.7  Redemption of prior mortgages

     At any time after the security constituted by this Deed has become enforceable, the Agent may:-

     (a) redeem any prior Security Interest against any Security Asset; and/or

     (b) procure the transfer of that Security Interest to itself; and/or

     (c) settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed shall be conclusive and binding on the Chargor.

     All   principal  moneys,  interest,  costs,  charges  and
     expenses of and incidental to any such redemption and/or transfer shall be paid by the Chargor to the Agent on demand.

9.   RECEIVER

9.1  Appointment of Receiver

     At any time after the security constituted by this Deed becomes enforceable or, if the Chargor so requests the Agent in writing, at any time, the Agent may without further notice appoint under seal or in writing under its hand any one or more persons to be a Receiver of all or any part of the Security Assets in like manner in every respect as if the Agent had become entitled under the Law of Property Act 1925 to exercise the power of sale conferred under the Law of Property Act 1925.

9.2  Removal

     The Agent may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it deems it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

9.3  Remuneration

     The Agent may fix the remuneration of any Receiver appointed by it.

9.4  Relationship with Agent

     To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) upon a Receiver of the Security Assets may after the security created by this Deed becomes enforceable be exercised by the Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

10.  POWERS OF RECEIVER

10.1 General

(a) Each Receiver has, and is entitled to exercise, all of the rights, powers and discretions set out below in this Clause 10 in addition to those conferred by the Law of Property Act 1925 on any receiver appointed under the Law of Property Act 1925.

(b) If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receivers.

(c) A Receiver who is an administrative receiver of the Chargor has all the rights, powers and discretions of an administrative receiver under the Insolvency Act 1986.

10.2 Possession

     A Receiver may take immediate possession of, get in and collect any Security Assets.

10.3 Carry on business

     A Receiver may carry on the business of the Chargor as he thinks fit.

10.4 Protection of assets

     A Receiver may do all acts as he may think fit which the Chargor might do in the ordinary conduct of its business as well for the protection as for the improvement of the Security Assets.

10.5 Employees

     A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he may think proper and discharge any such persons appointed by the Chargor.

10.6 Borrow money

     A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to the security constituted by this Deed or otherwise and generally on any terms and for whatever purpose which he thinks fit. No person lending that money is concerned to enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

10.7 Sale of assets

     A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks proper. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit.

10.8 Compromise

     A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

10.9 Legal Actions

     A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Security Asset which may seem to him to be expedient.

10.10     Receipts

     A Receiver may give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising any Security Asset.

10.11     Subsidiaries

     A Receiver may form a Subsidiary of the Chargor and transfer to that Subsidiary any Security Asset.

10.12     Delegation

     A Receiver may delegate his powers in accordance with Clause 14 (Delegation).

10.13     Other powers

     A Receiver may:-

     (a) do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and

     (b) exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the same,

     and may use the name of the Chargor for any of the above purposes.

11.  SET OFF

     The Agent may, at any time after this Deed has become enforceable, without notice to or making demand on the Chargor and whether or not all or any of the Secured
     Liabilities have matured:

     (a) set off any of the Secured Liabilities against any liability (whether or not matured) owed by the Agent to the Chargor in respect of any moneys in the Security Accounts regardless of the place or payment, booking branch or currency of either obligation; and/or

     (b) debit any account of the Chargor (whether sole or joint) with the Agent at any of its offices anywhere (including an account opened specially for that purpose) with all or any part of the Secured Liabilities; and/or

     (c) apply any moneys in a Security Account in or towards the payment or discharge of the Secured Liabilities.

12.  APPLICATION OF PROCEEDS

     Any moneys received by the Agent or any Receiver after this Deed has become enforceable shall be applied in the following order of priority (but without prejudice to the right of any Finance Party to recover any shortfall from the Chargor):

     (a) in satisfaction of or provision for all costs and expenses incurred by the Agent or any Receiver and of all remuneration due to the Receiver under this Deed;

     (b) in or towards payment of the Secured Liabilities or such part of them as is then due and payable; and

     (c) in payment of the surplus (if any) to the Chargor or other person entitled to it.

13.  EXPENSES AND INDEMNITY

     The Chargor shall forthwith on demand pay all costs and expenses (including legal fees) incurred in connection with this Deed by any Finance Party, Receiver, attorney, manager, agent or other person appointed by the Agent under this Deed, and keep each of them indemnified against any failure or delay in paying the same.

14.  DELEGATION

     The Agent and any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by them under this Deed. Any such delegation may be made upon the terms (including power to sub-delegate) and subject to any regulations which the Agent or that Receiver (as the case may be) may think fit. Neither the Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

15.  FURTHER ASSURANCES

     The Chargor shall, at its own expense, take whatever action the Agent or a Receiver may reasonably require for:-

     (a) perfecting or protecting the security intended to be created by this Deed over any Security Asset;

     (b) facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Agent or any Receiver or any of its or their delegates or sub-delegates in respect of any Security Asset, including the execution of any transfer, conveyance, assignment or assurance of any property whether to the Agent or to its nominees, and the giving of any notice, order or direction and the making of any registration, which, in any such case, the Agent may think expedient.

16.  POWER OF ATTORNEY

     The Chargor, by way of security, irrevocably and severally appoints the Agent, each Receiver and any of their delegates or sub-delegates to be its attorney to take any action which the Chargor is obliged to take under this Deed, including under Clause 15 (Further Assurances). The Chargor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

17.  MISCELLANEOUS

17.1 Covenant to pay

     The   Chargor   shall  pay  or  discharge   the   Secured
     Liabilities  in  the manner provided for in  the  Finance
     Documents.

17.2 Continuing security

     The security constituted by this Deed is continuing and will extend to the ultimate balance of all the Secured
     Liabilities, regardless of any intermediate payment or discharge in whole or in part.

17.3 Additional security

     The security constituted by this Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party for any Secured Liability.

17.4 Tacking

     Each  Bank shall perform its obligations under the Credit
     Agreement (including any obligation to make available further advances).

17.5 New Accounts

     If a Finance Party receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent charge or other interest affecting any
     Security Asset and/or the proceeds of sale of any Security Asset, the Finance Party may open a new account with the Chargor. If the Finance Party does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice. As from that time all payments made to the Finance Party will be credited or be treated as having been credited to the new account and will not operate to reduce any amount for which this Deed is security.

17.6 Time deposits

     Without prejudice to any right of set-off any Finance Party may have under any other Finance Document or otherwise, if any time deposit matures on any account the Chargor has with any Finance Party at a time within the Security Period when:

     (a)  this security has become enforceable; and

     (b) no amount of the Secured Liabilities is due and payable,

     that time deposit shall automatically be renewed for any further maturity which that Finance Party considers appropriate.

18.  RELEASE

     Upon the expiry of the Security Period (but not otherwise), the Finance Parties shall, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from the security constituted by this Deed.

19.  GOVERNING LAW

     This Deed is governed by English law.

 This Deed has been entered into as a deed on the date stated
                at the beginning of this Deed.

                          SCHEDULE 1

              Form of notice of the Account Bank

To:  [                                            ]

     [                         ], 199[   ]

Dear Sirs,

We give you notice that, by a Debenture dated 17th December, 1996, Entergy Power UK PLC charged (by way of a first fixed and floating charge) to ABN AMRO Bank N.V. (as agent and trustee) (the "Agent") all moneys (including interest) from time to time standing to the credit of certain bank accounts (the "Accounts") and the debt or debts represented thereby.

We irrevocably instruct and authorise you to disclose to the Agent without any reference to or further authority from us and without any inquiry by you as to the justification for the disclosure, any information relating to any of the Accounts maintained with you from time to time as the Agent may, at any time and from time to time, request you to disclose to it.

This letter is governed by English law.

Would you please confirm your agreement to the above by sending the enclosed acknowledgement to the Agent with a copy to ourselves.

Yours faithfully,



 ................................
(Authorised signatory)
Entergy Power UK PLC

                          SCHEDULE 2

          Form of acknowledgement of the Account Bank




To:  ABN AMRO Bank N.V.

     For the attention of: [                     ]
     [relevant address applying under
     Clause 34 (Notices) of the Credit Agreement]


                     [                              ], 199[  ]


Dear Sirs,


We  confirm  receipt from Entergy Power UK PLC (the "Company")
of a notice dated [                                    ] of  a
charge upon the terms of a Debenture dated 17th December, 1996 of all moneys (including interest) from time to time standing to the credit of certain bank accounts of the Company (the "Accounts") and the debt or debts represented thereby.

We confirm that we have not received notice of the interest of any third party in any of the Accounts maintained with us.

We confirm that until you give us notice in writing that the assets assigned to you under the Debenture have been released and reassigned to the Company, we do not have and will not make or exercise, any claims or demands, any rights of counterclaim, rights of set-off or any other equities against the Company in respect of the Accounts maintained with us.

This letter is governed by English law.

Yours faithfully,




 .................................
[               ]

                 SIGNATORIES TO THE DEBENTURE


THE COMMON SEAL of         )
ENTERGY POWER UK PLC was   )
affixed to this deed in the   )
presence of                )


Director

Director/Secretary





The Agent

ABN AMRO BANK N.V.

By:

                          SCHEDULE 8

            FORM OF LEGAL OPINIONS OF ALLEN & OVERY

                            PART I

             TO BE DELIVERED BEFORE THE FIRST LOAN

To:  The Finance Parties
     (as defined in the
     Credit Agreement defined below)


Dear Sirs,

  Entergy Power UK PLC(the "Company") - 1,250,000,000 pounds Credit
                           Agreement
      dated 17th December, 1996 (the "Credit Agreement")


We   have  received  instructions  from  and  participated  in
discussions with the Arrangers in connection with  the  Credit
Agreement.

Terms defined in the Credit Agreement have the same meaning in this opinion. The Credit Agreement and the Debenture is each called an "Agreement". "Security Assets" has, in relation to the Debenture, the meaning given to it in the Debenture

For the purposes of this opinion we have examined the following documents:-

(a)  a signed copy of the Credit Agreement;

(b)  an    executed    copy    of    the    Debenture    dated
     [                                  ]  between the Company
     and the Agent;

(c) a certified copy of the memorandum and articles of association and certificate of incorporation of the Company; and

(d)  a certified copy of the minutes of a meeting of the board
     of directors of the Company dated [     ].

On  [        ] December, 1996, we carried out a search of  the
Company  at  the Companies Registry.  On [        ]  December,
1996 we made a telephone search of the Company at the winding-up petitions at the Companies court.

The above are the only documents or records we have examined, and the only searches and enquiries we have carried out, for the purposes of this opinion.

We assume that:-

(i) the Company is not unable to pay its debts within the meaning of section 123 of the Insolvency Act, 1986 at the time it enters into an Agreement and will not as a consequence of either Agreement be unable to pay its debts within the meaning of that section;

(ii) no step has been taken to wind up the Company or appoint a receiver in respect of it or any of its assets, although the searches referred to above give no indication that any winding-up order or appointment of a receiver has been made;

(iii)all signatures and documents are genuine;

(iv) all documents are and remain up-to-date;

(v) the correct procedure was carried out at the board meeting referred to in paragraph (d) above; for example, there was a valid quorum, all relevant interests of directors were declared and the resolutions were duly passed at the meeting; and

(vi) each   Agreement   is  a  legally  binding,   valid   and
     enforceable obligation of each party to it other than the Company.

Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England are concerned:-

(1) Status: The Company is a company incorporated with limited liability under the laws of England and is not in liquidation.

(2) Powers and authority: The Company has the corporate power to enter into and perform the Agreements and has taken all necessary corporate action to authorise the execution, delivery and performance of the Agreements.

(3) Legal validity: Each Agreement constitutes the Company's legally binding, valid and enforceable obligation.

(4) Non-conflict: The execution, delivery and performance by the Company of each Agreement will not violate any provision of (i) any existing English law applicable to companies generally, or (ii) the memorandum or articles of association of the Company.

(5) Consents: No authorizations of governmental, judicial or public bodies or authorities in England are required by the Company in connection with the performance, validity or enforceability of either Agreement.

(6) Taxes: All payments due from the Company under the Credit Agreement may be made without deduction of any United Kingdom taxes, if, in the case of any interest, the person which made the part of the Loan to which the interest relates was, at the time of the making of the Loan, a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 and the recipient of the interest is within the charge to United Kingdom corporation tax as regards that interest.

(7) Registration requirements: Except for registration of the Debenture at Companies House under section 395 of the Companies Act 1985, it is not necessary or advisable to file, register or record either Agreement in any public place or elsewhere in England.

(8) Stamp duties: No stamp, registration or similar tax or charge is payable in England in respect of either
     Agreement.

(9) Security: Subject to due registration where required, the Debenture creates security interests in the Security
     Assets concerned.

This opinion is subject to the following qualifications:-

(i) This opinion is subject to all insolvency and other laws affecting the rights of creditors or secured creditors generally.

(ii) No opinion is expressed on matters of fact.

(iii)We   assume  that  no  foreign  law  affects   the
     conclusions stated above.

(iv) No opinion is expressed as to:

     (a)  the title of the Company to any Security Asset; or

     (b) the priority of any security created or to be created by the Debenture; or

     (c)  the  nature of the security created by the Debenture
          (whether fixed or floating); or

     (d) the marketability of, or rights of enforcement over, the Security Assets.

     These matters are too lengthy to cover in this letter.

(v) It may not be possible to create a valid security interest over a bank account in favour of the bank with which the account is maintained.

(vi) The term "enforceable" means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This  opinion  is given for the sole benefit  of  the  Finance
Parties as at the date of this opinion (and their professional advisers) and may not be relied upon by or disclosed to any other person.

Yours faithfully

                            PART II

           TO BE DELIVERED IN RESPECT OF THE TARGET

To:  The Finance Parties
     (as defined in the
     Credit Agreement defined below)


Dear Sirs,

  Entergy Power UK PLC (the "Company")/London Electricity plc
  (the "Target") - 1,250,000,000 pounds Credit Agreement dated 17th
            December, 1996 (the "Credit Agreement")


We   have  received  instructions  from  and  participated  in
discussions  with  the  Agent in connection  with  the  Credit
Agreement.

Terms defined in the Credit Agreement have the same meaning in this opinion.

For the purposes of this opinion we have examined the following documents:-

(a)  a signed copy of the Credit Agreement;

(b)  a   copy  of  the  Borrower  Accession  Agreement   dated
     [                                  ]  and executed by the
     Target;

(c) a certified copy of the memorandum and articles of association and certificate of incorporation of the Target; and

(d) a certified copy of the minutes of a meeting of the board of directors of the Target dated [ ].

On  [                         ],  199[   ], we carried  out  a
search   of   the  Target  at  the  Companies  Registry.    On
[                         ],  199[    ]  we made  a  telephone
search of the Target at the winding-up petitions at the Companies court.

The above are the only documents or records we have examined, and the only searches and enquiries we have carried out, for the purposes of this opinion.

We assume that:-

(i) no step has been taken to wind up the Target or appoint a receiver in respect of it or any of its assets, although the searches referred to above give no indication that any winding-up order or appointment of a receiver has been made;

(ii) all signatures and documents are genuine;

(iii)all documents are and remain up-to-date;

(iv) the correct procedure was carried out at the board meeting referred to in paragraph (d) above: for example, there was a valid quorum, all relevant interests of directors were declared and the resolutions were duly passed at the meeting; and

(v) the Credit Agreement is a legally binding, valid and enforceable obligation of each party to it.

Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England are concerned:-

(1) Status: The Target is a company incorporated with limited liability under the laws of England and is not in liquidation.

(2) Powers and authority: The Target has the corporate power to enter into and perform the Agreements and has taken all necessary corporate action to authorise the execution, delivery and performance of the Credit Agreement.

(3)  Legal  validity:  The  Credit Agreement  constitutes  the
     Target's   legally   binding,   valid   and   enforceable
     obligation.

(4) Non-conflict: The execution, delivery and performance by the Target of the Borrower Accession Agreement and the Credit Agreement will not violate any provision of
     (i) any existing English law applicable to companies generally, or (ii) the memorandum or articles of association of the Target.

(5) Consents: No authorizations of governmental, judicial or public bodies or authorities in England are required by the Target in connection with the performance, validity or enforceability of the Borrower Accession Agreement or the Credit Agreement.

(6) Taxes: All payments due from the Target under the Credit Agreement may be made without deduction of any United Kingdom taxes, if, in the case of any interest, the person which made the part of the Loan to which the interest relates was, at the time of the making of the Loan, a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 and the recipient of the interest is within the charge to United Kingdom corporation tax as regards that interest.

(7)  Registration   requirements:  It  is  not  necessary   or
     advisable  to  file,  register  or  record  the  Borrower
     Accession Agreement in any public place or elsewhere in England.

(8) Stamp duties: No stamp, registration or similar tax or charge is payable in England in respect of the Borrower
     Accession Agreement.

This opinion is subject to the following qualifications:-

(i) This opinion is subject to all insolvency and other laws affecting the rights of creditors generally.

(ii) No opinion is expressed on matters of fact.

(iii)We assume that no foreign law affects the conclusions stated above.

(iv) The term "enforceable" means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This  opinion  is given for the sole benefit  of  the  Finance
Parties as at the date of this opinion (and their professional advisers) and may not be relied upon by or disclosed to any other person.

Yours faithfully

                          SCHEDULE 9

                FORM OF SUBORDINATION AGREEMENT

                   DATED [     ] , 199[    ]


                            BETWEEN


                     ENTERGY POWER UK PLC

                             -and-

                      THE JUNIOR CREDITOR
                   (as defined in this Deed)

                             -and-

                      ABN AMRO BANK N.V.
                       as Security Agent


               _________________________________

                    SUBORDINATION AGREEMENT
                 relating to a 1,250,000,000 pounds
          credit agreement dated 17th December, 1996
            between ENTERGY POWER UK PLC and others
              __________________________________













                            London

                       TABLE OF CONTENTS

Clause
     Page

1.   Interpretation                                        134
2.   The Company's undertakings                            136
3.   Junior Creditor's undertakings                        136
4.   Turnover of non-permitted recoveries                  137
5.   Subordination on insolvency                           137
6.   Consents                                              138
7.   Representations and warranties                        138
8.   Subrogation by the Junior Creditor                    138
9.   Protection of subordination                           139
10.  Preservation of Junior Debt                           140
11.  Changes to the parties                                140
12.  Miscellaneous                                         140
13.  Indemnity                                             141
14.  Waivers; remedies cumulative                          141
15.  Severability                                          141
16.  Governing law                                         136

Signatories                                                142

THIS SUBORDINATION AGREEMENT is dated [                     ],
1996 between:

(1)  [                                                  ] (the
     "Junior Creditor");

(2)  ENTERGY   POWER  UK  PLC  (Registered  No.   3261188)(the
     "Company"); and

(3) ABN AMRO BANK N.V. (the "Agent") as agent and trustee for the Finance Parties.

BACKGROUND:

(A) By the Credit Agreement the Banks have agreed to make available a credit facility of up to 1,250,000,000 pounds to the Borrowers.

(B) The Junior Creditor has agreed to subordinate all amounts payable under the Junior Finance Documents on the terms of this Deed.

(C) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

1.   INTERPRETATION

1.1  Definitions

     In this Deed:

     "Credit Agreement"

     means the agreement dated 17th December, 1996 between (among others) the Borrowers and the Agent for a credit facility of up to 1,250,000,000 pounds.

     "Junior Debt"

     means all present and future liabilities (actual or contingent) payable or owing to the Junior Creditor by the Company under or in connection with the Junior
     Finance Documents relating thereto together with:

     (a) any permitted novation, deferral or extension of any of those liabilities;

     (b) any further advances which may be made by the Junior Creditor to the Company under any agreement expressed to be supplemental to any Junior Finance Document plus all interest, fees and costs in connection therewith;

     (c) any claim for damages or restitution in the event of rescission of any of those liabilities or otherwise in connection with the Junior Finance Documents;

     (d)  any  claim  against  the Company  flowing  from  any
          recovery by the Company of a payment or discharge in
          respect   of   those  liabilities  on   grounds   of
          preference or otherwise; and

     (e) any amounts (such as post-insolvency interest) which would be included in any of the above for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

     "Junior Finance Documents"

     means   [specify  debt  document]  and  all   variations,
     replacements, novations of and supplements thereto.

     "Majority Banks"

     has the meaning given to it in the Credit Agreement.

     "Senior Debt"

     means all present and future liabilities (actual or contingent) payable or owing by any Borrower to the Finance Parties under or in connection with the Finance
     Documents together with:

     (a) any refinancing, novation, refunding, deferral or extension of any of those liabilities;

     (b) any further advances which may be made by the Finance Parties to any Borrower under any agreement expressed to be supplemental to any Finance Document plus all interest, fees and costs in connection therewith;

     (c) any claim for damages or restitution in the event of rescission of any of those liabilities or otherwise in connection with the Finance Documents;

     (d) any claim against any Borrower flowing from any recovery by such Borrower of a payment or discharge in respect of those liabilities on grounds of preference or otherwise; and

     (e) any amounts (such as post-insolvency interest) which would be included in any of the above for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

     "Senior Liabilities"

     means all present and future obligations and liabilities (whether actual or contingent and whether owned jointly or severally or in any capacity whatsoever) of each Borrower to any Finance Party under each Finance Document to which such Borrower is a party.


1.2  Construction

(a) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b) The provisions of Clause 1.2 of the Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.

(c) Any document, instrument or agreement shall be construed as to include such document, instrument or agreement as varied, amended, supplemented or novated from time to time.

2.   THE COMPANY'S UNDERTAKINGS

     So long as any Senior Debt is outstanding and until the Senior Liabilities have been irrevocably paid in full, the Company will not except as permitted under the Finance Documents (including, without limitation, Clause
     19.15 (Distributions)) or except as the Agent, acting on the instructions of the Majority Banks, has previously consented:

     (a) subject to Clause 5 (Subordination on Insolvency), pay or repay or purchase or acquire, any of the Junior Debt; or

     (b)  discharge any of the Junior Debt by set-off; or

     (c) create or permit to subsist security over any of its assets for any of the Junior Debt; or

     (d) amend, vary, waive or release any term of the Junior Finance Documents (other than any procedural or administrative change or any other change which can reasonably be expected not to prejudice any Senior Debt or any Finance Party); or

     (e)  take  or  omit  to  take  any  action  whereby   the
          subordination  achieved  by  this   Deed   will   be
          impaired.

3.   JUNIOR CREDITOR'S UNDERTAKINGS

     So long as any Senior Debt is outstanding and until the Senior Liabilities have been irrevocably paid in full, except, as permitted under the Finance Documents or except as the Agent (acting on the instructions of the Majority Banks) has previously consented, the Junior Creditor will:

     (a) subject to Clause 5 (Subordination on insolvency), not demand or receive payment of any of the Junior Debt from the Company or any other source or apply any money or assets in discharge of any Junior Debt;

     (b)  not discharge any of the Junior Debt by set-off;

     (c) not permit to subsist or receive any security for any of the Junior Debt;

     (d) not permit to subsist or receive any guarantee or other assurance against loss in respect of any of the Junior Debt;

     (e) not amend, vary, waive or release any term of the Junior Finance Documents (other than any procedural or administrative change or any other change which can reasonably be expected not to prejudice any Senior Debt or any Finance Party);

     (f) promptly notify the Agent of any default or event of default in respect of the Junior Debt;

     (g)  unless   Clause  5  (Subordination  on   insolvency)
          applies, not:

          (i) declare any of the Junior Debt prematurely due and payable;

          (ii) enforce   the  Junior  Debt  by  execution   or
               otherwise; or

          (iii)initiate or take any steps with a view  to  any
               insolvency,   reorganisation   or   dissolution
               proceedings in respect of the Company; and

     (h) not take or omit to take any action whereby the subordination achieved by this Deed may be impaired.

4.   TURNOVER OF NON-PERMITTED RECOVERIES

4.1  Non-permitted payment

     If, other than as permitted under the Finance Documents:

     (a)  the   Junior   Creditor  receives   a   payment   or
          distribution in respect of any of the Junior Debt from the Company or any other source; or

     (b) the Junior Creditor receives the proceeds of any enforcement of any security or any guarantee for any Junior Debt; or

     (c) the Company makes any payment or distribution to the Junior Creditor on account of the purchase or other acquisition of any of the Junior Debt,

     the Junior Creditor will hold the same in trust for the Finance Parties and pay and distribute it to the Agent for application towards the Senior Debt until the Senior
     Debt is irrevocably paid in full.

4.2  Non-permitted set-offs

     If, other than as permitted under the Finance Documents, for any reason, any of the Junior Debt is discharged by set-off, the Junior Creditor will promptly pay an amount equal to the discharge to the Agent for application towards the Senior Debt until the Senior Debt is irrevocably paid in full.

4.3  Failure of trust

     If, for any reason, a trust in favour of, or a holding of property for, the Finance Parties under this Deed is invalid or unenforceable, the Junior Creditor will pay and deliver to the Agent an amount equal to the payment, receipt or recovery which the Junior Creditor would otherwise have been bound to hold on trust for or as property of the Finance Parties.

5.   SUBORDINATION ON INSOLVENCY

     If any of the events set out in Clauses 20.6 (Insolvency) to 20.10 (Analogous proceedings) (inclusive) of the Credit Agreement occurs THEN

     (a) the Junior Debt will be subordinate in right of payment to the Senior Debt;

     (b) the Agent may, and is irrevocably authorised on behalf of the Junior Creditor to, (i) claim, enforce and prove for the Junior Debt, (ii) file claims and proofs, give receipts and take all such proceedings and do all such things as the Agent reasonably sees fit to recover the Junior Debt and (iii) receive all distributions on the Junior Debt for application towards the Senior Debt;

     (c) if and to the extent that the Agent is not entitled to do any of the foregoing, the Junior Creditor will do so in good time as reasonably directed by the Agent;

     (d) the Junior Creditor will hold all distributions in cash or in kind received or receivable by it in respect of the Junior Debt from the Company or from any other source in trust for the Finance Parties and will (at the Junior Creditor's expense) pay and transfer the same to the Agent for application towards the Senior Debt until the Senior Debt is irrevocably paid in full; and

     (e) the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Company or their proceeds is directed to pay distributions on the Junior Debt direct to the Agent for application towards the Senior Debt until the Senior Debt is irrevocably paid in full. The Junior Creditor will give all such notices and do all such things as the Agent may reasonably direct to give effect to this provision.

6.   CONSENTS

     The Junior Creditor will not have any remedy against the Company or other Borrower, the Agent or the Finance Parties by reason of any transaction entered into between the Agent and/or the Finance Parties and the Company which violates any Junior Finance Document and the Junior Creditor may not object to any such transaction by reason of any provisions of the Junior Finance Documents.

7.   REPRESENTATIONS AND WARRANTIES

     The Junior Creditor represents and warrants to the Agent and each Finance Party that this Deed:

     (a) is within its powers and has been duly authorised by it;

     (b)  constitutes    its   legal,   valid   and    binding
          obligations; and

     (c) does not conflict in any material respect with any law or regulation or its constitutional documents or any document binding on it and that it has obtained all necessary consents for its performance of this Deed.

8.   SUBROGATION BY THE JUNIOR CREDITOR

     If any of the Senior Debt is wholly or partially paid out of any proceeds received in respect of or on account of the Junior Debt, the Junior Creditor will to that extent be subrogated to the Senior Debt so paid but not before all the Senior Debt is paid in full.

9.   PROTECTION OF SUBORDINATION

9.1  Continuing subordination

     The subordination provisions in this Deed constitute a continuing subordination and benefit the ultimate balance of the Senior Debt regardless of any intermediate payment or discharge of the Senior Debt in whole or in part.

9.2  Waiver of defences

     The subordination in this Deed and the obligations of the Junior Creditor under this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including without limitation:

     (a) any waiver granted to, or composition with, any Borrower or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person in respect of the Senior Debt or otherwise or any failure to realise the full value of any security;

     (c) any unenforceability, illegality or invalidity of any obligation of any Borrower or security in respect of the Senior Debt or any other document or security.

9.3  Immediate recourse

     The Junior Creditor waives any right it may have of first requiring any Finance Party (or the Agent or any trustee or other agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed. The Agent may refrain from applying or enforcing any money, rights or security unless and until instructed by the Majority Banks. The Majority Banks may give or refrain from giving instructions to the Agent to enforce or refrain from enforcing any security as long as they see fit.

9.4  Appropriations

     Until the Senior Liabilities have been irrevocably paid in full, the Agent may:

     (a) apply any moneys or property received under this Deed or from any Borrower or from any other person against the Senior Debt in accordance with the terms of the Credit Agreement;

     (b) hold in an interest-bearing suspense account any moneys or distributions received from the Junior Creditors under Clause 4 (Turnover of non-permitted recoveries) or Clause 5 (Subordination on insolvency) or on account of the liability of the Junior Creditor under this Deed.

9.5  Non-competition

     Until the Senior Liabilities have been irrevocably paid in full, the Junior Creditor will not by virtue of any payment or performance by them under this Deed or by virtue of the operation of Clauses 4 (Turnover of non-permitted recoveries) or 5 (Subordination on insolvency):-

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or the Agent or any trustee or other agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Junior Creditor's liability under this Deed; or

     (b) claim, rank, prove or vote as a creditor of any Borrower or other person or their respective estates in competition with any Finance Party (or the Agent or any trustee or other agent on its behalf); or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower or other person.

10.  PRESERVATION OF JUNIOR DEBT

     Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of any of the Junior Debt, the Junior Debt concerned shall, solely as between the Company and the Junior Creditor, remain owing or due and payable in accordance with the terms of the Junior Finance Documents, and interest and default interest will accrue on missed payments accordingly.

11.  CHANGES TO THE PARTIES

11.1 Successors and assigns

     This Deed is binding on the successors and assigns of the parties hereto.

11.2 The Company and the Junior Creditor

     Neither the Company nor the Junior Creditor may assign or transfer any of their rights or obligations under this Deed without the consent of the Majority Banks.

11.3 The Agent and the Finance Parties

     The Agent and the Finance Parties may assign or otherwise dispose of all or any of their rights under this Deed in accordance with the Senior Finance Documents to which they are respectively a party.

12.  MISCELLANEOUS

12.1 Perpetuity

     The  perpetuity period for the trusts in this Deed is  80
     years.

12.2 Power of attorney

     By way of security for the obligations of the Junior Creditor under this Deed, the Junior Creditor irrevocably appoints the Agent as its attorney to do anything which the Junior Creditor is required to do by this Deed but has failed to do, having been given 10 Business Day's notice to rectify such non-compliance. The Agent may delegate this power subject to the approval of the Majority Banks.

13.  INDEMNITY

(a) The Company will indemnify the Agent and every attorney appointed by it in respect of all liabilities and expenses reasonably incurred by it or him in good faith in connection with the enforcement or preservation of any rights in accordance with this Deed.

(b) The Agent shall not be liable for any losses arising in connection with the exercise or purported exercise of any of its rights, powers and discretions in good faith under this Deed, unless that liability arises as a result of the Agent's negligence or wilful default and in particular (but without limitation) the Agent in possession shall not be liable to account as mortgagee in possession or for anything except actual receipts.

14.  WAIVERS; REMEDIES CUMULATIVE

     The rights of the Agent and the Finance Parties under this Deed:

     (a)  may be exercised as often as necessary;

     (b) are cumulative and are not exclusive of their rights under the general law; and

     (c) may be waived only in writing and specifically and may be on such terms as the Agent or the Finance
          Parties see fit.

15.  SEVERABILITY

(a) If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (i) the validity or enforceability in that jurisdiction of any other provision of this Deed; or

     (ii) the    validity   or   enforceability    in    other
          jurisdictions of that or any other provision of this Deed.

(b) This Deed may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any party may enter into this Deed by executing a counterpart.

16.  GOVERNING LAW

     This Deed is governed by and shall be construed in accordance with English law.

This Deed has been entered into on the date stated at the beginning of this Deed.

          SIGNATORIES TO THE SUBORDINATION AGREEMENT


Senior Creditor

[                                        ]

By:




Company

ENTERGY POWER UK PLC

By:




Agent

ABN AMRO BANK N.V.

By:

                          SIGNATORIES

Company

ENTERGY POWER UK PLC

By:  LAWRENCE S. FOLKS




Arrangers and Banks

ABN AMRO BANK N.V.

By:  C.M. MACDONALD           J.P. CLIFFE


BANK OF AMERICA INTERNATIONAL LIMITED

By:  WILLIAM M.F. BISHOP


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

By:  SANJAY GUPTA


UNION BANK OF SWITZERLAND

By:  FIONA H. KAPLAN               SEAN MALONE




Agent

ABN AMRO BANK N.V.

By:  C.M. MACDONALD           J.P. CLIFFE

                                                CONFORMED COPY





                    SUPPLEMENTAL AGREEMENT



                   DATED 6th February, 1997



              relating to a 1,250,000,000 pounds Credit
              Agreement dated 17th December, 1996


                              for


                     ENTERGY POWER UK PLC


                          arranged by


                      ABN AMRO BANK N.V.
             BANK OF AMERICA INTERNATIONAL LIMITED
                   UNION BANK OF SWITZERLAND


                             with


                      ABN AMRO BANK N.V.

                           as Agent




                         ALLEN & OVERY
                            London

THIS AGREEMENT is dated 6th February, 1997 between:

(1)  ENTERGY  POWER  UK  PLC  (Registered  No.  3261188)  (the
     "Company");

(2) ABN AMRO BANK N.V., BANK OF AMERICA INTERNATIONAL LIMITED and UNION BANK OF SWITZERLAND as arrangers (in this capacity the "Arrangers");

(3)  ABN  AMRO  BANK N.V., BANK OF AMERICA NATIONAL TRUST  AND
     SAVINGS ASSOCIATION and UNION BANK OF SWITZERLAND as the banks party to the Credit Agreement (as defined below) as at today's date (the "Existing Banks");

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as the banks who wish to accede to the Credit Agreement as Banks
     (the "New Banks"); and

(5)  ABN  AMRO  BANK  N.V.  as  agent (in  this  capacity  the
     "Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement, unless the contrary intention appears or the context otherwise requires:

     "Credit Agreement"

     means the Original Credit Agreement as amended pursuant to Clause 4 (Nature of this Agreement) of this Agreement.

     "Effective Date"

     means 6th February, 1997.

     "Original Credit Agreement"

     means  the  Credit  Agreement dated 17th  December,  1996
     between the Company, the Arrangers, the Existing Banks and the Agent.

1.2     Incorporation    of    Original    Credit    Agreement
interpretations

(a)  Terms  defined  in  the Original Credit Agreement  shall, unless  the  contrary intention appears  or  the  context
     otherwise  requires,  have  the  same  meaning  in   this
     Agreement.

(b) Clauses 1.2 (Construction), 32 (Severability) and 33 (Counterparts) of the Original Credit Agreement shall apply to this Agreement, as though they were set out in full in this Agreement but as if references to the Original Credit Agreement are to be construed as references to this Agreement.

2.   CONSENT AND CONFIRMATION

(a) The Company, the Arrangers, the Existing Banks and the Agent each consent to the New Banks becoming Banks and confirm that, except as expressly provided by the terms of this Agreement, each of the Finance Documents shall continue in full force and effect.

(b)  It is acknowledged that the Guarantee will not be issued.

3.   NOVATION

3.1  Novation   of   Commitments  and   related   rights   and
     obligations

     On the Effective Date (regardless of whether a Default is then continuing):

     (a)  each  New  Bank will become a Bank under the  Credit
          Agreement  with a Facility A Commitment, Facility  B
          Commitment and Facility C Commitment as set out opposite its name in Schedule 2;

     (b) each Existing Bank's Facility A Commitment, Facility B Commitment and Facility C Commitment shall be and be deemed to be reduced down to, the respective amounts set out opposite its name in
          Schedule 2; and

     (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under paragraphs (a) and (b) above.

3.2  Amounts due on or before the Effective Date

(a) All amounts (if any) payable to an Existing Bank by the Borrowers on or before the Effective Date (including, without limitation, all interest and fees payable on the Effective Date) in respect of any period ending prior to the Effective Date shall be for the account of the Existing Banks, and none of the New Banks shall have any interest in, or any rights in respect of, any such amounts.

(b) If any Facility A Loan or Facility C Loan falls to be made on the Effective Date:

     (i) the Agent will promptly notify each of the New Banks of that fact (and the amount of its participation in that Facility A Loan or Facility C Loan in accordance with sub-paragraph (ii) below); and

     (ii) each Existing Bank and each New Bank shall participate in that Facility A Loan or Facility C Loan (subject to the terms of the Credit Agreement) as if the novation of the Facility A Commitments and the Facility C Commitments under Clauses 3.1(a) and
          (b) (Novation of Commitments and related rights and obligations) of this Agreement had taken effect prior to opening of business on the Business Day before the Effective Date,

     and the Company acknowledges that no Existing Bank will be obliged to participate in any such Loan to any greater extent.

3.3  Administrative details

     Each New Bank has delivered to the Agent its initial details for the purposes of Clause 34 (Notices) of the Credit Agreement.

4.   NATURE OF THIS AGREEMENT

     The novation of Commitments and rights and obligations contemplated by this Agreement shall take effect (in accordance with its terms) as a novation so that:

     (a)  Schedule  2  to  this Agreement is  substituted  for
          Schedule  1 to the Credit Agreement on the Effective
          Date; and

     (b) Clause 28.3 (Procedure for novations) of the Credit Agreement shall apply to the Commitments, rights and obligations transferred, assumed and released under Clause 3.1 (Novation of Commitments and related rights and obligations) of this Agreement and to the associated rights and obligations under the Finance Documents, as if this Agreement were a Novation Certificate.

5.   GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                          SCHEDULE 1

                           NEW BANKS


The Bank of New York
The Bank of Nova Scotia
The Bank of Tokyo-Mitsubishi, Ltd
Bayerische Landesbank Girozentrale, London Branch
CIBC Wood Gundy plc
Credit Lyonnais
The Dai-Ichi Kangyo Bank, Limited
Den Danske Bank Aktieselskab
The Fuji Bank, Limited
The Industrial Bank of Japan, Limited
Midland Bank PLC
Rabobank, London Branch
The Royal Bank of Scotland plc
The Sanwa Bank, Limited
Societe Generale
The Toronto-Dominion Bank
Union Bank of California, N.A.
Westdeutche Landesbank Girozentrale London Branch

                          SCHEDULE 2

                     BANKS AND COMMITMENTS


Banks                                  Facility A   Facility B  Facility C
                                       Commitment   Commitment  Commitment
                                         POUNDS       POUNDS      POUNDS

ABN AMRO Bank N.V.                     40,500,000   12,000,000  10,000,000
Bank of America National Trust and     40,500,000   12,000,000  10,000,000
Savings Association
The Bank of New York                   40,500,000   12,000,000  10,000,000
The Bank of Nova Scotia                40,500,000   12,000,000  10,000,000
The Bank of Tokyo-Mitsubishi, Ltd      40,500,000   12,000,000  10,000,000
and Union Bank of California, N.A.
Bayerische Landesbank Girozentrale,    40,500,000   12,000,000  10,000,000
London Branch
CIBC Wood Gundy plc                    40,500,000   12,000,000  10,000,000
Credit Lyonnais                        40,500,000   12,000,000  10,000,000
The Dai-Ichi Kangyo Bank, Limited      40,500,000   12,000,000  10,000,000
Den Danske Bank Aktieselskab           40,500,000   12,000,000  10,000,000
The Fuji Bank, Limited                 40,500,000   12,000,000  10,000,000
The Industrial Bank of Japan, Limited  40,500,000   12,000,000  10,000,000
Midland Bank PLC                       40,500,000   12,000,000  10,000,000
Rabobank, London Branch                40,500,000   12,000,000  10,000,000
The Royal Bank of Scotland plc         40,500,000   12,000,000  10,000,000
The Sanwa Bank, Limited                40,500,000   12,000,000  10,000,000
Societe Generale                       40,500,000   12,000,000  10,000,000
The Toronto-Dominion Bank              40,500,000   12,000,000  10,000,000
Union Bank of Switzerland              40,500,000   12,000,000  10,000,000
Westdeutche Landesbank   Girozentrale  40,500,000   12,000,000  10,000,000
London Branch
                                       __________   __________  __________

                                       810,000,000 240,000,000  200,000,000
                                       __________   __________  __________

                          SIGNATORIES


Company

ENTERGY POWER UK PLC

By:  ROBERT J. CUSHMAN


Arrangers and Existing Banks

ABN AMRO BANK N.V.

By:  JUSTIN P. CLIFFE


BANK OF AMERICA INTERNATIONAL LIMITED

By:  WILLIAM M.F. BISHOP


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION

By:  SANJAY GUPTA


UNION BANK OF SWITZERLAND

By:  FIONA KAPLAN             SEAN MALONE



New Banks

THE BANK OF NEW YORK

By:  MICHAEL MCMORROW


THE BANK OF NOVA SCOTIA

By:  RUSSEL C. HAMER


THE BANK OF TOKYO-MITSUBISHI, LTD

By:  DAVID J. DALLISON


BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:  SONKE PETERSEN


CIBC WOOD GUNDY plc

By:  SHANNON L. ERNST


CREDIT LYONNAIS

By:  MARGARET STEWART


THE DAI-ICHI KANGYO BANK, LIMITED

By:  COLIN VITTERY


DEN DANSKE BANK AKTIESELSKAB

By:  D. RIMMER
     Power of Attorney


THE FUJI BANK, LIMITED

By:  RICHARD W. ALLEN


THE INDUSTRIAL BANK OF JAPAN, LIMITED

By:  DENIS RAYEL


MIDLAND BANK PLC

By:  ANDREW P. SMITH


RABOBANK, LONDON BRANCH
(COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK BA)

By:  PAMELA R. GREEN


THE ROYAL BANK OF SCOTLAND plc

By:  C.L. SALTER


THE SANWA BANK, LIMITED

By:  P.B. LUCAS


SOCIETE GENERALE

By:  MARC BERNARD


THE TORONTO-DOMINION BANK

By:  GRAEME FRANCIS


UNION BANK OF CALIFORNIA, N.A.

By:  DAVID J. DALLISON
     Power of Attorney


WESTDEUTCHE LANDESBANK GIROZENTRALE LONDON BRANCH

By:  POLLY ADAMS




Agent

ABN AMRO BANK N.V.

By:  D. RIMMER

                                                CONFORMED COPY






                 SECOND SUPPLEMENTAL AGREEMENT



                    DATED 18th March, 1997



              relating to a 1,250,000,000 Pounds Credit
              Agreement dated 17th December, 1996
  (as amended by a Supplemental Agreement dated 6th February,
                             1997)


                              for


                     ENTERGY POWER UK PLC


                          arranged by


                      ABN AMRO BANK N.V.
             BANK OF AMERICA INTERNATIONAL LIMITED
                   UNION BANK OF SWITZERLAND


                             with


                      ABN AMRO BANK N.V.

                           as Agent




                         ALLEN & OVERY
                            London

THIS AGREEMENT is dated 18th March, 1997 between:

(1)  ENTERGY  POWER  UK  PLC  (Registered  No.  3261188)  (the
     "Company");

(2) ABN AMRO BANK N.V., BANK OF AMERICA INTERNATIONAL LIMITED and UNION BANK OF SWITZERLAND as arrangers (in this capacity the "Arrangers");

(3) THE BANKS listed in Schedule 1 as the banks party to the Credit Agreement (as defined below) as at today's date
     (the "Existing Banks");

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 2 as the banks who wish to accede to the Credit Agreement as Banks
     (the "New Banks"); and

(5)  ABN  AMRO  BANK  N.V.  as  agent (in  this  capacity  the
     "Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement, unless the contrary intention appears or the context otherwise requires:

     "Credit Agreement"

     means the Original Credit Agreement as amended pursuant to Clause 4 (Nature of this Agreement) of this Agreement.

     "Effective Date"

     means 21st March, 1997.

     "Original Credit Agreement"

     means  the  Credit  Agreement dated 17th  December,  1996
     between the Company, the Arrangers, the Existing Banks and the Agent, as amended by the Supplemental Agreement dated 6th February, 1997.

1.2     Incorporation    of    Original    Credit    Agreement
interpretations

(a)  Terms  defined  in  the Original Credit Agreement  shall, unless  the  contrary intention appears  or  the  context
     otherwise  requires,  have  the  same  meaning  in   this
     Agreement.

(b) Clauses 1.2 (Construction), 32 (Severability) and 33 (Counterparts) of the Original Credit Agreement shall apply to this Agreement, as though they were set out in full in this Agreement but as if references to the Original Credit Agreement are to be construed as references to this Agreement.

2.   CONSENT AND CONFIRMATION

(a) The Company, the Arrangers, the Existing Banks and the Agent each consent to the New Banks becoming Banks and confirm that, except as expressly provided by the terms of this Agreement, each of the Finance Documents shall continue in full force and effect.

(b)  This Agreement is the Syndication Agreement.

3.   NOVATION

3.1  Novation   of   Commitments  and   related   rights   and
     obligations

     On the Effective Date (regardless of whether a Default is then continuing):

     (a)  each  New  Bank will become a Bank under the  Credit
          Agreement  with a Facility A Commitment, Facility  B
          Commitment and Facility C Commitment as set out opposite its name in Schedule 3;

     (b) each Existing Bank's Facility A Commitment, Facility B Commitment and Facility C Commitment shall be and be deemed to be reduced down to, the respective amounts set out opposite its name in
          Schedule 3; and

     (c) each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under paragraphs (a) and (b) above, including, without limitation, its corresponding proportion of the rights and obligations of the Existing Banks in respect of the current Facility B Loan.

3.2  Amounts due on or before the Effective Date

(a) All amounts (if any) payable to an Existing Bank by the Borrowers on or before the Effective Date (including, without limitation, all interest and fees payable on the Effective Date) in respect of any period ending prior to the Effective Date shall be for the account of the Existing Banks, and none of the New Banks shall have any interest in, or any rights in respect of, any such amounts.

(b) If any Facility A Loan or Facility C Loan falls to be made on the Effective Date:

     (i) the Agent will promptly notify each of the New Banks of that fact (and the amount of its participation in that Facility A Loan or Facility C Loan in accordance with sub-paragraph (ii) below); and

     (ii) each Existing Bank and each New Bank shall participate in that Facility A Loan or Facility C Loan (subject to the terms of the Credit Agreement) as if the novation of the Facility A Commitments and the Facility C Commitments under Clauses 3.1(a) and
          (b) (Novation of Commitments and related rights and obligations) of this Agreement had taken effect prior to opening of business on the Business Day before the Effective Date,

     and the Company acknowledges that no Existing Bank will be obliged to participate in any such Loan to any greater extent.

     (c) On the Effective Date each New Bank shall pay to the Agent for the Existing Banks pro rata an amount equal to the principal amount of the Facility B Loan assumed by it under Clause 3.1(c) (Novation of Commitments and related rights and obligations) of this Agreement.

3.3  Administrative details

     Each New Bank has delivered to the Agent its initial details for the purposes of Clause 34 (Notices) of the Credit Agreement.

4.   NATURE OF THIS AGREEMENT

     The novation of Commitments and rights and obligations contemplated by this Agreement shall take effect (in accordance with its terms) as a novation so that:

     (a)  Schedule  3  to  this Agreement is  substituted  for
          Schedule  1 to the Credit Agreement on the Effective
          Date; and

     (b) Clause 28.3 (Procedure for novations) of the Credit Agreement shall apply to the Commitments, rights and obligations transferred, assumed and released under Clause 3.1 (Novation of Commitments and related rights and obligations) of this Agreement and to the associated rights and obligations under the Finance Documents, as if this Agreement were a Novation Certificate.

5.   GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                          SCHEDULE 1

                        EXISTING BANKS


ABN AMRO Bank N.V.
Bank of America National Trust and Savings Association
The Bank of New York
The Bank of Nova Scotia
The Bank of Tokyo-Mitsubishi, Ltd
Bayerische Landesbank Girozentrale, London Branch
CIBC Wood Gundy plc
Credit Lyonnais
The Dai-Ichi Kangyo Bank, Limited
Den Danske Bank Aktieselskab
The Fuji Bank, Limited
The Industrial Bank of Japan, Limited
Midland Bank PLC
Rabobank, London Branch
The Royal Bank of Scotland plc
The Sanwa Bank, Limited
Societe Generale
The Toronto-Dominion Bank
Union Bank of California, N.A.
Union Bank of Switzerland
Westdeutsche Landesbank Girozentrale London Branch

                          SCHEDULE 2

                           NEW BANKS

Bayerische Hypotheken- und Wechsel-Bank AG, London Branch
Barclays Bank PLC
Commonwealth Bank of Australia
Deutsche Bank AG London
Dresdner Bank AG London Branch
Kredietbank NV (London Branch)
National Westminster Bank Plc
The Nikko Bank (UK) plc
The Sakura Bank, Limited
The Sumitomo Bank, Limited


                          SCHEDULE 3

                     BANKS AND COMMITMENTS


Banks                                   Facility A   Facility B  Facility C
                                        Commitment   Commitment  Commitment
                                          POUNDS       POUNDS      POUNDS

ABN AMRO Bank N.V.                      32,400,000   9,600,000    8,000,000
Bank of America National Trust and
Savings Association                     32,400,000   9,600,000    8,000,000
The Bank of New York                    32,400,000   9,600,000    8,000,000
The Bank of Tokyo-Mitsubishi, Ltd  and
Union Bank of California, N.A.          32,400,000   9,600,000    8,000,000
Bayerische Landesbank Girozentrale,
London Branch                           32,400,000   9,600,000    8,000,000
CIBC Wood Gundy plc                     32,400,000   9,600,000    8,000,000
The Dai-Ichi Kangyo Bank, Limited       32,400,000   9,600,000    8,000,000
Den Danske Bank Aktieselskab            32,400,000   9,600,000    8,000,000
The Industrial Bank of Japan, Limited   32,400,000   9,600,000    8,000,000
Midland Bank PLC                        32,400,000   9,600,000    8,000,000
Rabobank, London Branch                 32,400,000   9,600,000    8,000,000
The Royal Bank of Scotland plc          32,400,000   9,600,000    8,000,000
The Sanwa Bank, Limited                 32,400,000   9,600,000    8,000,000
Union Bank of Switzerland               32,400,000   9,600,000    8,000,000
Westdeutsche Landesbank  Girozentrale
London Branch                           32,400,000   9,600,000    8,000,000
The Toronto-Dominion Bank               29,160,000   8,640,000    7,200,000
The Bank of Nova Scotia                 25,920,000   7,680,000    6,400,000
Credit Lyonnais                         25,920,000   7,680,000    6,400,000
Societe Generale                        25,920,000   7,680,000    6,400,000
The Fuji Bank, Limited                  22,680,000   6,720,000    5,600,000
Bayerische Hypotheken- und Wechsel-
Bank AG, London Branch                  19,440,000   5,760,000    4,800,000
Barclays Bank PLC                       19,440,000   5,760,000    4,800,000
Commonwealth Bank of Australia          19,440,000   5,760,000    4,800,000
Deutsche Bank AG London                 19,440,000   5,760,000    4,800,000
Dresdner Bank AG London Branch          19,440,000   5,760,000    4,800,000
Kredietbank NV (London Branch)          19,440,000   5,760,000    4,800,000
National Westminster Bank Plc           19,440,000   5,760,000    4,800,000
The Nikko Bank (UK) plc                 19,440,000   5,760,000    4,800,000
The Sakura Bank, Limited                19,440,000   5,760,000    4,800,000
The Sumitomo Bank, Limited              19,440,000   5,760,000    4,800,000
                                        __________   __________  __________

                                        810,000,000 240,000,000  200,000,000
                                        __________   __________  __________

                          SIGNATORIES


Company

ENTERGY POWER UK PLC

By:  WILLIAM J. REGAN, JR.


Arrangers and Existing Banks

ABN AMRO BANK N.V.

By:  J.P. CLIFFE


BANK OF AMERICA INTERNATIONAL LIMITED

By:  WILLIAM M.F. BISHOP


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION

By:  WILLIAM M.F. BISHOP


UNION BANK OF SWITZERLAND

By:  N. BURNHAM



Existing Banks

THE BANK OF NEW YORK

By:  MICHAEL McMORROW


THE BANK OF NOVA SCOTIA

By:  RUSSEL C. HAMER


THE BANK OF TOKYO-MITSUBISHI, LTD

By:  DAVID J. DALLISON


Existing Banks (Cont.)

BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:  MIRIAM SCUKA


CIBC WOOD GUNDY plc

By:  D. RIMMER (Power of Attorney)


CREDIT LYONNAIS

By:  M. STEWART


THE DAI-ICHI KANGYO BANK, LIMITED

By:  D. RIMMER (Power of Attorney)


DEN DANSKE BANK AKTIESELSKAB

By:  D. RIMMER (Power of Attorney)


THE FUJI BANK, LIMITED

By:  P. RICHEY


THE INDUSTRIAL BANK OF JAPAN, LIMITED

By:  ROGER CONCIN


MIDLAND BANK PLC

By:  A.P. SMITH


RABOBANK, LONDON BRANCH
(COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK BA)

By:  D. RAWSON           PAMELA R. GREEN


Existing Banks (Cont.)

THE ROYAL BANK OF SCOTLAND plc

By:  D. RIMMER (Power of Attorney)


THE SANWA BANK, LIMITED

By:  M.J. CURRAN


SOCIETE GENERALE

By:  P. FOWLER


THE TORONTO-DOMINION BANK

By:  D. RIMMER (Power of Attorney)


UNION BANK OF CALIFORNIA, N.A.

By:  DAVID J. DALLISON



WESTDEUTSCHE LANDESBANK GIROZENTRALE LONDON BRANCH

By:  RHODERICK HENDERSON




New Banks

BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AG,
  LONDON BRANCH

By:  JONATHAN BULLOCK         TREVOR PRITCHARD


BARCLAYS BANK PLC

By:  DAVID ALLEN


COMMONWEALTH BANK OF AUSTRALIA

By:  B. PARKER


DEUTSCHE BANK AG LONDON

By:  G. RUTTER                D. BUGGE


DRESDNER BANK AG LONDON BRANCH

By:  H. WOOLDRIDGE            D. BARNES


KREDIETBANK NV (LONDON BRANCH)

By:  N. VAN DOREN


NATIONAL WESTMINSTER BANK Plc

By:  J.P. KASPEREK


THE NIKKO BANK (UK) plc

By:  J.B. SMITH                    M. MOSELING


THE SAKURA BANK, LIMITED

By:  K. ONOE                  M. GILLARD


THE SUMITOMO BANK, LIMITED

By:  D. RIMMER (Power of Attorney)



Agent

ABN AMRO BANK N.V.

By:  D. RIMMER

                                                CONFORMED COPY







                  THIRD SUPPLEMENTAL AGREEMENT



                      DATED 30th June, 1997



    relating to a 1,250,000,000 Pounds Credit Agreement dated 17th
                         December, 1996
(as amended by a Supplemental Agreement dated 6th February, 1997 and a Second Supplemental Agreement dated 18th March, 1997)


                               for


                      ENTERGY POWER UK PLC


                           arranged by


                       ABN AMRO BANK N.V.
              BANK OF AMERICA INTERNATIONAL LIMITED
                    UNION BANK OF SWITZERLAND


                              with


                       ABN AMRO BANK N.V.

                            as Agent




                          ALLEN & OVERY
                             London

THIS AGREEMENT is dated 30th June, 1997 between:

(1)  ENTERGY   POWER   UK  PLC  (Registered  No.  3261188)   (the
     "Company");

(2) ABN AMRO BANK N.V., BANK OF AMERICA INTERNATIONAL LIMITED and UNION BANK OF SWITZERLAND as arrangers (in this capacity the "Arrangers"); and

(3) ABN AMRO BANK N.V. as agent for the Banks party to the Original Credit Agreement (in this capacity the "Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement, unless the contrary intention appears or the context otherwise requires:

     "Credit Agreement"

     means the Original Credit Agreement as amended pursuant to Clause 2 (Amendments to the Original Credit Agreement) of this Agreement.

     "Original Credit Agreement"

     means the Credit Agreement dated 17th December, 1996 between the Company, the Arrangers, the Existing Banks and the Agent, as amended by the Supplemental Agreement dated 6th February, 1997 and a Second Supplemental Agreement dated 18th March, 1997.

1.2  Incorporation of Original Credit Agreement interpretations

(a) Terms defined in the Original Credit Agreement shall, unless the contrary intention appears or the context otherwise requires, have the same meaning in this Agreement.

(b) Clauses 1.2 (Construction), 27 (Amendments and waivers), 32 (Severability) and 33 (Counterparts) of the Original Credit Agreement shall apply to this Agreement, as though they were set out in full in this Agreement but as if references to the Original Credit Agreement are to be construed as references to this Agreement.

2.   AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT

     The Company has requested that the Finance Parties agree to the following amendments which differ from the arrangments contemplated by the Original Credit Agreement as follows:-

     (a) Clause 18.16 (Times for making representations and warranties): the words "(with the exception of Clause
          18.11 (Information memorandum)" shall be added after the words "in the case of the Target," in sub-paragraph
          (ii) of paragraph (a) of Clause 18.16 (Times for making representations and warranties);

     (b)  Clause 19.16 (Lending and borrowing):

          (i)  sub-paragraph  (iv)  of paragraph  (b)  of  Clause
               19.16 (Lending and borrowing) shall be renumbered sub-paragraph "(v)" and a new paragraph (iv) shall be added into as follows:-

               "(iv)      cash  deposits made by a member of  the
                    Group   at   a   bank   or  other   financial
                    institution; or"; and

          (ii) the  reference to "(iii)" in the new sub-paragraph
               (v) shall be deleted and replaced by "(iv)"; and

     (c)  Clause  19.28  (Financial covenants):  a new  paragraph
          (vi) and a new paragraph (vii) shall be added into the definition of "Adjusted Capital and Reserves" in Clause
          19.28 (Financial covenants) as follows:-

          "(vi)     plus any amount deducted from reserves or the
               profit and loss account in respect of goodwill arising upon and in respect of the acquisition of the Shares;

          (vii) plus any amount deducted from reserves or the profit and loss account as a provision for the future payment of any exceptional, special or windfall tax or levy applicable to, inter alia, privatised regional electricity companies as a whole;;".

3.   REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to each Finance Party that the representations and warranties to be repeated by the Company in accordance with Clause 18.16 (b) (Times for making representations and warranties) of the Original
     Credit Agreement are true as if made on the date of this Agreement and as if references to the Original Credit Agreement were references to this Agreement.

4.   AGREEMENT TO AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT

     Subject to Clauses 3 (Representations and warranties) above, each of the parties and the Agent on behalf of the Banks, by its execution of this Agreement, consents to the arrangements set out in Clause 2 (Amendments to the Original Credit Agreement) above and agrees that the Original Credit Agreement shall be amended, with effect from the date of this Agreement, in order to enable such arrangements to be effected, to the intent that any carrying out of any such arrangements shall not constitute a breach of or Default under the Original Credit Agreement or any other Finance Document.

5.   INCORPORATION

(a)  This Agreement is a Finance Document.

(b) This Agreement shall be deemed to be incorporated as part of the Original Credit Agreement.

(c)  Except  as otherwise provided in this Agreement, the Finance
     Documents remain in full force and effect.

6.   GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                           SIGNATORIES


Company

ENTERGY POWER UK PLC

By:  MICHAEL BEMIS



Arrangers

ABN AMRO BANK N.V.

By:  DUNCAN BAILEY       KARL PAGE


BANK OF AMERICA INTERNATIONAL LIMITED

By:  JOHN LAVERY


UNION BANK OF SWITZERLAND

By:  SEAN MALONE         NICK BURNHAM



Agent

ABN AMRO BANK N.V.

By:  DUNCAN BAILEY       KARL PAGE